As filed with the Securities and Exchange Commission on June 17, 2005

Registration No. 333-125612

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CAPITAL ONE AUTO RECEIVABLES, LLC

as Seller to the Issuers described herein

(Exact name of Registrant as specified in its charter)

Delaware	Capital One Auto Receivables, LLC	31-1750007
(State or other jurisdiction of incorporation or organization)	140 E. Shore Drive Room 1052-D Glen Allen, Virginia 23059 (804) 290-6736	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John G. Finneran, Jr.

Executive Vice President, General

Counsel and Corporate Secretary

CAPITAL ONE FINANCIAL CORPORATION

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy E. Baumgardner, Esq. Assistant General Counsel CAPITAL ONE FINANCIAL CORPORATION 1680 Capital One Drive McLean, Virginia 22102 (703) 720-1000	Jon Van Gorp, Esq. MAYER, BROWN, ROWE & MAW LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600

Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amounts to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (1)(3)
Asset Backed Notes and Certificates	$15,000,000,000	100%	$15,000,000,000	$1,765,500

(1)	In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus included herein is a combined prospectus which also relates to $3,764,617,486 of unissued Asset Backed Securities previously registered under Registration Statement No. 333-106575 (the “Prior Registration Statement”). The amount of such unissued Asset Backed Securities shall be carried forward to this Registration Statement. Accordingly, the total amount registered under this Registration Statement (including the amount being carried forward from the Prior Registration Statement) is $18,764,617,486. The filing fee related to the amount being carried forward to this Registration Statement was paid with the Prior Registration Statement.
(2)	Estimated solely for the purpose of calculation of the registration fee.
(3)	$117.70 has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

INTRODUCTORY STATEMENT

This Registration Statement contains:

•	a Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various issuers and limited liability companies created from time to time by the Registrant; and

•	three forms of Applicable Prospectus Supplement relating to offerings of particular series of (1) Asset Backed Notes and Asset Backed Certificates to be issued by an owner trust (such form of Applicable Prospectus Supplement is identified on the outside front cover page thereof as “Form 1”), (2) Asset Backed Notes and Asset Backed Certificates to be issued by an owner trust and insured by a note guaranty insurance policy (such form of Applicable Prospectus Supplement is identified on the outside front cover page thereof as “Form 2”) or (3) Asset Backed Certificates to be issued by a grantor trust (such form of Applicable Prospectus Supplement is identified on the outside front cover page thereof as “Form 3” and, together with Form 1 and Form 2, the “Applicable Prospectus Supplement Forms”) described therein. Each Applicable Prospectus Supplement Form relates only to the securities described therein.

The information in this prospectus supplement is not complete and may be changed. We may not sell the securities that are described in this prospectus supplement until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not a request for any offers to buy these securities in any state where the laws in that state do not permit the seller to offer or sell these securities.

Subject to Completion, Dated as of

Prospectus Supplement to Prospectus Dated August 26, 2003	Form 1[1]

$[                        ]

Asset Backed Securities

[Capital One Auto Finance Trust 200  -    ]

[Capital One Auto Finance LLC 200  -    ]

Issuer

Capital One Auto Receivables, LLC

Seller

[                ]

Servicer

Before you purchase any of the securities, you should carefully read the “risk factors” beginning on page S-[    ] in this prospectus supplement.

Neither the notes [nor the certificates] issued by the issuer represent obligations of [or interests in,] and are not guaranteed by, Capital One Auto Receivables, LLC, or any of its affiliates.

This prospectus supplement may be used to offer and sell the securities only if accompanied by the prospectus.

The following securities are being offered by this prospectus supplement:

	Principal Balance		Interest Rate	Final Scheduled Payment Date
[Class A-1 Notes]	$		%
[Class A-2 Notes]	$		%
[Class A-3 Notes]	$		%
[Certificates]	$		%

	Price to Public		Underwriting Discount	Proceeds to the Seller
[Class A-1 Notes]		%	%	%
[Class A-2 Notes]		%	%	%
[Class A-3 Notes]		%	%	%
[Certificates]		%	%	%

The securities:

•	are principally secured by the assets of the issuer, which consist primarily of motor vehicle retail installment sale contracts and/or installment loans that are secured by a combination of new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles, [for which [a small percentage] [less than half] [a majority] [substantially all] [all] of the obligors have credit histories that are below prime] [NOTE: Bracketed text to be included when below prime receivables are included in the pool of receivables];

•	currently have no trading market; and

•	are not insured or guaranteed by any governmental agency or any other party.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

[Underwriters]

[            ] [    ], [200  ]

1	This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the securities, servicing provisions, receivables pool and provisions of the transaction documents.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We tell you about the securities in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities; and

•	this prospectus supplement, which describes the specific terms of your securities.

If the description of the securities varies between the accompanying prospectus and this prospectus supplement, you should rely on information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The tables of contents in this prospectus supplement provide the page numbers on which these captions are located.

We are not offering the securities in any state where the offer of the securities is not permitted.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

i

Prospectus Supplement

ii

Prospectus

iii

SUMMARY OF TERMS

This section outlines the significant terms of the offered securities. As a summary, we do not attempt to discuss or describe in any detail the terms outlined here. We recommend that you review carefully the more detailed information in this prospectus supplement and in the accompanying prospectus.

Issuer	[Capital One Auto Finance Trust 200 - , an owner trust][Capital One Auto Finance LLC 200 - , a limited liability company formed under the laws of the State of Delaware]

Seller	Capital One Auto Receivables, LLC, a limited liability company formed under the laws of the State of Delaware

Originator[s]	[ ]

Servicer	[ ]

[Owner Trustee]	[ ]

Indenture Trustee	[ ]

Closing Date	On or about , 200

Cutoff date	The [close] [opening] of business on , 200

Distribution Dates	of each month or the next business day if the day is not a business day, beginning in , 200

Record Dates	Last day of the month prior to a distribution date

Minimum Denominations	[$25,000]

Form	Book-entry

Interest Accrual Method	[30/360]

Final Scheduled Distribution Date	for the notes [and for the certificates]

The Receivables

The receivables are amounts owed by individuals under motor vehicle retail installment sale contracts and/or installment loans to purchase or refinance a combination of new or used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles. [A small percentage][Less than half][A majority] [Substantially all] [All] of the retail motor vehicle installment sale contracts and/or installment loans are the obligations of below prime obligors.] [NOTE: Bracketed text to be included when below prime receivables are included in the pool of receivables.] The receivables were originated or purchased by the Originators.

The seller expects that the receivables will have the following characteristics as of             , 200  . As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of             , 200  .

S-1

Number of contracts
Principal Amount	$
Annual Percentage Rates	% to %
Weighted Average Annual Percentage Rate	%
Original term	months to months
Weighted Average original term	months
Remaining term	months to months
Weighted Average remaining term	months
New	%
Used	%
States

Interest Distributions

On each distribution date, if the issuer has sufficient cash, it will pay you the interest accrued on your securities during the related interest period. Interest periods begin on the prior distribution date and run through the day before the current distribution date. The first interest period, however, begins on the closing date and runs through the day before the first distribution date. We will assume that each year has 360 days.

Principal Distributions

[To the extent not required to make payments of interest on the [notes and certificates], the issuer will pay principal collections to the noteholders until the notes are paid in full.] [The issuer will not pay any principal collections to the certificateholders until the notes are paid in full.]

[Reserve Account

There will be a reserve account to help cover cash flow shortfalls. Initially, the balance on deposit in the account will be $                 . On each distribution date, amounts remaining after distribution of the total servicing fee and amounts to be paid to the noteholders [and certificateholders] will be deposited in the reserve account until the balance on deposit in the reserve account equals a specified amount.]

Optional Termination

When the principal amount of the receivables is         % or less than it was on the cutoff date, the servicer may buy the receivables. In that circumstance, the issuer must receive enough money to pay you the principal amount of your securities and all accrued but unpaid interest or it will not sell the receivables.

Material Federal Income Tax Consequences

Mayer, Brown, Rowe & Maw LLP, special tax counsel to the issuer, is of the opinion that, for federal income tax purposes the notes will constitute indebtedness [and the certificates will constitute interests in a trust that will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation.] [The issuer will be treated as a [partnership] [disregarded entity] for federal income tax purposes.]

Generally, interest payments will be ordinary income and principal payments will be a return of principal. However, the tax code is complex, and we suggest that you and your tax advisors review the information under the caption “Material Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus.

S-2

Certain ERISA Considerations

Subject to the restrictions and considerations discussed in “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the notes [and the certificates] may be purchased by employee benefit plans and accounts. [The certificates may not be purchased by employee benefit plans and accounts, or other retirement arrangements, except for insurance company general accounts meeting specific requirements.] An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes [or certificates]. See “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Ratings

It is a condition to the issuance of the securities that [insert applicable rating agencies] rate the securities [insert applicable rating of securities]. A rating is not a recommendation to purchase, hold or sell the securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency may lower or withdraw its rating in the future, in its discretion.

Risk Factors

You should consider the principal risks of an investment in the securities set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus.

S-3

RISK FACTORS

An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

[Certificates will absorb cash shortfalls and losses before the notes

The certificateholders will not receive any distribution of interest until the full amount of interest on the notes has been paid on each distribution date. The certificateholders will not receive any distributions of principal until the notes have been repaid in full. Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account. If funds in the reserve account are exhausted, the issuer will depend solely on current distributions on the receivables to make payments on the securities. Delinquent payments on the receivables may result in a shortfall in the distributions on the certificates on any distribution date due to the priority of payments on the notes. Although on each distribution date distributions of interest on the certificates ranks senior to payments of principal of the notes, after an event of default or an acceleration of the notes, the principal amount of the notes must be paid in full prior to the distribution of any amounts on the certificates.]

The return on your notes may be reduced due to varying economic circumstances.

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments on your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

Features of the receivables pool may result in losses	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

•	The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the issuer with respect to the receivables. As of the cutoff date, the billing address of the obligors with respect to approximately %, %, and % of the principal amount of the receivables were located in , and , respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

•	Newly originated loans may be more likely to default which may cause losses. Defaults on motor vehicle retail installment sale contracts and/or installment loans tend to occur at higher

S-4

rates during the early years of the contract or loan. Substantially all of the contracts or loans will have been originated within 12 months prior to the sale to the issuer. As a result, the issuer may experience higher rates of default than if the contracts or loans had been outstanding for a longer period of time.

Internet-based and direct-mail loan origination programs may give rise to risks that are not found in customary loan origination programs.

The originator may use the Internet, direct-mail, the telephone and facsimile transmittals to communicate with obligors during the process of underwriting and originating the receivables. The underwriting and origination processes and related documentation used for Internet and direct-mail originated receivables are novel and were developed to capitalize on the potential benefits of conducting the originator’s business using electronic means and U.S. Postal mail including over the Internet and through direct mail. As such, these processes and the related documentation may entail risks that would not exist in a customary origination program and may give rise to challenges to the receivables based on consumer protection or other laws based on issues that are currently untested in the courts. No assurance can be given that these risks would not adversely affect the collectability or enforceability of the receivables or the enforceability of security interests in the financed vehicles.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•	The rate of return of principal is uncertain. The amount of distributions of principal of the securities and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

•	You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes [and certificates], usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

•

An early termination will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of the servicer’s optional termination, you will receive the principal amount of your securities plus accrued interest through the related interest period. Because your securities will no longer be outstanding, you will not receive the

S-5

additional interest payments that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

Events of default under the indenture may result in an acceleration of your notes.

After an event of default under the indenture that results in acceleration of the notes (other than an event of default that arises from the issuer’s breach of a covenant, representation or warranty), the issuer will not make any distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes. This may result in a delay or default in paying interest on or principal of the Class B notes.

[You may experience reduced returns on your notes [and certificates] resulting from distribution of amounts in the pre-funding account

The issuer has access to a pre-funding account. On one or more occasions following the closing date, the issuer expects to purchase receivables from the seller, which, in turn, will acquire these receivables from the Originators, with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal to you on the date specified in this prospectus supplement any amounts remaining in the pre-funding account that have not been used to purchase receivables. This prepayment of principal could have the effect of shortening the weighted average life of your securities. The inability of the seller to obtain receivables meeting the requirements for sale to the issuer will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your securities.

Used vehicles included in the receivables pool may incur higher losses than new automobiles

Some or all of the receivables may be secured by financed vehicles that are used. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed used vehicle, a greater loss may be incurred.

[Receivables that are below prime receivables may have higher default rates

[A small percentage][Less than half][A majority][Substantially all] [All] of the receivables are below prime receivables and involve obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels or the inability to provide adequate down payments. While the Originators’ underwriting guidelines are designed to establish that, notwithstanding such factors, the obligor is a reasonable credit risk, the default rate for such obligors may be higher than for prime obligors. In the event of such defaults, generally the most practical alternative is repossession of the financed vehicle. As a result, some losses on the receivables may be anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.] [NOTE: This risk factor to be used only when below prime receivables are included in the pool of receivables.]

If [ ] is no longer the servicer, you may experience delays in payment or losses on your securities

If [            ] is removed as servicer or is no longer able to act as the servicer, there may be delays in processing payments or losses on the receivables because of the disruption of transferring servicing to the

S-6

successor servicer, or because the successor servicer is not as experienced in servicing as [ ]. This might cause you to experience delays in payments or losses on your securities.

The securities may not be a suitable investment for you

The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

This prospectus supplement provides information regarding only the receivables as of the statistical cut-off date, and the initial receivables and the subsequent receivables added to the receivables pool could have different characteristics.

This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The initial receivables, and any subsequent receivables transferred to the issuer during the funding period, will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. Although we do not expect the characteristics of the initial receivables or the subsequent receivables to differ materially from the receivables as of the statistical cut-off date, and each initial receivable and subsequent receivable must satisfy the eligibility criteria specified in the sale and servicing agreement, you should be aware that the initial receivables and the subsequent receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the initial receivables and the subsequent receivables will be identical to the characteristics of the receivables as of the statistical cut-off date disclosed in this prospectus supplement.

Repurchase obligations are limited.

The issuer will be obligated to remove from the issuer property, the seller will be obligated to repurchase from the issuer, and COAF will be obligated to repurchase from the seller, any receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuer or the noteholders in such receivable). The issuer, the seller and COAF will represent that each receivable is secured by a financed vehicle and that each receivable has been originated in accordance with COAF’s customary origination practices. The issuer, the seller and COAF will make warranties with respect to the perfection and priority of the security interests in the financed vehicles on the closing date or funding date, as the case may be. However, statutory liens arising on or after the closing date or funding date, as the case may be, may have priority even over perfected security interests in the financed vehicles. While the issuer, the seller and COAF are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties regarding the eligibility of such receivable (and if such breach is not cured and materially and adversely affects the interest of the issuer or the noteholders in such receivable), there can be no assurance given that any entity will

S-7

financially be in a position to fund its repurchase obligation. Under a limited guaranty, Capital One Financial Corporation will guarantee the performance by COAF of its repurchase obligations under the purchase agreement. The limited guaranty does not guarantee any noteholder the receipt of principal of or interest on its note. In addition there can be no assurances that Capital One Financial Corporation will meet its obligations under the limited guaranty.

Withdrawal or downgrading of initial ratings will reduce the prices for securities

A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the securities after those securities are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the securities.

[Risks associated with the interest rate swap.

The issuer will enter into an interest rate swap transaction under an interest rate swap agreement because the receivables owned by the issuer bear interest at fixed rates while the [                ] notes will bear interest at a floating rate. The issuer may use payments made by the swap counterparty to make interest payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuer, the issuer will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a Net Swap Receipt and Collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuer under the interest rate swap agreement, the issuer will be obligated to make a Net Swap Payment to the swap counterparty. The issuer’s obligation to pay a Net Swap Payment to the swap counterparty is secured by the issuer property.

The swap counterparty’s claim for a Net Swap Payment will be higher in priority than all payments on the notes. If a Net Swap Payment is due to the swap counterparty on a payment date and there are insufficient Collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement

S-8

to make payments when due, insolvency of either party to the interest rate swap agreement, illegality, the exercise of certain rights under the indenture, the issuer amends the transaction documents without the consent of the swap counterparty if such consent is required, or failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuer or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuer under the interest rate swap agreement, the issuer may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the [                ] notes exceeds the fixed rate the issuer would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into and Collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes you may experience delays and/or reductions in the interest and principal payments on your notes.]

[INSERT ANY ADDITIONAL RISK FACTORS APPLICABLE TO A PARTICULAR OFFERING]

S-9

CAPITALIZED TERMS

The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the back of this prospectus supplement. The capitalized terms used in this prospectus supplement and not defined in this prospectus supplement have the meanings set forth in the accompanying prospectus.

FORMATION OF THE ISSUER

The Issuer

[Capital One Auto Finance Trust 200            -             is a common law trust] [Capital One Auto Finance LLC 200            -             is a Delaware limited liability company] formed by the seller for the transactions described in this prospectus supplement. After its formation, the issuer will not engage in any activity other than:

•	acquiring, holding and managing the receivables and the other assets of the issuer and proceeds from the receivables and other assets of the issuer;

•	issuing the notes [and the certificates];

•	making payments on [the certificates and] the notes; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The issuer will initially be capitalized with equity of $             , [excluding amounts deposited in the reserve account,] representing the initial principal balance of the certificates. The notes [and certificates] will be transferred by the issuer to the seller in exchange for the receivables. The notes [and certificates] will be sold to the underwriter for cash. The servicer will initially service the receivables pursuant to a [sale] and servicing agreement, to be dated as of                     , 200  , among the seller, the issuer and the servicer, and will be compensated for acting as the servicer. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Servicing Compensation” in this prospectus supplement and “—Servicing Fee” in the accompanying prospectus. To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed custodian for the receivables by the issuer, but will not stamp the receivables to reflect the transfer and assignment of the receivables to the issuer, nor amend the certificates of title of the financed vehicles.

[If the protection provided to the investment of the securityholders in the issuer by the reserve account is insufficient, the issuer will look only to the obligors on the receivables, and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. In such event, there may not be sufficient funds to make distributions with respect to the securities.]

The issuer’s principal offices are in                 , [in care of                 , as owner trustee, at the address listed below under “—The Owner Trustee”].

[Capitalization of the Issuer

The following table illustrates the capitalization of the issuer as of the cutoff date, as if the issuance and sale of the notes [and the certificates] had taken place on such date:

Notes	$
[Certificates	$	]
[Membership Interests	$	]
Total	$	]

S-10

[The Owner Trustee

                            is the owner trustee under the trust agreement.                         is a                         and its principal offices are located at                                 ,                                  . The owner trustee will perform limited administrative functions under the trust agreement, including making distributions from the [certificate distribution account]. The owner trustee’s liability in connection with the issuance and sale of the certificates and the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement.]

THE ISSUER PROPERTY

The notes will be collateralized by the issuer property [(other than the certificate distribution account)]. [Each certificate represents a fractional undivided interest in the issuer.] The “issuer property” will include the receivables, which were originated or purchased by the Originators pursuant to dealer agreements with dealers, directly with consumers or through third party arrangements. On the cutoff date, none of the receivables will be 30 or more days delinquent. On the Closing Date, the seller will buy the receivables from the Originators and the seller will sell the receivables to the issuer. The servicer will, directly or through subservicers, service the receivables. The issuer property also includes:

•	all monies received under the receivables on and after the cutoff date [and, with respect to receivables which are Scheduled Interest Receivables, monies received thereunder prior to the cutoff date that are due on or after the cutoff date];

•	such amounts as from time to time may be held in the collection account, the reserve account, the note distribution account [and the certificate distribution account], established and maintained by the servicer pursuant to the receivables sale and servicing agreements as described below;

•	security interests in the financed vehicles;

•	the right of the Originators to receive proceeds from claims under certain insurance policies;

•	the rights of the issuer under the receivables sale and servicing agreements;

•	the rights of the seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the financed vehicles or the retail purchasers of, or other persons owing payments on, the financed vehicles;

•	if applicable, all right, title and interest of the Originators, other than with respect to any dealer commission, with respect to the receivables purchased under the related dealer agreements;

•	rights with respect to any repossessed financed vehicles; and

•	all proceeds within the meaning of the UCC of the foregoing.

[The reserve account will be maintained in the name of the indenture trustee for the benefit of the noteholders [and the certificateholders].]

THE RECEIVABLES POOL

Pool Composition

The receivables were selected from each Originator’s portfolio by several criteria, including, as of the statistical cut-off date, the following:

•	each receivable has a scheduled maturity of not later than the final scheduled Distribution Date;

•	each receivable was originated in the United States;

S-11

•	each receivable has an original term to maturity of not more than months and a remaining term to maturity of months or less as of the statistical cut-off date;

•	approximately % of the initial Pool Balance was secured by new financed vehicles, and approximately % of the initial Pool Balance was secured by used financed vehicles;

•	[each receivable provides for level monthly payments which fully amortize the amount financed except, in the case of simple interest receivables, for the last payment, which may be different from the level payments or except in the case of interest rate changes made due to the obligor’s inability to participate in an Originator’s electronic payment program and for the accrual of interest at the related Contract Rate according to either the Simple Interest Method or the Scheduled Interest Method;]

•	each receivable is not more than 30 days contractually past due as of the statistical cut-off date and is not more than months paid ahead;

•	each receivable has an outstanding principal balance between $ and $ ; and

•	each receivable has a Contract Rate of no less than % as of the statistical cut-off date.

[As of the statistical cut-off date, no obligor on any receivable was noted in the related records of the servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any receivable is not later than              . No selection procedures believed by the seller to be materially adverse to noteholders [or certificateholders] were used in selecting the receivables.]

The seller considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by Contract Rate, geographic distribution and distribution by remaining principal of the receivables as of the statistical cut-off date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables

As of the Statistical Cut-off Date

	New Financed Vehicles		Used Financed Vehicles		Total
Aggregate Principal Balance	$		$		$
Number of Receivables Average Principal Balance	$		$		$
Weighted Average Contract Rate		%		%		%
Contract Rate (Range)		%-%		%-%		%-%
Weighted Average Original Term		months		months		months
Original Term (Range)		to months		to months		to months
Weighted Average Remaining Term		months		months		months
Remaining Term (Range)		to months		to months		to months]

Distribution by Remaining Term of the Receivables

As of the Statistical Cut-off Date

Remaining Term (range)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
Less than [24 months		$	%
24 to 29 months
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 60 months
More than 60] months

Total			100%

S-12

Distribution of the Statistical Pool of Receivables by Model Year

As of the Statistical Cut-off Date

Model Year	Number of Receivables	Percent of Total Number of Receivables	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance
[1994 or prior
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006]

Total

Distribution by Contract Rate of the Receivables

As of the Statistical Cut-off Date

Contract Rate Range	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
[0.00 to 0.99%		$	%
1.00 to 1.99%
2.00 to 2.99%
3.00 to 3.99%
4.00 to 4.99%
5.00 to 5.99%
6.00 to 6.99%
7.00 to 7.99%
8.00% to 8.99%
9.00% to 10.99%
11.00% to 11.99%
12.00% to 12.99%
13.00% to 13.99%
14.00% to 14.99%
15.00% to 15.99%
16.00% to 16.99%
17.00% to 17.99%
18.00% to 18.99%
19.00% to 19.99%
20.00% to 20.99%
21.00% to 21.99%
22.00% and above]

Total			$100%

S-13

Geographic Distribution of the Receivables

As of the Statistical Cut-off Date

State	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
		$	%

Others

Total			$100.00%

Numbers by state are based on billing addresses of the obligors as of the statistical cut-off date, which may differ from the state of origination of the receivable.

“Other” includes other states, none of which have a concentration of receivables in excess of         % of aggregate principal balance.

Distribution of Principal Balance of the Receivables

As of the Statistical Cut-off Date

Remaining Principal Balance (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
less than [$2,500		$	%
$2,500 to $4,999
$5,000 to $7,999
$7,500 to $9,999
$10,000 to $12,499
$12,500 to $14,999
$15,000 to $17,499
$17,500 to $19,999
$20,000 to $22,499
$22,500 to $24,999
$25,000 to $27,499
$28,000 to $29,999
$30,000 to $32,499
$32,500 to $34,999
$35,000 to $37,499
$37,500 to $39,999
$40,000 to $41,999
$42,000 to $44,999
$45,000 to $47,499
$47,500 to $49,999
$50,000 to $52,499
$52,500 to $54,999
greater than $54,999]

Total		$	%

S-14

[As of the statistical cut-off date, approximately         % of the aggregate principal balance of the receivables, constituting % of the number of receivables, were between 1 payment and              payments prepaid.]

[As of the statistical cut-off date, approximately         % of the aggregate principal balance of the receivables, constituting         % of the number of receivables, are Scheduled Interest Receivables.]

[As of the statistical cut-off date, approximately         % of the aggregate principal balance of the receivables, constituting         % of the number of receivables, are Simple Interest Receivables.]

If a Scheduled Interest Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contracts and/or installment loan, as the case may be, a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable under such contract or loan allocable to “unearned” interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Scheduled Interest Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

The servicer may accede to an obligor’s request to pay scheduled payments in advance, in which event the obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment, made in advance will be treated as a principal prepayment and will be distributed as part of the principal distribution amount in the month following the Collection Period in which the prepayment was made. See “Maturity and Prepayment Considerations” in the accompanying prospectus.

THE SERVICER

[Insert information with respect to the servicer.]

Capital One Financial Corporation (“Capital One Financial”) acquired Summit Acceptance Corporation on July 9, 1998. The name of Summit Acceptance Corporation was changed to “Capital One Auto Finance, Inc.” on November 6, 2000.

In October 2001, Capital One Financial acquired San Diego based PeopleFirst Inc. and its wholly owned subsidiary PeopleFirst Finance, LLC (“PeopleFirst”), and shortly thereafter it transferred its interest in PeopleFirst Inc. to its wholly owned subsidiary, COAF. Effective February 2, 2004, PeopleFirst merged with COAF and integrated portions of its operations with those of COAF in Plano, Texas. Certain operations, however, such as credit underwriting, some aspects of customer service, early stage collection activities and other operations continue to be maintained in San Diego.

Capital One Financial is a registered bank holding company and effective May 27, 2005, Capital One Financial became a registered financial holding company. As a registered financial holding company, Capital One Financial is subject to the supervision of the Federal Reserve Board. Capital One Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries, including COAF.

[In January 2005, COAF acquired Onyx Acceptance Corporation (“Onyx”). As a result of the acquisition, Onyx is a wholly-owned subsidiary of COAF. Onyx is engaged principally in the business of originating automobile receivables through dealer relationships. None of the receivables or subsequent receivables included in the transaction described in this prospectus supplement were or will be originated by Onyx.]

S-15

[On March 6, 2005, Capital One Financial entered into an Agreement and Plan of Merger with Hibernia Corporation (“Hibernia”), a financial holding company that provides a wide array of financial products and services through Hibernia National Bank and its non-bank subsidiaries, under which Capital One Financial will acquire Hibernia. The merger, which is expected to close in the third quarter of 2005, is subject to certain conditions, including approval by Hibernia stockholders, receipt of regulatory approvals, the delivery of customary opinions from counsel to Capital One Financial and Hibernia that the merger will qualify as a tax-free reorganization for federal income tax purposes and other customary closing conditions.]

Size of Servicing Portfolio

As of                 , the servicer [and its affiliates] serviced approximately              motor vehicle retail installments sale contracts and/or installment loans, consisting primarily of a combination of new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles representing an outstanding balance of approximately $             million. See “Origination and Servicing Procedures” in the accompanying prospectus.

Delinquencies, Repossessions and Net Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to all receivables originated and serviced by COAF and its affiliates which were classified at origination in the [“prime”] [“below prime”] category. COAF’s classification of receivables in the [“prime”] [“below prime”] category of receivables is based on a number of factors and changes from time to time. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

This information includes the experience with respect to all [“prime”] [“below prime”] category receivables originated and serviced by COAF and its affiliates as of each respective date or during each listed period, including those sold in “whole loan sales” with servicing retained. Although the originator and its affiliates originate and service receivables classified at origination in the [“below prime”] [“prime”] category, this segment of the originator’s and its affiliates’ portfolio is excluded from the following delinquency and credit loss experience tables. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool [, and do not include delinquency and credit loss experience for receivables originated over the Internet other than for the years ended [                ]]. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency and credit loss experience of the receivables servicing portfolio set forth in the following tables.

As of December 31,
	2004		2003		2002		2001		2000
	Amount($)	Percent	Amount($)	Percent	Amount($)	Percent	Amount($)	Percent	Amount($)	Percent
Receivables Outstanding	$		$		$		$		$
Delinquencies (1)
30-59 days	$	%	$	%	$	%	$	%	$	%
60-89 days		%		%		%		%		%
90 days & over		%		%		%		%		%
Total 30+ Delinquencies	$	%	$	%	$	%	$	%	$	%

(1)	A receivable delinquent when an obligor fails to make all or part of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

S-16

Credit Loss Experience

($ in 000s)

For the year ended December 31,
	2004		2003		2002		2001		2000
Number of Receivables Outstanding
Average Receivables Outstanding (1)
Number of Receivables Repossessed
% of Loans Repossessed		%		%		%		%		%
Average Principal Balance Outstanding (1)	$		$		$		$		$
Net Dollar Loss (2)(3)	$		$		$		$		$
Net Dollar Loss Percentage		%		%		%		%		%

(1)	Excludes loans originated and sold by COAF, which are no longer serviced by COAF.
(2)	Losses now encompass all losses, not repossession losses only.
(3)	Deficiency Estimates (50%) are used for vehicles that have been repossessed but not yet sold.

Delinquencies and net losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the receivables may differ from those shown in the tables.

Information About Certain Previous Securitizations

Appendix A, attached to this prospectus supplement, sets forth in tabular format certain information regarding the performance of all securitizations of receivables originated by COAF and its affiliates and serviced by COAF since 2000 that were classified at the time of origination in the [“below prime”] [“prime”] category, which classification is based on a number of factors and changes from time to time. The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of COAF’s prior receivables securitization transactions will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

[WEIGHTED AVERAGE LIFE OF THE SECURITIES

Prepayments on motor vehicle retail installment sale contracts and/or installment loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables.

As the rate of payment of principal of the notes [and in respect of the certificate balance] will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of the notes could occur significantly earlier than the final scheduled maturity date for the notes. [The final distribution in respect of the certificates also could occur prior to the final scheduled Distribution Date for the certificates.]

S-17

Reinvestment risk associated with early payment of the notes [and the certificates] will be borne exclusively by the noteholders [and the certificateholders, respectively].

The table captioned “Percent of Initial Note Principal Balance [or initial Certificate Balance] at Various ABS Percentages” (the “ABS Table”) has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that:

•	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

•	payments on the notes [and distributions on the certificates] are made on each Distribution Date (and each such date is assumed to be the day of each applicable month);

•	the balance in the reserve account on each Distribution Date is equal to the Specified Reserve Account Balance; and

•	the servicer does not exercise its option to purchase the receivables. The first two pools have an assumed cutoff date of and the remaining pools have an assumed cutoff date of .

The ABS Table sets forth the percent of the initial principal amount of the notes [and the percent of the initial Certificate Balance] that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

The ABS Table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools, which is based on its aggregate principal balance, Contract Rate, original term to maturity as of the cutoff date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

Pool	Remaining Term to Maturity Range (in months)	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Remaining Term to Maturity (in months)
1		$	%
2		$	%
3		$	%
4		$	%

The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes [and the certificates].]

S-18

[Percentage of Initial Note Principal

Balance at Various ABS Percentages

Class A-1 Notes	%	%	%	%
Class A-2 Notes
Class A-3 Notes
Assumed ABS Percentage	100	100	100	100
Distribution Dates
Closing Date
Weighted Average Life (years)

The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such note.

An asterisk “*” means a percent of initial note principal balance of more than zero and less than 0.5%.

[Percent of Initial Certificate

Balance at Various ABS Percentages

Certificates	%	%	%	%
Assumed ABS Percentage	100	100	100	100
Distribution Dates

The ABS tables have been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance of the receivables, and should be read in conjunction with those assumptions.]

USE OF PROCEEDS

The net proceeds from the sale of the securities will be applied by the seller first, to deposit approximately $ into the reserve account and second, the balance to purchase the receivables and other issuer property from the Originators.

DESCRIPTION OF THE NOTES

The notes will be issued pursuant to the terms of the indenture, substantially in the form filed as an exhibit to the registration statement. The following information summarizes all material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which description reference is hereby made.

The Notes

Payments of Interest.    The notes will constitute [fixed rate] securities, as such term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities” in the accompanying prospectus. Interest on the outstanding principal amount of the notes will accrue at the interest rate and will be payable to the noteholders monthly on each Distribution Date, commencing                 . Interest will accrue from and including

S-19

the Closing Date, in the case of the first Distribution Date, or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. Interest on the notes will be calculated on the basis of a [360 day year consisting of twelve 30 day months] [the actual number of days from and including the prior Distribution Date (or Closing Date in the case of the first Distribution Date) to but excluding the current Distribution Date divided by 360]. Interest payments on the notes will generally be derived from the total distribution amount remaining after the payment of the servicing fee for the related Collection Period and all accrued and unpaid servicing fees for prior Collection Periods. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement. Interest payments to the noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the interest rate.

Payments of Principal.    Principal payments will be made to the noteholders on each Distribution Date in an amount equal to the noteholders’ percentage of the principal distribution amount in respect of such Collection Period, subject to certain limitations. Principal payments on the notes will be generally derived from the total distribution amount remaining after the payment of the total servicing fee, the noteholders’ interest distributable amount [and the certificateholders’ interest distributable amount; provided, however, that following the occurrence and during the continuation of certain events of default or an acceleration of the notes, the noteholders will be entitled to be paid in full before the distributions may be made on the certificates]. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.

The principal balance of the notes, to the extent not previously paid, will be due on the note final scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the notes is paid may be earlier than the note final scheduled Distribution Date based on a variety of factors.

[Optional Redemption.    The notes will be redeemed in whole, but not in part, on any Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the pool balance has declined to         % or less of the initial pool balance. The redemption price will be equal to the unpaid principal amount of the notes [and the certificates] plus accrued and unpaid interest thereon. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Termination” in the accompanying prospectus.]

[Auction Sale.    In the event of an auction sale, the notes will be redeemed in an amount equal to the unpaid principal amount of the then outstanding notes plus accrued and unpaid interest thereon at the Interest Rate. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Termination” in the accompanying prospectus.]

The Indenture Trustee.                            will be the indenture trustee under the indenture. The seller maintains normal commercial banking relations with the indenture trustee.

[DESCRIPTION OF THE CERTIFICATES

The certificates will be issued pursuant to the terms of the trust agreement, substantially in the form filed as an exhibit to the registration statement. The following information summarizes all material provisions of the certificates and the trust agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related agreement set forth in the accompanying prospectus, to which description reference is hereby made.

S-20

The Certificates

Distributions of Interest.    Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the certificate balance at the pass-through rate. Such amounts will be distributable monthly on each Distribution Date commencing                         . [The certificates will constitute fixed rate securities, as such term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities”] in the accompanying prospectus. That interest entitlement will accrue from and including the Closing Date, in the case of the first such Distribution Date, or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the certificates will be funded from the portion of the total distribution amount remaining after the distribution of the total servicing fee and the noteholders’ interest distributable amount. On any Distribution Date, the certificateholders’ interest distributable amount will equal 30 days’ interest at the pass-through rate on the certificate balance (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding the first Distribution Date) plus any amounts due but not paid on previous Distribution Dates with interest thereon at the pass-through rate. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.

Distributions of Principal Payments.    Certificateholders will be entitled to distributions of principal on each Distribution Date commencing on the Distribution Date on which the notes have been paid in full, in an amount equal to the certificateholders’ percentage of the principal distribution amount in respect of the related Collection Period, subject to certain limitations. Distributions with respect to principal payments will generally be funded from the portion of the total distribution amount remaining after the distribution of the total servicing fee, the noteholders’ distributable amount, if any, and the certificateholders’ interest distributable amount. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.

On and after any Distribution Date on which the notes have been paid in full, any remaining funds in the reserve account will be applied to reduce the certificate balance to zero.

Subordination of Certificates.    The rights of certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest. In addition, the certificateholders have no right to receive distributions of principal until the principal amount of the notes has been paid in full. Consequently, funds on deposit in the collection account, including amounts deposited therein from the reserve account, will be applied to the payment of interest on the notes before distributions of interest on the certificates and will be applied to the payment of principal on the notes before distributions of principal on the certificates. In addition, following the occurrence of certain events of default or an acceleration of the notes, the noteholders will be entitled to be paid in full before the certificateholders are entitled to any distributions.

[Optional Prepayment.    If the servicer exercises its option to purchase the receivables when the pool balance declines to % or less of the initial pool balance, certificateholders will receive an amount in respect of the certificates equal to the certificate balance together with accrued and unpaid interest thereon, which distribution will effect early retirement of the certificates. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Termination” in the accompanying prospectus.]]

DESCRIPTION OF THE TRANSFER AGREEMENTS

The following information summarizes all material provisions of the receivables sale and servicing agreements, substantially in the form filed as an exhibit to the registration statement, pursuant to which the issuer is purchasing and the servicer is undertaking to service the receivables [and the issuer will be created and the certificates will be issued]. The following summary supplements the description of the general terms and provisions of the transfer agreements, servicing agreements and the administration agreement set forth in the accompanying prospectus, to which description reference is hereby made.

S-21

Transfer and Assignment of Receivables

Certain information regarding the conveyance of the receivables by the Originators to the seller and by the seller to the issuer on the Closing Date pursuant to the receivables sale and servicing agreements is set forth in the accompanying prospectus under “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Transfer and Assignment of Receivables.”

Accounts

[The assets of the issuer will not include a pre-funding account.] All other accounts referred to under “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Accounts” in the accompanying prospectus, as well as a reserve account, will be established by the servicer and maintained with the indenture trustee in the name of the indenture trustee on behalf of the noteholders [and the certificateholders].]

Servicing Compensation

The servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to the product of one-twelfth of       % per annum for so long as the servicer or an affiliate thereof is the servicer, and a servicing fee rate of         % per annum if the servicer or an affiliate thereof is no longer the servicer and the pool balance as of the first day of the Collection Period. The servicing fee may also include such other amounts to be paid to the servicer as described in the accompanying prospectus. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior Distribution Dates, or the total servicing fee, will be paid from the total distribution amount. The total servicing fee will be paid prior to the distribution of any portion of the interest distribution amount to the noteholders [or the certificateholders]. See “Description of the Transfer Agreements, Servicing Agreement and the Administration Agreement—Servicing Fees” in the accompanying prospectus.

Distributions

Deposits to the Collection Account.    On or before the earlier of the eighth business day of the month in which a Distribution Date occurs and the fourth business day preceding such Distribution Date (the “Determination Date”), the servicer will calculate the total distribution amount, the interest distribution amount, the available principal, the principal distribution amount, the total servicing fee, the noteholders’ interest distributable amount, the noteholders’ principal distributable amount, [the certificateholders’ interest distributable amount, the certificateholders’ principal distributable amount,] the advances, if any, to be made by the servicer of interest and principal due on the Scheduled Interest Receivables, the amount, if any, to be withdrawn from the reserve account and deposited in the collection account in the amount, if any, to be withdrawn from the reserve account and paid to the seller, in each case, with respect to such Distribution Date.

On or before the business day preceding each Distribution Date, the servicer will cause the interest distribution amount and the available principal for such Distribution Date to be deposited into the collection account. On or before each Distribution Date, the servicer shall cause the indenture trustee to withdraw from the reserve account and the deposit in the collection account an amount, or the reserve account transfer amount, equal to the lesser of

(1)	the amount of cash or other immediately available funds in the reserve account on such Distribution Date, before giving effect to any withdrawals therefrom relating to such Distribution Date; or

(2)	the amount, if any, by which

(a)	the sum of the total servicing fee, the noteholders’ interest distributable amount, the noteholders’ principal distribution amount [the certificateholders’ interest distributable amount and the certificateholders’ principal distributable amount] for such Distribution Date exceeds

(b)	the sum of the interest distribution amount and the available principal for such Distribution Date.

S-22

Monthly Withdrawals from Collection Account.    On each Distribution Date, the servicer shall instruct the indenture trustee to make the following withdrawals, based upon the calculations set forth in “Deposits to the Collection Account” above, deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the sum of the interest distribution amount and the available principal in respect of such Distribution Date and the reserve account transfer amount in respect of such Distribution Date, which is the total distribution amount:

(1)	from the collection account to the servicer, from the total distribution amount, the total servicing fee;

(2)	from the collection account to the note distribution account, from the total distribution amount remaining after the application of the above, the noteholders’ interest distributable amount;

(3)	[from the collection account to the certificate distribution account, from the total distribution amount remaining after the application of the above clauses, the certificateholders’ interest distributable amount;]

(4)	from the collection account to the note distribution account, from the total distribution amount remaining after the application of the above clauses, the noteholders’ principal distributable amount;

(5)	from the collection account to the certificate distribution account, from the total distribution amount remaining after the application of the above clauses, the certificateholders’ principal distributable amount; and]

(6)	from the collection account to the reserve account, any amounts remaining after the application of the above clauses.

Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default or an acceleration of the notes, the Total Distribution Amount remaining after the application of the first two clauses above will be deposited in the note distribution account to the extent necessary to reduce the principal balance of the notes to zero.

On each Distribution Date, all amounts on deposit in the note distribution account will be paid in the following order of priority:

(1)	to the noteholders, accrued and unpaid interest on the outstanding principal balance of the notes at the interest rate; and

(2)	to the noteholders in reduction of principal until the principal balance of the notes has been reduced to zero;

[On each Distribution Date, all amounts on deposit in the certificate distribution account will be distributed to the certificateholders in the following order of priority:

(1)	to the certificateholders, accrued and unpaid interest on the certificate balance at the pass-through rate; and

(2)	to the certificateholders in reduction of principal until the principal balance of the certificates has been reduced to zero.]

Credit Enhancement

[Subordination of the Certificates.    The rights of the certificateholders to receive distributions will be subordinated to the rights of the noteholders following the occurrence of certain Events of Default or an acceleration of the notes. The subordination of the certificates is intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. In addition, the reserve account is intended to enhance the likelihood of receipt by noteholders and certificateholders of amounts due them and to decrease the likelihood that the noteholders and certificateholders

S-23

will experience losses. However, in certain circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount on deposit in the reserve account a temporary shortfall in the amounts distributed to the noteholders or the certificateholders could result. In addition, depletion of the reserve account ultimately could result in losses to noteholders and certificateholders.]

[Reserve Account.    Pursuant to the receivables sale and servicing agreements, the reserve account will be created and maintained with the indenture trustee. On the Closing Date, the seller will deposit $(%) of aggregate initial principal balance of the notes plus the initial certificate balance, into the reserve account. The reserve account initial deposit will be augmented on each Distribution Date by the deposit in the reserve account of amounts remaining after distribution of the total servicing fee and amounts to be paid to the noteholders [and certificateholders]. If the amount on deposit in the reserve account on any Distribution Date, after giving effect to all deposits or withdrawals therefrom on such Distribution Date, is greater than the specified reserve account balance for such Distribution Date, the servicer will instruct the indenture trustee to distribute the amount of the excess to the seller. Upon any distribution to the seller of amounts from the reserve account, neither the noteholders [nor the certificateholders] will have any rights in, or claims to, such amounts. [In certain circumstances, funds in the reserve account will be used to reduce the certificate balance to zero.]

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer, Brown, Rowe & Maw LLP is of the opinion that:

•	Based on the terms of the notes and the transactions relating to the receivables as set forth herein, the notes will be treated as debt for federal income tax purposes and

•	Based on the applicable provisions of the trust agreement and related documents, for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation. [The notes will not be issued with original issue discount.] See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the securities under any state or local tax law. We suggest that investors consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

[Any ERISA considerations and investor representations applicable to a series will be explained in this section.]

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the notes [and the certificates], the seller has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the notes [and the certificates].

Underwriters	Principal Amount of [Class A-1 Notes]	Principal Amount of [Class A-2 Notes]	Principal Amount of [Class A-3 Notes]	Principal Amount of [the Certificates]

Total

S-24

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Note Balance of the related class of notes [and certificates] and as an aggregate dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

COAF and the seller have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the seller, the servicer, the issuer and their affiliates. One of the underwriters, or its affiliates, may be the swap counterparty under the interest rate swap agreement.

As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their contribution to the issuer. One or more of the underwriters, the indenture trustee, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, have acted as a warehouse lender to its affiliates, and will receive a portion of the proceeds as a repayment of the warehouse debt.

The administrator, on behalf of the issuer, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

The notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.

S-25

The seller will receive aggregate proceeds of approximately $[            ] from the sale of the notes (representing [            ]% of the initial Note Balance of the notes) after paying the aggregate underwriting discount of $[            ] on the notes. Additional offering expenses are estimated to be $[            ].

Offering Restrictions

Each underwriter has severally represented to and agreed with the issuer that:

•	it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “Regulations”) and the FSMA;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (“CIS Order”) or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issuer or sale of the notes may otherwise lawfully be communicated or caused to be communicated; and

•	it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the applicable Originator, the issuer or the seller, in press releases and in oral and written statements made by or with the applicable Originator’s, the issuer’s or the seller’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the applicable Originator, COAF, the issuer or the seller. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The applicable Originator, the issuer and the seller have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

S-26

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the applicable Originator, COAF, the issuer or the seller to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The applicable Originator, the issuer and the seller undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

Certain legal matters with respect to the notes [and the certificates] will be passed upon for the seller by Mayer, Brown, Rowe & Maw LLP. Certain legal matters with respect to the notes [and the certificates] will be passed upon for the underwriter by                                                          .

S-27

GLOSSARY

[Additional terms to be inserted as necessary.]

“Available Principal” for a Distribution Date means, the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the Simple Interest method, and, with respect to Scheduled Interest Receivables, in accordance with the Scheduled Interest Method:

(1)	that portion of all collections on the receivables allocable to principal in respect of the preceding Collection Period;

(2)	Liquidation Proceeds attributable to the principal amount of receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the servicer’s customary servicing procedures with respect to such Liquidated Receivables;

(3)	all advances made by the servicer of principal due on the Scheduled Interest Receivables in respect of the preceding Collection Period;

(4)	to the extent attributable to principal, the purchase amount of each receivable repurchased by the seller or purchased by the servicer during the preceding Collection Period; and

(5)	partial prepayments on receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor and only to the extent not included in the first bullet point above.

In calculating the Available Principal, the following shall be excluded: all payments and proceeds, including Liquidation Proceeds, of any receivables:

(1)	repurchased by the Originators or purchased by the servicer, the purchase amount of which has been included in the Available Principal on a prior Distribution Date; and

(2)	[received on Scheduled Interest Receivables and distributed to the servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the receivables sale and servicing agreements.]

[“Certificateholders’ Principal Distributable Amount” means, with respect to any Distribution Date, the sum of the certificateholders’ monthly principal distributable amount for such Distribution Date and the certificateholders’ principal carryover shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders’ Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the certificate final scheduled Distribution Date, the principal required to be distributed to certificateholders will include the lesser of:

(1)	any payments of principal due and remaining unpaid on each receivable in the issuer as of the final scheduled maturity date; or

(2)	the portion of the amount that is necessary, after giving effect to the other amounts to be deposited in the certificate distribution account on such Distribution Date and allocable to principal, to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders’ Principal Distributable Amount to the note distribution account. In addition, on any Distribution Date on which, after giving effect to all distributions to the servicer, the noteholders and the certificateholders on such Distribution Date;

(a)    the outstanding principal balance of the notes is zero; and

(b) the amount on deposit in the reserve account is equal to or greater than the Certificate Balance, the Certificateholders’ Principal Distributable Amount shall include an amount equal to such Certificate Balance.]

S-28

[“Certificate Balance” equals, initially, $                                 and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to certificateholders.]

“Collection Period” means, with respect to a Distribution Date, (x) in the case of the initial Distribution Date, the period from and including the cutoff date through and including                         ,                         and (y) thereafter, the calendar month preceding the related Distribution Date.

“Contract Rate” means the interest rate specified in each motor vehicle retail installment sale contract and/or installment loan included as a receivable in the receivables pool.

“Cram Down Loss” means, with respect to a receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such receivable or otherwise modifying or restructuring the scheduled payments to be made on such receivable, an amount equal to:

(1)	the excess of the principal balance of such receivable immediately prior to such order over the principal balance of such receivable as so reduced; and/or

(2)	if such court shall have issued an order reducing the effective rate of interest on such receivable, the net present value, using as the discount rate the higher of the Contract Rate on such receivable or the rate of interest, if any, specified by the court in such order, of the scheduled payments as so modified or restructured.

A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

“Interest Distribution Amount” for a Distribution Date means, the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the Simple Interest Method, and with respect to Scheduled Interest Receivables, in accordance with the Scheduled Interest Method:

•	that portion of all collections on the receivables allocable to interest in respect of the preceding Collection Period;

•	all proceeds, other than any proceeds from any dealer commission, of the liquidation of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the servicer’s customary servicing procedures;

•	[all advances made by the servicer of interest due on the Scheduled Interest Receivables in respect of the preceding Collection Period;]

•	the purchase amount of each receivable that was repurchased by the Originators or purchased by the servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

•	all monies collected, from whatever source, other than any proceeds from any dealer commission, in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such receivable was written off, net of the sum of any amounts expended by the servicer for the account of the obligor and any amounts required by law to be remitted to the obligor; and

•	investment earnings for such Distribution Date;

In calculating the Interest Distribution Amount, the following shall be excluded: all payments and proceeds (including Liquidation Proceeds) of any receivables

•	repurchased by the Originators or purchased by the servicer, the purchase amount of which has been included in the Interest Distribution Amount on a prior Distribution Date; and

•	received on Scheduled Interest Receivables and distributed to the servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the receivables sale and servicing agreements.

S-29

“Liquidated Receivable” means, as of any date of determination, any receivable which (a) has been paid in full or (b) is a defaulted receivable with respect to which the servicer has determined in accordance with its customary servicing practices that all amounts expected to be received by the servicer with respect to that defaulted receivable have been received.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, the sum of the noteholders’ monthly principal distributable amount for such Distribution Date and the noteholders’ principal carryover shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders’ Principal Distributable Amount shall not exceed the outstanding principal balance of the notes. In addition, on the note final scheduled Distribution Date, the principal required to be deposited in the note distribution account will include the amount necessary, after giving effect to the other amounts to be deposited in the note distribution account on such Distribution Date and allocable to principal, to reduce the outstanding principal balance of the notes to zero.

“Pool Balance” means, at any time, the aggregate principal balance of the receivables at the end of the immediately preceding Collection Period calculated in accordance with the servicer’s customary servicing practices.

“Principal Distribution Amount” for a Distribution Date means, the sum of the following amounts with respect to the preceding Collection Period:

(1)    (a)    with respect to Simple Interest Receivables, that portion of all collections on the receivable allocable to principal in respect of the preceding Collection Period, and

(b)    with respect to Scheduled Interest Receivables the sum of:

(i)    the amount of all scheduled payments allocable to principal due during the preceding Collection Period; and

(ii)    the portion of all prepayments in full allocable to principal received during the preceding Collection Period, in the case of both (a) and (b) without regard to any extensions or modifications thereof effected after the cutoff date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;

(2)    the principal balance of each receivable that was repurchased by the Originators or purchased by the servicer in each case during the preceding Collection Period, except to the extent included in (1) above;

(3)    the principal balance of each Liquidated Receivable which became such during the preceding Collection Period, except to the extent included in (1) above;

(4)    partial prepayments on receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor and only to the extent not included in clause (1) above; and

(5)    the aggregate amount of Cram Down Losses during such Collection Period.

[“Specified Reserve Account Balance” with respect to any Distribution Date generally means the greater of:

•	% of the sum of the aggregate outstanding principal amount of the notes [and the outstanding Certificate Balance] on such Distribution Date (after giving effect to all payments on the notes [and distributions with respect to the certificates] to be made on such Distribution Date); or

•	% of the aggregate initial principal balance of the notes [plus the initial Certificate Balance.] In no circumstances will the seller be required to deposit any amounts in the reserve account other than the reserve account initial deposit to be made on the Closing Date.]

S-30

APPENDIX A

This Appendix A contains performance data as of [                    ] on the pools of receivables included in COAF’s [“below-prime”] [“prime”] securitizations. This Appendix A includes the following information on these past securitizations:

(1)	Pool summaries (including the initial receivables balance, current receivables balance, original note balance, current note balance, initial weighted average annual percentage rate (APR) and initial weighted average remaining term); and

(2)	Net cumulative losses as a percentage of original pool balance

Pool Summaries

Initial Receivables Balance	Current Receivables Balance	Initial Note Balance	Current Note Balance	Initial Wtd. Avg. APR	Initial Wtd. Avg. Remaining Term (months)

MONTHLY NET CUMULATIVE LOSS RATES

(as a % of Original Pool Balance1)

As of [                    ]

Original Pool Balance
Months from Issuance
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28

S-31

29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50

S-32

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and accompanying prospectus is currently only as of its date.

[Capital One Auto Finance Trust 200 - ]

[Capital One Auto Finance, LLC 200 - ]

[                 ] Class A-1 [         ]%

Asset Backed Notes

[                 ] Class A-2 [         ]%

Asset Backed Notes

[                 ] Class A-3 [         ]%

Asset Backed Notes

[                 ] Certificates

Capital One Auto Receivables, LLC

Seller

[                        ]

Servicer

PROSPECTUS SUPPLEMENT

Through and including [                 ], 200 (the 90th day after the date of this prospectus supplement and accompanying prospectus) all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and accompanying prospectus. This is in addition to a dealer’s obligation to deliver a prospectus supplement and accompanying prospectus.

The information in this prospectus supplement is not complete and may be changed. We may not sell the securities that are described in this prospectus supplement until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not a request for any offers to buy these securities in any state where the laws in that state do not permit the seller to offer or sell these securities.

Subject to Completion, Dated as of

Prospectus Supplement to Prospectus Dated August 26, 2003	Form2 [1]

$[                        ]

Asset Backed Securities

[Capital One Auto Finance Trust 200  -    ]

[Capital One Auto Finance LLC 200  -    ]

Issuer

Capital One Auto Receivables, LLC

Seller

[                ]

Servicer

Before you purchase any of the securities, you should carefully read the “risk factors” beginning on page S-[    ] in this prospectus supplement.

Neither the notes [nor the certificates] issued by the issuer represent obligations of [or interests in,] and are not guaranteed by, Capital One Auto Receivables, LLC, or any of its affiliates.

This prospectus supplement may be used to offer and sell the securities only if accompanied by the prospectus.

The following securities are being offered by this prospectus supplement:

	Principal Balance		Interest Rate	Final Scheduled Payment Date
[Class A-1 Notes]	$		%
[Class A-2 Notes]	$		%
[Class A-3 Notes]	$		%
[Certificates]	$		%

	Price to Public		Underwriting Discount	Proceeds to the Seller
[Class A-1 Notes]		%	%	%
[Class A-2 Notes]		%	%	%
[Class A-3 Notes]		%	%	%
[Certificates]		%	%	%

The securities:

•	are principally secured by the assets of the issuer, which consist primarily of motor vehicle retail installment sale contracts and/or installment loans that are secured by a combination of new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles, [for which [a small percentage] [less than half] [a majority] [substantially all] [all] of the obligors have credit histories that are below prime] [NOTE: Bracketed text to be included when below prime receivables are included in the pool of receivables];

•	currently have no trading market; and

•	are not insured or guaranteed by any governmental agency.

Each of the [Class A Notes] will be insured under an unconditional and irrevocable note guaranty insurance policy issued by [    ] as described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

[INSURER LOGO]

[Underwriters]

[            ] [    ], [200  ]

1	This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the securities, servicing provisions, receivables pool and provisions of the transaction documents.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We tell you about the securities in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities; and

•	this prospectus supplement, which describes the specific terms of your securities.

If the description of the securities varies between the accompanying prospectus and this prospectus supplement, you should rely on information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The tables of contents in this prospectus supplement provide the page numbers on which these captions are located.

We are not offering the securities in any state where the offer of the securities is not permitted.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

i

Prospectus Supplement

ii

Prospectus

iii

SUMMARY OF TERMS

This section outlines the significant terms of the offered securities. As a summary, we do not attempt to discuss or describe in any detail the terms outlined here. We recommend that you review carefully the more detailed information in this prospectus supplement and in the accompanying prospectus.

Issuer	[Capital One Auto Finance Trust 200 - , an owner trust][Capital One Auto Finance LLC 200 - , a limited liability company formed under the laws of the State of Delaware]

Seller	Capital One Auto Receivables, LLC, a limited liability company formed under the laws of the State of Delaware

Originator[s]	[ ]

Servicer	[ ]

[Owner Trustee]	[ ]

Indenture Trustee	[ ]

Note Insurer	[ ]

Closing Date	On or about , 200

Cutoff date	The [close] [opening] of business on , 200

Distribution Dates	of each month or the next business day if the day is not a business day, beginning in , 200

Record Dates	Last day of the month prior to a distribution date

Minimum Denominations	[$25,000]

Form	Book-entry

Interest Accrual Method	[30/360]

Final Scheduled Distribution Date	for the notes [and for the certificates]

The Receivables

The receivables are amounts owed by individuals under motor vehicle retail installment sale contracts and/or installment loans to purchase or refinance a combination of new or used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles. [A small percentage][Less than half][A majority] [Substantially all] [All] of the retail motor vehicle installment sale contracts and/or installment loans are the obligations of below prime obligors.] [NOTE: Bracketed text to be included when below prime receivables are included in the pool of receivables.] The receivables were originated or purchased by the Originators.

The seller expects that the receivables will have the following characteristics as of             , 200  . As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of             , 200  .

S-1

Number of contracts
Principal Amount	$
Annual Percentage Rates	% to %
Weighted Average Annual Percentage Rate	%
Original term	months to months
Weighted Average original term	months
Remaining term	months to months
Weighted Average remaining term	months
New	%
Used	%
States

Interest Distributions

On each distribution date, if the issuer has sufficient cash, it will pay you the interest accrued on your securities during the related interest period. Interest periods begin on the prior distribution date and run through the day before the current distribution date. The first interest period, however, begins on the closing date and runs through the day before the first distribution date. We will assume that each year has 360 days.

Principal Distributions

[To the extent not required to make payments of interest on the [notes and certificates], the issuer will pay principal collections to the noteholders until the notes are paid in full.] [The issuer will not pay any principal collections to the certificateholders until the notes are paid in full.]

Note Guaranty Insurance Policy

[Summary description based on disclosure provided by the Note Insurer.]

[Reserve Account

There will be a reserve account to help cover cash flow shortfalls. Initially, the balance on deposit in the account will be $                 . On each distribution date, amounts remaining after distribution of the total servicing fee and amounts to be paid to the noteholders [and certificateholders] will be deposited in the reserve account until the balance on deposit in the reserve account equals a specified amount.]

Optional Termination

When the principal amount of the receivables is         % or less than it was on the cutoff date, the servicer may buy the receivables. In that circumstance, the issuer must receive enough money to pay you the principal amount of your securities and all accrued but unpaid interest or it will not sell the receivables.

Material Federal Income Tax Consequences

Mayer, Brown, Rowe & Maw LLP, special tax counsel to the issuer, is of the opinion that, for federal income tax purposes the notes will constitute indebtedness [and the certificates will constitute interests in a trust that will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation.] [The issuer will be treated as a [partnership] [disregarded entity] for federal income tax purposes.]

Generally, interest payments will be ordinary income and principal payments will be a return of principal. However, the tax code is complex, and we suggest that you and your tax advisors review the information under the caption “Material Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus.

S-2

Certain ERISA Considerations

Subject to the restrictions and considerations discussed in “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the notes [and the certificates] may be purchased by employee benefit plans and accounts. [The certificates may not be purchased by employee benefit plans and accounts, or other retirement arrangements, except for insurance company general accounts meeting specific requirements.] An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes [or certificates]. See “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Ratings

It is a condition to the issuance of the securities that [insert applicable rating agencies] rate the securities [insert applicable rating of securities]. A rating is not a recommendation to purchase, hold or sell the securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency may lower or withdraw its rating in the future, in its discretion.

Risk Factors

You should consider the principal risks of an investment in the securities set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus.

S-3

RISK FACTORS

An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

[Certificates will absorb cash shortfalls and losses before the notes

The certificateholders will not receive any distribution of interest until the full amount of interest on the notes has been paid on each distribution date. The certificateholders will not receive any distributions of principal until the notes have been repaid in full. Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account. If funds in the reserve account are exhausted, the issuer will depend solely on current distributions on the receivables to make payments on the securities. Delinquent payments on the receivables may result in a shortfall in the distributions on the certificates on any distribution date due to the priority of payments on the notes. Although on each distribution date distributions of interest on the certificates ranks senior to payments of principal of the notes, after an event of default or an acceleration of the notes, the principal amount of the notes must be paid in full prior to the distribution of any amounts on the certificates.]

The return on your notes may be reduced due to varying economic circumstances.

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. As a result, you may experience payment delays and losses on your notes if the note insurer fails to make a payment under the note guaranty insurance policy on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments on your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

Features of the receivables pool may result in losses	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

•	The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the issuer with respect to the receivables. As of the cutoff date, the billing address of the obligors with respect to approximately %, %, and % of the principal amount of the receivables were located in , and , respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

•	Newly originated loans may be more likely to default which may cause losses. Defaults on motor vehicle retail installment

S-4

sale contracts and/or installment loans tend to occur at higher rates during the early years of the contract or loan. Substantially all of the contracts or loans will have been originated within 12 months prior to the sale to the issuer. As a result, the issuer may experience higher rates of default than if the contracts or loans had been outstanding for a longer period of time.

Internet-based and direct-mail loan origination programs may give rise to risks that are not found in customary loan origination programs.

The originator may use the Internet, direct-mail, the telephone and facsimile transmittals to communicate with obligors during the process of underwriting and originating the receivables. The underwriting and origination processes and related documentation used for Internet and direct-mail originated receivables are novel and were developed to capitalize on the potential benefits of conducting the originator’s business using electronic means and U.S. Postal mail including over the Internet and through direct mail. As such, these processes and the related documentation may entail risks that would not exist in a customary origination program and may give rise to challenges to the receivables based on consumer protection or other laws based on issues that are currently untested in the courts. No assurance can be given that these risks would not adversely affect the collectability or enforceability of the receivables or the enforceability of security interests in the financed vehicles.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•	The rate of return of principal is uncertain. The amount of distributions of principal of the securities and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

•	You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes [and certificates], usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

•

An early termination will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of the servicer’s optional termination, you will receive the principal amount of your securities plus accrued interest through the related interest period. Because your

S-5

securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

Events of default under the indenture may result in an acceleration of your notes.

Following the occurrence of an event of default under the indenture, the indenture trustee will continue to submit claims under and in accordance with the note guaranty insurance policy to enable the issuer to continue to make payments due with respect to the notes on each payment date. Following the occurrence of an event of default under the indenture, Ambac may (so long as no Note Insurer Default has occurred and is continuing), at its option, without the consent of the noteholders, elect to accelerate the notes and cause the liquidation of the assets of the issuer, in whole or in part, which will cause an early payment of all or any portion of the Note Balance of your notes, plus any accrued interest on that portion of your notes that is paid. The note guaranty insurance policy issued by Ambac does not guarantee payment of any principal amounts that become due on the notes on an accelerated basis, unless Ambac elects, in its sole discretion, to pay those amounts.

[You may experience reduced returns on your notes [and certificates] resulting from distribution of amounts in the pre-funding account

The issuer has access to a pre-funding account. On one or more occasions following the closing date, the issuer expects to purchase receivables from the seller, which, in turn, will acquire these receivables from the Originators, with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal to you on the date specified in this prospectus supplement any amounts remaining in the pre-funding account that have not been used to purchase receivables. This prepayment of principal could have the effect of shortening the weighted average life of your securities. The inability of the seller to obtain receivables meeting the requirements for sale to the issuer will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your securities.

Used vehicles included in the receivables pool may incur higher losses than new automobiles

Some or all of the receivables may be secured by financed vehicles that are used. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed used vehicle, a greater loss may be incurred.

[Receivables that are below prime receivables may have higher default rates

[A small percentage][Less than half][A majority][Substantially all] [All] of the receivables are below prime receivables and involve obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels or the inability to provide adequate down payments. While the Originators’ underwriting guidelines are designed to establish that, notwithstanding such factors, the obligor is a reasonable credit risk, the default rate for such obligors may be higher than for prime obligors. In the event of such defaults, generally

S-6

the most practical alternative is repossession of the financed vehicle. As a result, some losses on the receivables may be anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.] [NOTE: This risk factor to be used only when below prime receivables are included in the pool of receivables.]

If [ ] is no longer the servicer, you may experience delays in payment or losses on your securities

If [            ] is removed as servicer or is no longer able to act as the servicer, there may be delays in processing payments or losses on the receivables because of the disruption of transferring servicing to the successor servicer, or because the successor servicer is not as experienced in servicing as [            ]. This might cause you to experience delays in payments or losses on your securities.

The securities may not be a suitable investment for you

The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

This prospectus supplement provides information regarding only the receivables as of the statistical cut-off date, and the initial receivables and the subsequent receivables added to the receivables pool could have different characteristics.

This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The initial receivables, and any subsequent receivables transferred to the issuer during the funding period, will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. Although we do not expect the characteristics of the initial receivables or the subsequent receivables to differ materially from the receivables as of the statistical cut-off date, and each initial receivable and subsequent receivable must satisfy the eligibility criteria specified in the sale and servicing agreement, you should be aware that the initial receivables and the subsequent receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the initial receivables and the subsequent receivables will be identical to the characteristics of the receivables as of the statistical cut-off date disclosed in this prospectus supplement.

Repurchase obligations are limited.

The issuer will be obligated to remove from the issuer property, the seller will be obligated to repurchase from the issuer, and COAF will be obligated to repurchase from the seller, any receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuer, the noteholders or the note insurer in such receivable), which breach may be waived by the note insurer. The issuer, the seller and COAF will represent that each receivable is secured by a financed vehicle and that each receivable has been originated in accordance with COAF’s customary origination practices. The issuer, the seller and COAF will make

S-7

warranties with respect to the perfection and priority of the security interests in the financed vehicles on the closing date or funding date, as the case may be. However, statutory liens arising on or after the closing date or funding date, as the case may be, may have priority even over perfected security interests in the financed vehicles. While the issuer, the seller and COAF are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties regarding the eligibility of such receivable (and if such breach is not cured and materially and adversely affects the interest of the issuer, the noteholders or the note insurer in such receivable), there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation. Under a limited guaranty, Capital One Financial Corporation will guarantee the performance by COAF of its repurchase obligations under the purchase agreement. The limited guaranty does not guarantee any noteholder the receipt of principal of or interest on its note. In addition there can be no assurances that Capital One Financial Corporation will meet its obligations under the limited guaranty.

Withdrawal or downgrading of initial ratings will reduce the prices for the [Class A Notes]

A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the [Class A Notes] after those [Class A Notes] are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the [Class A Notes].

Ratings on the [Class A Notes] are dependent upon the Note Insurer’s creditworthiness

The ratings of the [Class A Notes] will depend primarily on the creditworthiness of the Note Insurer as the provider of the note guaranty insurance policy. If the Note Insurer’s financial strength ratings are reduced, there is a significant risk that the rating agencies would reduce the rating on the [Class A Notes].

[Risks associated with the interest rate swap.

The issuer will enter into an interest rate swap transaction under an interest rate swap agreement because the receivables owned by the issuer bear interest at fixed rates while the [            ] notes will bear interest at a floating rate. The issuer may use payments made by the swap counterparty to make interest payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuer, the issuer will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a Net Swap Receipt and Collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes and the note insurer fails to make any payment required under the note guaranty insurance policy, you may experience delays and/or reductions in the interest and principal payments on your notes.

S-8

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuer under the interest rate swap agreement, the issuer will be obligated to make a Net Swap Payment to the swap counterparty. The issuer’s obligation to pay a Net Swap Payment to the swap counterparty is secured by the issuer property.

The swap counterparty’s claim for a Net Swap Payment will be higher in priority than all payments on the notes. If a Net Swap Payment is due to the swap counterparty on a payment date and there are insufficient Collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes and if the note insurer fails to make any payment required under the note guaranty insurance policy, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, insolvency of either party to the interest rate swap agreement, the note insurer’s credit ratings dropping below the levels required by the interest rate swap agreement at a time when an event of default or termination event has occurred with respect to the issuer, illegality, the exercise of certain rights under the indenture, the note insurer fails to meet its payment obligations under the swap policy, the issuer amends the transaction documents without the consent of the swap counterparty if such consent is required, or failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuer or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuer under the interest rate swap agreement, the issuer may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the [            ] notes exceeds the fixed rate the issuer would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into and Collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes and the note insurer fails to make required payments under the note guaranty insurance policy, you may experience delays and/or reductions in the interest and principal payments on your notes.]

[INSERT ANY ADDITIONAL RISK FACTORS APPLICABLE TO A PARTICULAR OFFERING]

S-9

CAPITALIZED TERMS

The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the back of this prospectus supplement. The capitalized terms used in this prospectus supplement and not defined in this prospectus supplement have the meanings set forth in the accompanying prospectus.

FORMATION OF THE ISSUER

The Issuer

[Capital One Auto Finance Trust 200            -             is a common law trust] [Capital One Auto Finance LLC 200            -             is a Delaware limited liability company] formed by the seller for the transactions described in this prospectus supplement. After its formation, the issuer will not engage in any activity other than:

•	acquiring, holding and managing the receivables and the other assets of the issuer and proceeds from the receivables and other assets of the issuer;

•	issuing the notes [and the certificates];

•	making payments on [the certificates and] the notes; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The issuer will initially be capitalized with equity of $             , [excluding amounts deposited in the reserve account,] representing the initial principal balance of the certificates. The notes [and certificates] will be transferred by the issuer to the seller in exchange for the receivables. The notes [and certificates] will be sold to the underwriter for cash. The servicer will initially service the receivables pursuant to a [sale] and servicing agreement, to be dated as of                     , 200  , among the seller, the issuer and the servicer, and will be compensated for acting as the servicer. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Servicing Compensation” in this prospectus supplement and “—Servicing Fee” in the accompanying prospectus. To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed custodian for the receivables by the issuer, but will not stamp the receivables to reflect the transfer and assignment of the receivables to the issuer, nor amend the certificates of title of the financed vehicles.

[If the protection provided to the investment of the securityholders in the issuer by the reserve account is insufficient, the issuer will look only to the obligors on the receivables, and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. In such event, there may not be sufficient funds to make distributions with respect to the securities.]

The issuer’s principal offices are in                 , [in care of                 , as owner trustee, at the address listed below under “—The Owner Trustee”].

[Capitalization of the Issuer

The following table illustrates the capitalization of the issuer as of the cutoff date, as if the issuance and sale of the notes [and the certificates] had taken place on such date:

Notes	$
[Certificates	$	]
[Membership Interests	$	]
Total	$	]

S-10

[The Owner Trustee

                            is the owner trustee under the trust agreement.                         is a                         and its principal offices are located at                                 ,                                  . The owner trustee will perform limited administrative functions under the trust agreement, including making distributions from the [certificate distribution account]. The owner trustee’s liability in connection with the issuance and sale of the certificates and the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement.]

THE ISSUER PROPERTY

The notes will be collateralized by the issuer property [(other than the certificate distribution account)]. [Each certificate represents a fractional undivided interest in the issuer.] The “issuer property” will include the receivables, which were originated or purchased by the Originators pursuant to dealer agreements with dealers, directly with consumers or through third party arrangements. On the cutoff date, none of the receivables will be 30 or more days delinquent. On the Closing Date, the seller will buy the receivables from the Originators and the seller will sell the receivables to the issuer. The servicer will, directly or through subservicers, service the receivables. The issuer property also includes:

•	all monies received under the receivables on and after the cutoff date [and, with respect to receivables which are Scheduled Interest Receivables, monies received thereunder prior to the cutoff date that are due on or after the cutoff date];

•	such amounts as from time to time may be held in the collection account, the reserve account, the note distribution account [and the certificate distribution account], established and maintained by the servicer pursuant to the receivables sale and servicing agreements as described below;

•	security interests in the financed vehicles;

•	the right of the Originators to receive proceeds from claims under certain insurance policies;

•	the rights of the issuer under the receivables sale and servicing agreements;

•	the rights of the seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the financed vehicles or the retail purchasers of, or other persons owing payments on, the financed vehicles;

•	if applicable, all right, title and interest of the Originators, other than with respect to any dealer commission, with respect to the receivables purchased under the related dealer agreements;

•	rights with respect to any repossessed financed vehicles; and

•	all proceeds within the meaning of the UCC of the foregoing.

[The reserve account will be maintained in the name of the indenture trustee for the benefit of the noteholders [and the certificateholders].]

THE RECEIVABLES POOL

Pool Composition

The receivables were selected from each Originator’s portfolio by several criteria, including, as of the statistical cut-off date, the following:

•	each receivable has a scheduled maturity of not later than the final scheduled Distribution Date;

•	each receivable was originated in the United States;

S-11

•	each receivable has an original term to maturity of not more than months and a remaining term to maturity of months or less as of the statistical cut-off date;

•	approximately % of the initial Pool Balance was secured by new financed vehicles, and approximately % of the initial Pool Balance was secured by used financed vehicles;

•	[each receivable provides for level monthly payments which fully amortize the amount financed except, in the case of simple interest receivables, for the last payment, which may be different from the level payments or except in the case of interest rate changes made due to the obligor’s inability to participate in an Originator’s electronic payment program and for the accrual of interest at the related Contract Rate according to either the Simple Interest Method or the Scheduled Interest Method;]

•	each receivable is not more than 30 days contractually past due as of the statistical cut-off date and is not more than months paid ahead;

•	each receivable has an outstanding principal balance between $ and $ ; and

•	each receivable has a Contract Rate of no less than % as of the statistical cut-off date.

[As of the statistical cut-off date, no obligor on any receivable was noted in the related records of the servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any receivable is not later than              . No selection procedures believed by the seller to be materially adverse to noteholders [or certificateholders] were used in selecting the receivables.]

The seller considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by Contract Rate, geographic distribution and distribution by remaining principal of the receivables as of the statistical cut-off date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables

As of the Statistical Cut-off Date

	New Financed Vehicles		Used Financed Vehicles		Total
Aggregate Principal Balance	$		$		$
Number of Receivables Average Principal Balance	$		$		$
Weighted Average Contract Rate		%		%		%
Contract Rate (Range)		%-%		%-%		%-%
Weighted Average Original Term		months		months		months
Original Term (Range)		to months		to months		to months
Weighted Average Remaining Term		months		months		months
Remaining Term (Range)		to months		to months		to months

S-12

Distribution by Remaining Term of the Receivables

As of the Statistical Cut-off Date

Remaining Term (range)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
Less than [24 months		$	%
24 to 29 months
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 60 months
More than 60] months

Total			100%

Distribution of the Statistical Pool of Receivables by Model Year

As of the Statistical Cut-off Date

Model Year	Number of Receivables	Percent of Total Number of Receivables	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance
[1994 or prior
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006]

Total

S-13

Distribution by Contract Rate of the Receivables

As of the Statistical Cut-off Date

Contract Rate Range	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
[0.00% to 0.99%		$	%
1.00% to 1.99%
2.00% to 2.99%
3.00% to 3.99%
4.00% to 4.99%
5.00% to 5.99%
6.00% to 6.99%
7.00% to 7.99%
8.00% to 8.99%
9.00% to 10.99%
11.00% to 11.99%
12.00% to 12.99%
13.00% to 13.99%
14.00% to 14.99%
15.00% to 15.99%
16.00% to 16.99%
17.00% to 17.99%
18.00% to 18.99%
19.00% to 19.99%
20.00% to 20.99%
21.00% to 21.99%
22.00% and above]

Total			$100%

Geographic Distribution of the Receivables

As of the Statistical Cut-off Date

State	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
		$	%

Others

Total			$100.00%

Numbers by state are based on billing addresses of the obligors as of the statistical cut-off date, which may differ from the state of origination of the receivable.

“Other” includes other states, none of which have a concentration of receivables in excess of         % of aggregate principal balance.

S-14

Distribution of Principal Balance of the Receivables

As of the Statistical Cut-off Date

Remaining Principal Balance (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
less than [$2,500		$	%
$2,500 to $4,999
$5,000 to $7,999
$7,500 to $9,999
$10,000 to $12,499
$12,500 to $14,999
$15,000 to $17,499
$17,500 to $19,999
$20,000 to $22,499
$22,500 to $24,999
$25,000 to $27,499
$28,000 to $29,999
$30,000 to $32,499
$32,500 to $34,999
$35,000 to $37,499
$37,500 to $39,999
$40,000 to $41,999
$42,000 to $44,999
$45,000 to $47,499
$47,500 to $49,999
$50,000 to $52,499
$52,500 to $54,999
greater than $54,999]

Total		$	%

[As of the statistical cut-off date, approximately         % of the aggregate principal balance of the receivables, constituting % of the number of receivables, were between 1 payment and              payments prepaid.]

[As of the statistical cut-off date, approximately         % of the aggregate principal balance of the receivables, constituting         % of the number of receivables, are Scheduled Interest Receivables.]

[As of the statistical cut-off date, approximately         % of the aggregate principal balance of the receivables, constituting         % of the number of receivables, are Simple Interest Receivables.]

If a Scheduled Interest Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contracts and/or installment loan, as the case may be, a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable under such contract or loan allocable to “unearned” interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Scheduled Interest Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

The servicer may accede to an obligor’s request to pay scheduled payments in advance, in which event the obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment, made in advance will be treated as a principal prepayment

S-15

and will be distributed as part of the principal distribution amount in the month following the Collection Period in which the prepayment was made. See “Maturity and Prepayment Considerations” in the accompanying prospectus.

THE SERVICER

[Insert information with respect to the servicer.]

Capital One Financial Corporation (“Capital One Financial”) acquired Summit Acceptance Corporation on July 9, 1998. The name of Summit Acceptance Corporation was changed to “Capital One Auto Finance, Inc.” on November 6, 2000.

In October 2001, Capital One Financial acquired San Diego based PeopleFirst Inc. and its wholly owned subsidiary PeopleFirst Finance, LLC (“PeopleFirst”), and shortly thereafter it transferred its interest in PeopleFirst Inc. to its wholly owned subsidiary, COAF. Effective February 2, 2004, PeopleFirst merged with COAF and integrated portions of its operations with those of COAF in Plano, Texas. Certain operations, however, such as credit underwriting, some aspects of customer service, early stage collection activities and other operations continue to be maintained in San Diego.

Capital One Financial is a registered bank holding company and effective May 27, 2005, Capital One Financial became a registered financial holding company. As a registered financial holding company, Capital One Financial is subject to the supervision of the Federal Reserve Board. Capital One Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries, including COAF.

[In January 2005, COAF acquired Onyx Acceptance Corporation (“Onyx”). As a result of the acquisition, Onyx is a wholly-owned subsidiary of COAF. Onyx is engaged principally in the business of originating automobile receivables through dealer relationships. None of the receivables or subsequent receivables included in the transaction described in this prospectus supplement were or will be originated by Onyx.]

[On March 6, 2005, Capital One Financial entered into an Agreement and Plan of Merger with Hibernia Corporation (“Hibernia”), a financial holding company that provides a wide array of financial products and services through Hibernia National Bank and its non-bank subsidiaries, under which Capital One Financial will acquire Hibernia. The merger, which is expected to close in the third quarter of 2005, is subject to certain conditions, including approval by Hibernia stockholders, receipt of regulatory approvals, the delivery of customary opinions from counsel to Capital One Financial and Hibernia that the merger will qualify as a tax-free reorganization for federal income tax purposes and other customary closing conditions.]

Size of Servicing Portfolio

As of                 , the servicer [and its affiliates] serviced approximately              motor vehicle retail installments sale contracts and/or installment loans, consisting primarily of a combination of new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles representing an outstanding balance of approximately $             million. See “Origination and Servicing Procedures” in the accompanying prospectus.

Delinquencies, Repossessions and Net Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to all receivables originated and serviced by COAF and its affiliates which were classified at origination in the [“prime”] [“below prime”] category. COAF’s classification of receivables in the [“prime”] [“below prime”] category of receivables is based on a number of factors and changes from time to time. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

S-16

This information includes the experience with respect to all [“prime”] [“below prime”] category receivables originated and serviced by COAF and its affiliates as of each respective date or during each listed period, including those sold in “whole loan sales” with servicing retained. Although the originator and its affiliates originate and service receivables classified at origination in the [“below prime”] [“prime”] category, this segment of the originator’s and its affiliates’ portfolio is excluded from the following delinquency and credit loss experience tables. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool [, and do not include delinquency and credit loss experience for receivables originated over the Internet other than for the years ended [                ]]. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency and credit loss experience of the receivables servicing portfolio set forth in the following tables.

As of December 31,
	2004		2003		2002		2001		2000
	Amount($)	Percent	Amount($)	Percent	Amount($)	Percent	Amount($)	Percent	Amount($)	Percent
Receivables Outstanding	$		$		$		$		$
Delinquencies (1)
30-59 days	$	%	$	%	$	%	$	%	$	%
60-89 days		%		%		%		%		%
90 days & over		%		%		%		%		%
Total 30+ Delinquencies	$	%	$	%	$	%	$	%	$	%

(1)	A receivable delinquent when an obligor fails to make all or part of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

Credit Loss Experience

($ in 000s)

For the year ended December 31,
	2004		2003		2002		2001		2000
Number of Receivables Outstanding
Average Receivables Outstanding (1)
Number of Receivables Repossessed
% of Loans Repossessed		%		%		%		%		%
Average Principal Balance Outstanding (1)	$		$		$		$		$
Net Dollar Loss (2)(3)	$		$		$		$		$
Net Dollar Loss Percentage		%		%		%		%		%

(1)	Excludes loans originated and sold by COAF, which are no longer serviced by COAF.
(2)	Losses now encompass all losses, not repossession losses only.
(3)	Deficiency Estimates (50%) are used for vehicles that have been repossessed but not yet sold.

Delinquencies and net losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the receivables may differ from those shown in the tables.

S-17

Information About Certain Previous Securitizations

Appendix A, attached to this prospectus supplement, sets forth in tabular format certain information regarding the performance of all securitizations of receivables originated by COAF and its affiliates and serviced by COAF since 2000 that were classified at the time of origination in the [“below prime”] [“prime”] category, which classification is based on a number of factors and changes from time to time. The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of COAF’s prior receivables securitization transactions will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

[WEIGHTED AVERAGE LIFE OF THE SECURITIES

Prepayments on motor vehicle retail installment sale contracts and/or installment loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables.

As the rate of payment of principal of the notes [and in respect of the certificate balance] will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of the notes could occur significantly earlier than the final scheduled maturity date for the notes. [The final distribution in respect of the certificates also could occur prior to the final scheduled Distribution Date for the certificates.] Reinvestment risk associated with early payment of the notes [and the certificates] will be borne exclusively by the noteholders [and the certificateholders, respectively].

The table captioned “Percent of Initial Note Principal Balance [or initial Certificate Balance] at Various ABS Percentages” (the “ABS Table”) has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that:

•	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

•	payments on the notes [and distributions on the certificates] are made on each Distribution Date (and each such date is assumed to be the day of each applicable month);

S-18

•	the balance in the reserve account on each Distribution Date is equal to the Specified Reserve Account Balance; and

•	the servicer does not exercise its option to purchase the receivables. The first two pools have an assumed cutoff date of and the remaining pools have an assumed cutoff date of .

The ABS Table sets forth the percent of the initial principal amount of the notes [and the percent of the initial Certificate Balance] that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

The ABS Table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools, which is based on its aggregate principal balance, Contract Rate, original term to maturity as of the cutoff date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

Pool	Remaining Term to Maturity Range (in months)	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Remaining Term to Maturity (in months)
1		$	%
2		$	%
3		$	%
4		$	%

The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes [and the certificates].]

[Percentage of Initial Note Principal

Balance at Various ABS Percentages

Class A-1 Notes	%	%	%	%
Class A-2 Notes
Class A-3 Notes
Assumed ABS Percentage	100	100	100	100
Distribution Dates
Closing Date
Weighted Average Life (years)

The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such note.

An asterisk “*” means a percent of initial note principal balance of more than zero and less than 0.5%.

S-19

[Percent of Initial Certificate

Balance at Various ABS Percentages

Certificates	%	%	%	%
Assumed ABS Percentage	100	100	100	100
Distribution Dates

The ABS tables have been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance of the receivables, and should be read in conjunction with those assumptions.]

USE OF PROCEEDS

The net proceeds from the sale of the securities will be applied by the seller first, to deposit approximately $ into the reserve account and second, the balance to purchase the receivables and other issuer property from the Originators.

DESCRIPTION OF THE NOTES

The notes will be issued pursuant to the terms of the indenture, substantially in the form filed as an exhibit to the registration statement. The following information summarizes all material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which description reference is hereby made.

The Notes

Payments of Interest.    The notes will constitute [fixed rate] securities, as such term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities” in the accompanying prospectus. Interest on the outstanding principal amount of the notes will accrue at the interest rate and will be payable to the noteholders monthly on each Distribution Date, commencing                 . Interest will accrue from and including the Closing Date, in the case of the first Distribution Date, or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. Interest on the notes will be calculated on the basis of a [360 day year consisting of twelve 30 day months] [the actual number of days from and including the prior Distribution Date (or Closing Date in the case of the first Distribution Date) to but excluding the current Distribution Date divided by 360]. Interest payments on the notes will generally be derived from the total distribution amount remaining after the payment of the servicing fee for the related Collection Period and all accrued and unpaid servicing fees for prior Collection Periods. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement. Interest payments to the noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the interest rate.

Payments of Principal.    Principal payments will be made to the noteholders on each Distribution Date in an amount equal to the noteholders’ percentage of the principal distribution amount in respect of such Collection Period, subject to certain limitations. Principal payments on the notes will be generally derived from the total distribution amount remaining after the payment of the total servicing fee, the noteholders’ interest distributable amount [and the certificateholders’ interest distributable amount; provided, however, that following the occurrence and during the continuation of certain events of default or an acceleration of the notes, the noteholders will be entitled to be paid in full before the distributions may be made on the certificates]. See

S-20

“Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.

The principal balance of the notes, to the extent not previously paid, will be due on the note final scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the notes is paid may be earlier than the note final scheduled Distribution Date based on a variety of factors.

[Optional Redemption.    The notes will be redeemed in whole, but not in part, on any Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the pool balance has declined to         % or less of the initial pool balance. The redemption price will be equal to the unpaid principal amount of the notes [and the certificates] plus accrued and unpaid interest thereon. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Termination” in the accompanying prospectus.]

[Auction Sale.    In the event of an auction sale, the notes will be redeemed in an amount equal to the unpaid principal amount of the then outstanding notes plus accrued and unpaid interest thereon at the Interest Rate. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Termination” in the accompanying prospectus.]

The Indenture Trustee.                            will be the indenture trustee under the indenture. The seller maintains normal commercial banking relations with the indenture trustee.

DESCRIPTION OF THE NOTE GUARANTY INSURANCE POLICY AND THE NOTE INSURER

[To be provided by the Note Insurer].

[DESCRIPTION OF THE CERTIFICATES

The certificates will be issued pursuant to the terms of the trust agreement, substantially in the form filed as an exhibit to the registration statement. The following information summarizes all material provisions of the certificates and the trust agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related agreement set forth in the accompanying prospectus, to which description reference is hereby made.

The Certificates

Distributions of Interest.    Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the certificate balance at the pass-through rate. Such amounts will be distributable monthly on each Distribution Date commencing                         . [The certificates will constitute fixed rate securities, as such term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities”] in the accompanying prospectus. That interest entitlement will accrue from and including the Closing Date, in the case of the first such Distribution Date, or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the certificates will be funded from the portion of the total distribution amount remaining after the distribution of the total servicing fee and the noteholders’ interest distributable amount. On any Distribution Date, the certificateholders’ interest distributable amount will equal 30 days’ interest at the pass-through rate on the certificate balance (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding the first Distribution Date) plus any amounts due but not paid on previous Distribution Dates with interest thereon at the pass-through rate. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.

S-21

Distributions of Principal Payments.    Certificateholders will be entitled to distributions of principal on each Distribution Date commencing on the Distribution Date on which the notes have been paid in full, in an amount equal to the certificateholders’ percentage of the principal distribution amount in respect of the related Collection Period, subject to certain limitations. Distributions with respect to principal payments will generally be funded from the portion of the total distribution amount remaining after the distribution of the total servicing fee, the noteholders’ distributable amount, if any, and the certificateholders’ interest distributable amount. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.

On and after any Distribution Date on which the notes have been paid in full, any remaining funds in the reserve account will be applied to reduce the certificate balance to zero.

Subordination of Certificates.    The rights of certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest. In addition, the certificateholders have no right to receive distributions of principal until the principal amount of the notes has been paid in full. Consequently, funds on deposit in the collection account, including amounts deposited therein from the reserve account, will be applied to the payment of interest on the notes before distributions of interest on the certificates and will be applied to the payment of principal on the notes before distributions of principal on the certificates. In addition, following the occurrence of certain events of default or an acceleration of the notes, the noteholders will be entitled to be paid in full before the certificateholders are entitled to any distributions.

[Optional Prepayment.    If the servicer exercises its option to purchase the receivables when the pool balance declines to % or less of the initial pool balance, certificateholders will receive an amount in respect of the certificates equal to the certificate balance together with accrued and unpaid interest thereon, which distribution will effect early retirement of the certificates. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Termination” in the accompanying prospectus.]]

DESCRIPTION OF THE TRANSFER AGREEMENTS

The following information summarizes all material provisions of the receivables sale and servicing agreements, substantially in the form filed as an exhibit to the registration statement, pursuant to which the issuer is purchasing and the servicer is undertaking to service the receivables [and the issuer will be created and the certificates will be issued]. The following summary supplements the description of the general terms and provisions of the transfer agreements, servicing agreements and the administration agreement set forth in the accompanying prospectus, to which description reference is hereby made.

Transfer and Assignment of Receivables

Certain information regarding the conveyance of the receivables by the Originators to the seller and by the seller to the issuer on the Closing Date pursuant to the receivables sale and servicing agreements is set forth in the accompanying prospectus under “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Transfer and Assignment of Receivables.”

Accounts

[The assets of the issuer will not include a pre-funding account.] All other accounts referred to under “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Accounts” in the accompanying prospectus, as well as a reserve account, will be established by the servicer and maintained with the indenture trustee in the name of the indenture trustee on behalf of the noteholders [and the certificateholders].]

S-22

Servicing Compensation

The servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to the product of one-twelfth of       % per annum for so long as the servicer or an affiliate thereof is the servicer, and a servicing fee rate of         % per annum if the servicer or an affiliate thereof is no longer the servicer and the pool balance as of the first day of the Collection Period. The servicing fee may also include such other amounts to be paid to the servicer as described in the accompanying prospectus. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior Distribution Dates, or the total servicing fee, will be paid from the total distribution amount. The total servicing fee will be paid prior to the distribution of any portion of the interest distribution amount to the noteholders [or the certificateholders]. See “Description of the Transfer Agreements, Servicing Agreement and the Administration Agreement—Servicing Fees” in the accompanying prospectus.

Distributions

Deposits to the Collection Account.    On or before the earlier of the eighth business day of the month in which a Distribution Date occurs and the fourth business day preceding such Distribution Date (the “Determination Date”), the servicer will calculate the total distribution amount, the interest distribution amount, the available principal, the principal distribution amount, the total servicing fee, the noteholders’ interest distributable amount, the noteholders’ principal distributable amount, [the certificateholders’ interest distributable amount, the certificateholders’ principal distributable amount,] the advances, if any, to be made by the servicer of interest and principal due on the Scheduled Interest Receivables, the amount, if any, to be withdrawn from the reserve account and deposited in the collection account in the amount, if any, to be withdrawn from the reserve account and paid to the seller, in each case, with respect to such Distribution Date.

On or before the business day preceding each Distribution Date, the servicer will cause the interest distribution amount and the available principal for such Distribution Date to be deposited into the collection account. On or before each Distribution Date, the servicer shall cause the indenture trustee to withdraw from the reserve account and the deposit in the collection account an amount, or the reserve account transfer amount, equal to the lesser of

(1)	the amount of cash or other immediately available funds in the reserve account on such Distribution Date, before giving effect to any withdrawals therefrom relating to such Distribution Date; or

(2)	the amount, if any, by which

(a)	the sum of the total servicing fee, the noteholders’ interest distributable amount, the noteholders’ principal distribution amount [the certificateholders’ interest distributable amount and the certificateholders’ principal distributable amount] for such Distribution Date exceeds

(b)	the sum of the interest distribution amount and the available principal for such Distribution Date.

Monthly Withdrawals from Collection Account.    On each Distribution Date, the servicer shall instruct the indenture trustee to make the following withdrawals, based upon the calculations set forth in “Deposits to the Collection Account” above, deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the sum of the interest distribution amount and the available principal in respect of such Distribution Date and the reserve account transfer amount in respect of such Distribution Date, which is the total distribution amount:

(1)	from the collection account to the servicer, from the total distribution amount, the total servicing fee;

(2)	from the collection account to the note distribution account, from the total distribution amount remaining after the application of the above, the noteholders’ interest distributable amount;

(3)	[from the collection account to the certificate distribution account, from the total distribution amount remaining after the application of the above clauses, the certificateholders’ interest distributable amount;]

S-23

(4)	provided that no Note Insurer Default has occurred and is continuing, to the note insurer, first an amount equal to the Premium (including any prior unpaid Premiums) and second an amount which is equal to Reimbursement Obligations (excluding Reimbursement Obligations relating to payments made under the note guaranty insurance policy with respect to principal on the [Class A Notes];

(5)	from the collection account to the note distribution account, from the total distribution amount remaining after the application of the above clauses, the noteholders’ principal distributable amount;

(6)	from the collection account to the certificate distribution account, from the total distribution amount remaining after the application of the above clauses, the certificateholders’ principal distributable amount; and]

(7)	from the collection account to the reserve account, any amounts remaining after the application of the above clauses.

Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default or an acceleration of the notes, the Total Distribution Amount remaining after the application of the first two clauses above will be deposited in the note distribution account to the extent necessary to reduce the principal balance of the notes to zero.

On each Distribution Date, all amounts on deposit in the note distribution account will be paid in the following order of priority:

(1)	to the noteholders, accrued and unpaid interest on the outstanding principal balance of the notes at the interest rate; and

(2)	to the noteholders in reduction of principal until the principal balance of the notes has been reduced to zero;

[On each Distribution Date, all amounts on deposit in the certificate distribution account will be distributed to the certificateholders in the following order of priority:

(1)	to the certificateholders, accrued and unpaid interest on the certificate balance at the pass-through rate; and

(2)	to the certificateholders in reduction of principal until the principal balance of the certificates has been reduced to zero.]

Credit Enhancement

[Subordination of the Certificates.    The rights of the certificateholders to receive distributions will be subordinated to the rights of the noteholders following the occurrence of certain Events of Default or an acceleration of the notes. The subordination of the certificates is intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. In addition, the reserve account is intended to enhance the likelihood of receipt by noteholders and certificateholders of amounts due them and to decrease the likelihood that the noteholders and certificateholders will experience losses. However, in certain circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount on deposit in the reserve account a temporary shortfall in the amounts distributed to the noteholders or the certificateholders could result. In addition, depletion of the reserve account ultimately could result in losses to noteholders and certificateholders.]

[Reserve Account.    Pursuant to the receivables sale and servicing agreements, the reserve account will be created and maintained with the indenture trustee. On the Closing Date, the seller will deposit $(%) of aggregate initial principal balance of the notes plus the initial certificate balance, into the reserve account. The reserve account initial deposit will be augmented on each Distribution Date by the deposit in the reserve account of amounts remaining after distribution of the total servicing fee and amounts to be paid to the noteholders [and certificateholders]. If the amount on deposit in the reserve account on any Distribution Date, after giving effect to

S-24

all deposits or withdrawals therefrom on such Distribution Date, is greater than the specified reserve account balance for such Distribution Date, the servicer will instruct the indenture trustee to distribute the amount of the excess to the seller. Upon any distribution to the seller of amounts from the reserve account, neither the noteholders [nor the certificateholders] will have any rights in, or claims to, such amounts. [In certain circumstances, funds in the reserve account will be used to reduce the certificate balance to zero.]

Note Guaranty Insurance Policy. [To be provided by Note Insurer].

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer, Brown, Rowe & Maw LLP is of the opinion that:

•	Based on the terms of the notes and the transactions relating to the receivables as set forth herein, the notes will be treated as debt for federal income tax purposes and

•	Based on the applicable provisions of the trust agreement and related documents, for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation. [The notes will not be issued with original issue discount.] See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the securities under any state or local tax law. We suggest that investors consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

[Any ERISA considerations and investor representations applicable to a series will be explained in this section.]

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the notes [and the certificates], the seller has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the notes [and the certificates].

Underwriters	Principal Amount of [Class A-1 Notes]	Principal Amount of [Class A-2 Notes]	Principal Amount of [Class A-3 Notes]	Principal Amount of [the Certificates]

Total

S-25

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Note Balance of the related class of notes [and certificates] and as an aggregate dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

COAF and the seller have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the seller, the servicer, the issuer and their affiliates. One of the underwriters, or its affiliates, may be the swap counterparty under the interest rate swap agreement.

As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their contribution to the issuer. One or more of the underwriters, the indenture trustee, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, have acted as a warehouse lender to its affiliates, and will receive a portion of the proceeds as a repayment of the warehouse debt.

The administrator, on behalf of the issuer, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

The notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.

S-26

The seller will receive aggregate proceeds of approximately $[            ] from the sale of the notes (representing [            ]% of the initial Note Balance of the notes) after paying the aggregate underwriting discount of $[            ] on the notes. Additional offering expenses are estimated to be $[            ].

Offering Restrictions

Each underwriter has severally represented to and agreed with the issuer that:

•	it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “Regulations”) and the FSMA;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (“CIS Order”) or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issuer or sale of the notes may otherwise lawfully be communicated or caused to be communicated; and

•	it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the applicable Originator, the issuer or the seller, in press releases and in oral and written statements made by or with the applicable Originator’s, the issuer’s or the seller’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the applicable Originator, COAF, the issuer or the seller. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The applicable Originator, the issuer and the seller have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

S-27

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the applicable Originator, COAF, the issuer or the seller to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The applicable Originator, the issuer and the seller undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

Certain legal matters with respect to the notes [and the certificates] will be passed upon for the seller by Mayer, Brown, Rowe & Maw LLP. Certain legal matters with respect to the notes [and the certificates] will be passed upon for the underwriter by                                                          .

S-28

GLOSSARY

[Additional terms to be inserted as necessary.]

“Available Principal” for a Distribution Date means, the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the Simple Interest method, and, with respect to Scheduled Interest Receivables, in accordance with the Scheduled Interest Method:

(1)	that portion of all collections on the receivables allocable to principal in respect of the preceding Collection Period;

(2)	Liquidation Proceeds attributable to the principal amount of receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the servicer’s customary servicing procedures with respect to such Liquidated Receivables;

(3)	all advances made by the servicer of principal due on the Scheduled Interest Receivables in respect of the preceding Collection Period;

(4)	to the extent attributable to principal, the purchase amount of each receivable repurchased by the seller or purchased by the servicer during the preceding Collection Period; and

(5)	partial prepayments on receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor and only to the extent not included in the first bullet point above.

In calculating the Available Principal, the following shall be excluded: all payments and proceeds, including Liquidation Proceeds, of any receivables:

(1)	repurchased by the Originators or purchased by the servicer, the purchase amount of which has been included in the Available Principal on a prior Distribution Date; and

(2)	[received on Scheduled Interest Receivables and distributed to the servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the receivables sale and servicing agreements.]

[“Certificateholders’ Principal Distributable Amount” means, with respect to any Distribution Date, the sum of the certificateholders’ monthly principal distributable amount for such Distribution Date and the certificateholders’ principal carryover shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders’ Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the certificate final scheduled Distribution Date, the principal required to be distributed to certificateholders will include the lesser of:

(1)	any payments of principal due and remaining unpaid on each receivable in the issuer as of the final scheduled maturity date; or

(2)	the portion of the amount that is necessary, after giving effect to the other amounts to be deposited in the certificate distribution account on such Distribution Date and allocable to principal, to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders’ Principal Distributable Amount to the note distribution account. In addition, on any Distribution Date on which, after giving effect to all distributions to the servicer, the noteholders and the certificateholders on such Distribution Date;

(a)    the outstanding principal balance of the notes is zero; and

(b) the amount on deposit in the reserve account is equal to or greater than the Certificate Balance, the Certificateholders’ Principal Distributable Amount shall include an amount equal to such Certificate Balance.]

S-29

[“Certificate Balance” equals, initially, $                                 and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to certificateholders.]

“Collection Period” means, with respect to a Distribution Date, (x) in the case of the initial Distribution Date, the period from and including the cutoff date through and including                         ,                         and (y) thereafter, the calendar month preceding the related Distribution Date.

“Contract Rate” means the interest rate specified in each motor vehicle retail installment sale contract and/or installment loan included as a receivable in the receivables pool.

“Cram Down Loss” means, with respect to a receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such receivable or otherwise modifying or restructuring the scheduled payments to be made on such receivable, an amount equal to:

(1)	the excess of the principal balance of such receivable immediately prior to such order over the principal balance of such receivable as so reduced; and/or

(2)	if such court shall have issued an order reducing the effective rate of interest on such receivable, the net present value, using as the discount rate the higher of the Contract Rate on such receivable or the rate of interest, if any, specified by the court in such order, of the scheduled payments as so modified or restructured.

A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

“Interest Distribution Amount” for a Distribution Date means, the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the Simple Interest Method, and with respect to Scheduled Interest Receivables, in accordance with the Scheduled Interest Method:

•	that portion of all collections on the receivables allocable to interest in respect of the preceding Collection Period;

•	all proceeds, other than any proceeds from any dealer commission, of the liquidation of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the servicer’s customary servicing procedures;

•	[all advances made by the servicer of interest due on the Scheduled Interest Receivables in respect of the preceding Collection Period;]

•	the purchase amount of each receivable that was repurchased by the Originators or purchased by the servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

•	all monies collected, from whatever source, other than any proceeds from any dealer commission, in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such receivable was written off, net of the sum of any amounts expended by the servicer for the account of the obligor and any amounts required by law to be remitted to the obligor; and

•	investment earnings for such Distribution Date;

In calculating the Interest Distribution Amount, the following shall be excluded: all payments and proceeds (including Liquidation Proceeds) of any receivables

•	repurchased by the Originators or purchased by the servicer, the purchase amount of which has been included in the Interest Distribution Amount on a prior Distribution Date; and

S-30

•	received on Scheduled Interest Receivables and distributed to the servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the receivables sale and servicing agreements.

“Liquidated Receivable” means, as of any date of determination, any receivable which (a) has been paid in full or (b) is a defaulted receivable with respect to which the servicer has determined in accordance with its customary servicing practices that all amounts expected to be received by the servicer with respect to that defaulted receivable have been received.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, the sum of the noteholders’ monthly principal distributable amount for such Distribution Date and the noteholders’ principal carryover shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders’ Principal Distributable Amount shall not exceed the outstanding principal balance of the notes. In addition, on the note final scheduled Distribution Date, the principal required to be deposited in the note distribution account will include the amount necessary, after giving effect to the other amounts to be deposited in the note distribution account on such Distribution Date and allocable to principal, to reduce the outstanding principal balance of the notes to zero.

“Pool Balance” means, at any time, the aggregate principal balance of the receivables at the end of the immediately preceding Collection Period calculated in accordance with the servicer’s customary servicing practices.

“Principal Distribution Amount” for a Distribution Date means, the sum of the following amounts with respect to the preceding Collection Period:

(1)    (a)    with respect to Simple Interest Receivables, that portion of all collections on the receivable allocable to principal in respect of the preceding Collection Period, and

(b)    with respect to Scheduled Interest Receivables the sum of:

(i)    the amount of all scheduled payments allocable to principal due during the preceding Collection Period; and

(ii)    the portion of all prepayments in full allocable to principal received during the preceding Collection Period, in the case of both (a) and (b) without regard to any extensions or modifications thereof effected after the cutoff date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;

(2)    the principal balance of each receivable that was repurchased by the Originators or purchased by the servicer in each case during the preceding Collection Period, except to the extent included in (1) above;

(3)    the principal balance of each Liquidated Receivable which became such during the preceding Collection Period, except to the extent included in (1) above;

(4)    partial prepayments on receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor and only to the extent not included in clause (1) above; and

(5)    the aggregate amount of Cram Down Losses during such Collection Period.

[“Specified Reserve Account Balance” with respect to any Distribution Date generally means the greater of:

•	% of the sum of the aggregate outstanding principal amount of the notes [and the outstanding Certificate Balance] on such Distribution Date (after giving effect to all payments on the notes [and distributions with respect to the certificates] to be made on such Distribution Date); or

•	% of the aggregate initial principal balance of the notes [plus the initial Certificate Balance.] In no circumstances will the seller be required to deposit any amounts in the reserve account other than the reserve account initial deposit to be made on the Closing Date.]

S-31

APPENDIX A

This Appendix A contains performance data as of [                    ] on the pools of receivables included in COAF’s [“below-prime”] [“prime”] securitizations. This Appendix A includes the following information on these past securitizations:

(1)	Pool summaries (including the initial receivables balance, current receivables balance, original note balance, current note balance, initial weighted average annual percentage rate (APR) and initial weighted average remaining term); and

(2)	Net cumulative losses as a percentage of original pool balance

Pool Summaries

Initial Receivables Balance	Current Receivables Balance	Initial Note Balance	Current Note Balance	Initial Wtd. Avg. APR	Initial Wtd. Avg. Remaining Term (months)

S-32

MONTHLY NET CUMULATIVE LOSS RATES

(as a % of Original Pool Balance1)

As of [                    ]

Original Pool Balance
Months from Issuance
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50

S-33

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and accompanying prospectus is currently only as of its date.

[Capital One Auto Finance Trust 200 - ]

[Capital One Auto Finance, LLC 200 - ]

[                 ] Class A-1 [         ]%

Asset Backed Notes

[                 ] Class A-2 [         ]%

Asset Backed Notes

[                 ] Class A-3 [         ]%

Asset Backed Notes

[                 ] Certificates

Capital One Auto Receivables, LLC

Seller

[                        ]

Servicer

PROSPECTUS SUPPLEMENT

Through and including [                 ], 200 (the 90th day after the date of this prospectus supplement and accompanying prospectus) all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and accompanying prospectus. This is in addition to a dealer’s obligation to deliver a prospectus supplement and accompanying prospectus.

The information in this prospectus supplement is not complete and may be changed. We may not sell the securities that are described in this prospectus supplement until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not a request for any offers to buy these securities in any state where the laws in that state do not permit the seller to offer or sell these securities.

Subject to Completion, Dated as of

Prospectus Supplement to Prospectus Dated August 26, 2003	Form 3[1]

$[                   ]

Asset Backed Certificates

[Capital One Auto Finance Trust 200 - ]

Issuer

Capital One Auto Receivables, LLC

Seller

[                                ]

Servicer

Before you purchase any of the certificates, you should carefully read the “risk factors” beginning on page S-[        ] in this prospectus supplement.

The certificates issued by the issuer do not represent interests in, and are not guaranteed by Capital One Auto Receivables, LLC or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The following securities are being offered by this prospectus supplement:

	Principal Balance	Interest Rate	Price to Public	Underwriting Discount	Proceeds to the Seller
[Class A-Certificates]	$	%	$	%	$
[Class A-Certificates]	$	%	$	%	$
[Class A-Certificates]	$	%	$	%	$
[Class B Certificates]	$	%	$	%	$
The certificates:

•   are principally secured by the assets of the issuer, which consist primarily of motor vehicle retail installment sale contracts and/or installment loans that are secured by a combination of new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles [for which [a small percentage] [less than half] [a majority] [substantially all] [all] of the obligors have credit histories that are below prime] [NOTE: Bracketed text to be included when below prime receivables are included in the pool of receivables];

•   currently have no trading market; and

•   are not insured or guaranteed by any governmental agency or any other party

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

[Underwriters]

[             ] [             ], [200 ]

1	This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the securities, servicing provisions, receivables pool and provisions of the transaction documents.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We tell you about the securities in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities; and

•	this prospectus supplement, which describes the specific terms of your securities.

If the description of the securities varies between the accompanying prospectus and this prospectus supplement, you should rely on information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The tables of contents in this prospectus supplement provide the page numbers on which these captions are located.

We are not offering the securities in any state where the offer of the securities is not permitted.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

i

Prospectus Supplement

ii

Prospectus

iii

SUMMARY OF TERMS

This section outlines the significant terms of the offered certificates. As a summary, we do not attempt to discuss or describe in any detail the terms outlined here. We recommend that you review carefully the more detailed information in this prospectus supplement and in the accompanying prospectus.

Issuer	[Capital One Auto Finance Trust 200 - ]

Seller	Capital One Auto Receivables, LLC, a limited liability company formed under the laws of the State of Delaware]

Originator[s]	[ ]

Servicer	[ ]

Trustee and Collateral Agent	[ ]

Closing Date	On or about , 200

Cutoff date	The [close] [opening] of business on , 200

Distribution Dates	of each month or the next business day if the day is not a business day, beginning in , 200

Record Dates	Last day of the month prior to a distribution date

[Minimum Denominations	$[25,000]

Form	Book-entry

Interest Accrual Method	30/360

Final Scheduled Distribution Date	for the class A certificates and for the class B certificates

The Receivables

The receivables are amounts owed by individuals under motor vehicle retail installment sale contracts and/or installment loans to purchase or refinance a combination of new or used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles. [A small percentage] [Less than half] [A majority] [Substantially all] [All] of the motor vehicle retail installment sale contracts and/or installment loans are the obligations of below prime obligors.] [NOTE: Bracketed text to be included when below prime receivables are included in the pool of receivables.] The receivables were originated or purchased by the Originators.

Number of contracts
Principal Amount	$
Annual Percentage Rates		% to	%
Weighted Average Annual Percentage Rate		%
Original term		months to months
Weighted Average original term		months
Remaining term		months to months
Weighted Average remaining term		months
New		%
Used		%
States
Balloon Loans		%

Interest Distributions

On each distribution date, if the issuer has sufficient cash, it will pay you the interest accrued on your certificates during the related interest period. Interest periods begin on the prior distribution date and run through the day before the current distribution date. The first interest period, however, begins on the closing date and runs through the day before the first distribution date. We will assume that each year has 360 days.

Principal Distributions

[To the extent not required to make payments of interest on the certificates, the issuer will pay principal collections to the holders of the class A certificates until the class A certificates are paid in full.] The issuer will not pay any principal collections to the holders of the class B certificates until the class A certificates are paid in full.

[Reserve Account

There will be a reserve account to help cover cash flow shortfalls. Initially, the balance on deposit in the account will be $                 . On each distribution date, amounts remaining after distribution of the total servicing fee and amounts to be paid to the certificateholders will be deposited in the reserve account until the balance on deposit in the reserve account equals a specified amount.]

Optional Termination

When the principal amount of the receivables is         % or less than it was on the cutoff date, the servicer may buy the receivables. In that circumstance, the issuer must receive enough money to pay you the principal amount of your certificates and all accrued but unpaid interest or it will not sell the receivables.

Material Federal Income Tax Consequences

Mayer, Brown, Rowe & Maw LLP is of the opinion that the issuer will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Mayer, Brown, Rowe & Maw is also of the opinion that the issuer will not be subject to United States federal income tax.

Certificateholders must report their respective allocable shares of income earned on issuer assets excluding certain amounts retained by the seller as described herein and, subject to certain limitations applicable to individuals, estates and issuers, may deduct their respective allocable shares of reasonable servicing and other fees. However, the tax code is complex, and we suggest that you and your tax advisors review the information under the caption “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

Certain ERISA Considerations

[The certificates may be purchased by employee benefit plans subject to the Employee Retirement Income Security Act of 1974 if one or more administrative exemptions apply.] [The certificates may not be purchased employee benefit plans and accounts or other retirement arrangements, except for insurance company general accounts meeting specific requirements.] [The certificates may not be purchased or held with plan assets of any benefit plan.] An employee benefit plan, any other retirement plan and any entity deemed to hold plan assets should consult with its counsel before purchasing the certificates. See “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Ratings

It is a condition of the issuance of the certificates that [insert applicable rating agencies] rate the certificates [insert applicable rating of certificates]. A rating is not a recommendation to purchase, hold or sell the certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the certificates address the likelihood of the payment of principal and interest on the certificates according to their terms. A rating agency may lower or withdraw its rating in the future, in its discretion.

Risk Factors

You should consider the principal risks of an investment in the securities set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

An investment in the certificates involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

Class B certificateholders may have to pay taxes on amounts not actually received

For federal income tax purposes, amounts otherwise payable to the owners of the class B certificates that are paid to the owners of the class A certificates may be deemed to have been received by the owners of the class B certificates and then paid by them to the owners of the class A certificates pursuant to a guaranty. Accordingly, the owners of the class B certificates could be liable for taxes on amounts not actually received. See “Material Federal Income Tax Consequences” in this prospectus supplement.

Class B certificates will absorb cash shortfalls and losses before the class A certificates

The class B certificateholders will not receive any distribution of interest until the full amount of interest on the class A certificates has been paid on each distribution date. The class B certificateholders will not receive any distributions of principal until the full amount of interest on and principal of the class A certificates and interest on the class B certificates payable on the distribution date has been distributed to the class A certificateholders and class B certificateholders respectively. Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account. If funds in the reserve account are exhausted, the issuer will depend solely on current distributions on the receivables to make payments on the certificates. Delinquent payments on the receivables may result in a shortfall in the distributions on the class B certificates on any distribution date due to the priority of payments on the class A certificates.

The return on your certificates may be reduced due to varying economic circumstances.

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. As a result, you may experience payment delays and losses on your certificates. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments on your certificates earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

Features of the receivables pool may result in losses	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

•

The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the issuer with respect to the receivables. As of the cutoff date, the billing address of the obligors with respect to approximately        %,        %, and        % of the principal amount of the receivables were

located in                , and                ,                respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

•	Newly originated loans may be more likely to default which may cause losses. Defaults on motor vehicle retail installment sale contracts and/or installment loans tend to occur at higher rates during the early years of the contract or loan. Substantially all of the contracts or loans will have been originated within 12 months prior to the sale to the issuer. As a result, the issuer may experience higher rates of default than if the contracts or loans had been outstanding for a longer period of time.

Internet-based and direct-mail loan origination programs may give rise to risks that are not found in customary loan origination programs.

The originator may use the Internet, direct-mail, the telephone and facsimile transmittals to communicate with obligors during the process of underwriting and originating the receivables. The underwriting and origination processes and related documentation used for Internet and direct-mail originated receivables are novel and were developed to capitalize on the potential benefits of conducting the originator’s business using electronic means and U.S. Postal mail including over the Internet and through direct mail. As such, these processes and the related documentation may entail risks that would not exist in a customary origination program and may give rise to challenges to the receivables based on consumer protection or other laws based on issues that are currently untested in the courts. No assurance can be given that these risks would not adversely affect the collectability or enforceability of the receivables or the enforceability of security interests in the financed vehicles.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•	The rate of return of principal is uncertain. The amount of distributions of principal of the certificates and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

•

You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

•	An early termination will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of the servicer’s optional termination, you will receive the principal amount of your securities plus accrued interest through the related interest period. Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

Withdrawal or downgrading of initial ratings will reduce the prices for certificates

A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the certificates after those certificates are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the certificates.

Events of default under the indenture may result in an acceleration of your certificates.

After an event of default under the indenture that results in acceleration of the certificates (other than an event of default that arises from the issuer’s breach of a covenant, representation or warranty), the issuer will not make any distributions of principal or interest on the Class B Certificates until payment in full of principal and interest on the Class A Certificates. This may result in a delay or default in paying interest on or principal of the Class B Certificates.

[You may experience reduced returns on your certificates resulting from distribution of amounts in the pre-funding account

The issuer has access to a pre-funding account. On one or more occasions following the closing date, the issuer expects to purchase receivables from the seller, which, in turn, will acquire these receivables from the Originators, with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal to you on the date specified in this prospectus supplement any amounts remaining in the pre-funding account that have not been used to purchase receivables. This prepayment of principal could have the effect of shortening the weighted average life of your securities. The inability of the seller to obtain receivables meeting the requirements for sale to the issuer will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your securities.]

Used vehicles included in the receivables pool may incur higher losses than new automobiles

Some or all of the receivables may be secured by financed vehicles that are used. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed used vehicle, a greater loss may be incurred.

[Receivables that are below prime receivables may have higher default rates

[A small percentage] [Less than half] [A majority] [Substantially all] [All] of the receivables are below prime receivables and involve obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels or the inability to provide adequate down payments. While the Originators’ underwriting guidelines are designed to establish that, notwithstanding such factors, the obligor is a reasonable credit risk, the default rate for such obligors may be higher than for prime obligors. In the event of such defaults, generally the most practical alternative is repossession of the financed vehicle. As a result, some losses on the receivables may be anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.] [NOTE: This risk factor to be used only when below prime receivables are included in the pool of receivables.]

If [ ] is no longer the servicer, you may experience delays in payment or losses on your securities

If [            ] is removed as servicer or is no longer able to act as the servicer, there may be delays in processing payments or losses on the receivables because of the disruption of transferring servicing to the successor servicer, or because the successor servicer is not as experienced in servicing as [            ]. This might cause you to experience delays in payments or losses on your securities.

The securities may not be a suitable investment for you

The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

This prospectus supplement provides information regarding only the receivables as of the statistical cut-off date, and the initial receivables and the subsequent receivables added to the receivables pool could have different characteristics.

This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The initial receivables, and any subsequent receivables transferred to the issuer during the funding period, will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. Although we do not expect the characteristics of the initial receivables or the subsequent receivables to differ materially from the receivables as of the statistical cut-off date, and each initial receivable and subsequent receivable must satisfy the eligibility criteria specified in the sale and servicing agreement, you should be aware that the initial receivables and the subsequent receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a certificate, you must not assume that the characteristics of the initial receivables and the subsequent receivables will be identical to the characteristics of the receivables as of the statistical cut-off date disclosed in this prospectus supplement.

Repurchase obligations are limited.

The issuer will be obligated to remove from the issuer property, the seller will be obligated to repurchase from the issuer, and COAF will be obligated to repurchase from the seller, any receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuer or the noteholders in such receivable). The issuer, the seller and COAF will represent that each receivable is secured by a financed vehicle and that each receivable has been originated in accordance with COAF’s customary origination practices. The issuer, the seller and COAF will make warranties with respect to the perfection and priority of the security interests in the financed vehicles on the closing date or funding date, as the case may be. However, statutory liens arising on or after the closing date or funding date, as the case may be, may have priority even over perfected security interests in the financed vehicles. While the issuer, the seller and COAF are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties regarding the eligibility of such receivable (and if such breach is not cured and materially and adversely affects the interest of the issuer or the noteholders in such receivable), there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation. Under a limited guaranty, Capital One Financial Corporation will guarantee the performance by COAF of its repurchase obligations under the purchase agreement. The limited guaranty does not guarantee any certificateholder the receipt of principal of or interest on its certificate. In addition there can be no assurances that Capital One Financial Corporation will meet its obligations under the limited guaranty.

[Risks associated with the interest rate swap.

The issuer will enter into an interest rate swap transaction under an interest rate swap agreement because the receivables owned by the issuer bear interest at fixed rates while the [            ] Certificates will bear interest at a floating rate. The issuer may use payments made by the swap counterparty to make interest payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuer, the issuer will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the certificates without using amounts that would otherwise be paid as principal on the certificates. If the swap counterparty fails to pay a Net Swap Receipt and Collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the certificates, you may experience delays and/or reductions in the interest and principal payments on your certificates.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuer under the interest rate swap agreement, the issuer will be obligated to make a Net Swap Payment to the swap counterparty. The issuer’s obligation to pay a Net Swap Payment to the swap counterparty is secured by the issuer property.

The swap counterparty’s claim for a Net Swap Payment will be higher in priority than all payments on the certificates. If a Net Swap Payment is due to the swap counterparty on a payment date and there are insufficient Collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the certificates you may experience delays and/or reductions in the interest and principal payments on your certificates.

The interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, insolvency of either party to the interest rate swap agreement, illegality, the exercise of certain rights under the indenture, the issuer amends the transaction documents without the consent of the swap counterparty if such consent is required, or failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuer or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuer under the interest rate swap agreement, the issuer may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the certificates will be reduced to the extent the interest rate on the [            ] Certificates exceeds the fixed rate the issuer would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into and Collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your certificates you may experience delays and/or reductions in the interest and principal payments on your certificates.]

[INSERT ANY ADDITIONAL RISK FACTORS APPLICABLE TO A PARTICULAR OFFERING]

CAPITALIZED TERMS

The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the back of this prospectus supplement. The capitalized terms used in this prospectus supplement and not defined in this prospectus supplement have the meanings set forth in the accompanying prospectus.

FORMATION OF THE ISSUER

Pursuant to the trust agreement, the seller will establish the issuer. Pursuant to the receivables sale and servicing agreements, the seller will sell and assign the receivables and the other issuer property to the issuer in exchange for the certificates. The seller will sell the certificates to the underwriter in exchange for cash. All references herein to sales, assignments and transfers to the issuer refer to transfers, assignments and transfers to the trustee on behalf of the issuer for the benefit of the certificateholders. Prior to such transfer and assignment, the issuer will have no assets or obligations or any operating history. Upon formation, the issuer will not engage in any business activities other than acquiring and holding the receivables, issuing the certificates and distributing payments thereon.

The servicer will, directly or indirectly through subservicers, hold the receivables and the certificates of title or ownership or other documents evidencing the notation of the Originator’s lien on the certificates of title or ownership relating to the financed vehicles as custodian for the trustee. However, the receivables will not be marked or stamped to indicate that they have been sold to the issuer, and the certificates of title for the financed vehicles will not be endorsed or otherwise amended to identify the trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the issuer’s interest in the receivables and the financed vehicles may be defeated. See “Risk Factors—The issuer’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses” and “Material Legal Aspects of the Receivables” in the accompanying prospectus.

The issuer will not acquire any contracts or assets other than the issuer property, and it is not anticipated that the issuer will have any need for additional capital resources. Because the issuer will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the issuer property, issuing the certificates and distributing payments on them, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the issuer have been included in this prospectus supplement.

THE ISSUER PROPERTY

Each certificate represents a fractional undivided interest in the issuer. The issuer property will include the receivables, which were originated or purchased by the Originators pursuant to dealer agreements with dealers, directly with consumers or through third party arrangements. On the cutoff date, none of the receivables will be 30 or more days delinquent. On the Closing Date, the seller will buy the receivables from the Originators and the seller will sell the receivables to the issuer. The servicer will, directly or through subservicers, service the receivables. The issuer property also includes:

•	all monies received under the receivables on and after the cutoff date and, with respect to receivables which are Scheduled Interest Receivables, monies received thereunder prior to the cutoff date that are due on or after the cutoff date;

•	such amounts as from time to time may be held in the collection account, the reserve account, the class A distribution account and the class B distribution account, established and maintained by the servicer pursuant to the receivables sale and servicing agreements as described below;

•	security interests in the financed vehicles;

•	the rights of the Originators to receive proceeds from claims under certain insurance policies;

•	the rights of the issuer under the receivables sale and servicing agreements;

•	the rights of the seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the financed vehicles or the retail purchasers, as obligors of, or other persons owing payments on, the financed vehicles;

•	all right, title and interest of the Originators, other than with respect to any dealer commission, with respect to the receivables and purchased under the related dealer agreements;

•	rights with respect to any repossessed financed vehicles; and

•	all proceeds within the meaning of the UCC of the foregoing.

[The reserve account will be maintained in the name of the trustee for the benefit of the certificateholders, but will not be part of the issuer.]

THE RECEIVABLES POOL

Pool Composition

The receivables were selected from each Originator’s portfolio by several criteria, including, as of the statistical cut-off date, the following:

•	each receivable has a scheduled maturity of not later than the final scheduled Distribution Date;

•	each receivable was originated in the United States;

•	each receivable has an original term to maturity of not more than months and a remaining term to maturity of months or less as of the statistical cut-off date;

•	approximately % of the initial Pool Balance was secured by new financed vehicles, and approximately % of the initial Pool Balance was secured by used financed vehicles;

•	[each receivable provides for level monthly payments which fully amortize the amount financed except, in the case of simple interest receivables, for the last payment, which may be different from the level payments or except in the case of interest rate changes made due to the obligor’s inability to participate in an Originator’s electronic payment program and for the accrual of interest at the related Contract Rate according to either the Simple Interest Method or the Scheduled Interest Method;]

•	each receivable is not more than 30 days contractually past due as of the statistical cut-off date and is not more than months paid ahead;

•	each receivable has an outstanding principal balance between $ and $ ; and

•	each receivable has a Contract Rate of no less than % as of the statistical cut-off date.

[As of the statistical cut-off date, no obligor on any receivable was noted in the related records of the servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any receivable is not later than              . No selection procedures believed by the seller to be materially adverse to certificateholders were used in selecting the receivables.]

The seller considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by Contract Rate, geographic distribution and distribution by remaining principal of the receivables as of the cutoff date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Statistical Cut-off Date

	New Financed Vehicles		Used Financed Vehicles		Total
Aggregate Principal Balance	$		$		$
Number of Receivables Average Principal Balance	$		$		$
Weighted Average Contract Rate		%		%		%
Contract Rate (Range)		%- %		%- %		%- %
Weighted Average Original Term		months		months		months
Original Term (Range)		to months		to months		to months
Weighted Average Remaining Term		months		months		months
Remaining Term (Range)		to months		to months		to months]

Distribution by Remaining Term of the Receivables as of the Statistical Cut-off Date

Remaining Term (range)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
Less than [24 months		$	%
24 to 29 months
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 60 months
More than 60] months

Total			100.00%

Distribution of the Statistical Pool of Receivables by Model Year

As of the Statistical Cut-off Date

Model Year	Number of Receivables	Percent of Total Number of Receivables	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance
[1994 or prior
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006]

Total

Distribution by Contract Rate of the Receivables as of the Statistical Cut-off Date

Annual Percentage Rate Range	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
[0.00% to 0.99%		$	%
1.00% to 1.99%
2.00% to 2.99%
3.00% to 3.99%
4.00% to 4.99%
5.00% to 5.99%
6.00% to 6.99%
7.00% to 7.99%
8.00% to 8.99%
9.00% to 10.99%
11.00% to 11.99%
12.00% to 12.99%
13.00% to 13.99%
14.00% to 14.99%
15.00% to 15.99%
16.00% to 16.99%
17.00% to 17.99%
18.00% to 18.99%
19.00% to 19.99%
20.00% to 20.99%
21.00% to 21.99%
22.00% and above]

Total			$100.00%

Geographic Distribution of the Receivables as of the Statistical Cut-off Date

State	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
		$	%

Other

Total			$100.00%

Distribution by state is based on billing addresses of the obligors as of the statistical cut-off date, which may differ from the state of origination of the receivable.

“Other” include              other states, none of which have a concentration of receivables in excess of             % of the aggregate principal balance.

Distribution by Remaining Principal Balance of the Receivables as of the Statistical Cut-off Date

Remaining Principal Balance (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
less than [$2,500		$	%
$2,500 to $4,999
$5,000 to $7,499
$7,500 to $9,999
$10,000 to $12,499
$12,500 to $14,999
$15,000 to $17,499
$17,500 to $19,999
$20,000 to $22,499
$22,500 to $24,999
$25,000 to $27,499
$27,500 to $29,999
$30,000 to $32,499
$32,500 to $34,999
$35,000 to $37,499
$37,500 to $39,999
$40,000 to $41,499
$42,500 to $44,999
$45,000 to $47,499
$47,500 to $49,999
$50,000 to $52,499
$52,500 to $54,999
greater than $54,999]

Total		$	%

[As of the statistical cut-off date, approximately             % of the aggregate principal balance of the Receivables, constituting             % of the number of receivables, were between one payment and              payments prepaid.]

[As of the statistical cut-off date, approximately             % of the aggregate principal balance of the Receivables, constituting             % of the number of receivables, are Scheduled Interest Receivables.]

[As of the statistical cut-off date, approximately             % of the aggregate principal balance of the receivables, constituting             % of the number of receivables, are simple interest receivables.]

If a Scheduled Interest Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contracts and/or installment loans, as the case may be, a refund or rebate will be made to the obligor of the portion of the total amount of payments then due and payable under such contract or loan allocable to unearned interest, calculated on the basis of a constant interest rate. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Scheduled Interest Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

The servicer may accede to an obligor’s request to pay scheduled payments in advance, in which event the obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made in advance will be treated as a principal prepayment and will be distributed as part of the principal distribution amount in the month following the Collection Period in which the prepayment was made. See “Maturity and Prepayment Considerations” in the accompanying prospectus.

THE SERVICER

[Insert information with respect to the servicer.]

Capital One Financial Corporation (“Capital One Financial”) acquired Summit Acceptance Corporation on July 9, 1998. The name of Summit Acceptance Corporation was changed to “Capital One Auto Finance, Inc.” on November 6, 2000.

In October 2001, Capital One Financial acquired San Diego based PeopleFirst Inc. and its wholly owned subsidiary PeopleFirst Finance, LLC (“PeopleFirst”), and shortly thereafter it transferred its interest in PeopleFirst Inc. to its wholly owned subsidiary, COAF. Effective February 2, 2004, PeopleFirst merged with COAF and integrated portions of its operations with those of COAF in Plano, Texas. Certain operations, however, such as credit underwriting, some aspects of customer service, early stage collection activities and other operations continue to be maintained in San Diego.

Capital One Financial is a registered bank holding company and effective May 27, 2005, Capital One Financial became a registered financial holding company. As a registered financial holding company, Capital One Financial is subject to the supervision of the Federal Reserve Board. Capital One Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries, including COAF.

[In January 2005, COAF acquired Onyx Acceptance Corporation (“Onyx”). As a result of the acquisition, Onyx is a wholly-owned subsidiary of COAF. Onyx is engaged principally in the business of originating automobile receivables through dealer relationships. None of the receivables or subsequent receivables included in the transaction described in this prospectus supplement were or will be originated by Onyx.]

[On March 6, 2005, Capital One Financial entered into an Agreement and Plan of Merger with Hibernia Corporation (“Hibernia”), a financial holding company that provides a wide array of financial products and services through Hibernia National Bank and its non-bank subsidiaries, under which Capital One Financial will acquire Hibernia. The merger, which is expected to close in the third quarter of 2005, is subject to certain conditions, including approval by Hibernia stockholders, receipt of regulatory approvals, the delivery of customary opinions from counsel to Capital One Financial and Hibernia that the merger will qualify as a tax-free reorganization for federal income tax purposes and other customary closing conditions.]

Size of Servicing Portfolio

As of         , the servicer [and its affiliates] serviced approximately         motor vehicle retail installments sale contracts and/or installment loans, consisting primarily of a combination of new and used automobiles and light-duty trucks and/or other types of motor vehicles such as motorcycles representing an outstanding balance of approximately $         million. See “Origination and Servicing Procedures” in the accompanying prospectus.

Delinquencies, Repossessions and Net Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to all receivables originated and serviced by COAF and its affiliates which were classified at origination in the [“prime”] [“below prime”] category. COAF’s classification of receivables in the [“prime”] [“below prime”] category of receivables is based on a number of factors and changes from time to time. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

This information includes the experience with respect to all [“prime”] [“below prime”] category receivables originated and serviced by COAF and its affiliates as of each respective date or during each listed period, including those sold in “whole loan sales” with servicing retained. Although the originator and its affiliates originate and service receivables classified at origination in the [“below prime”] [“prime”] category, this segment of the originator’s and its affiliates’ portfolio is excluded from the following delinquency and credit loss experience tables. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool [, and do not include delinquency and credit loss experience for receivables originated over the Internet other than for the years ended [                ]]. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency and credit loss experience of the receivables servicing portfolio set forth in the following tables.

As of December 31,
	2004		2003		2002		2001		2000
	Amount($)	Percent	Amount($)	Percent	Amount($)	Percent	Amount($)	Percent	Amount($)	Percent
Receivables Outstanding	$		$		$		$		$
Delinquencies (1)
30-59 days	$	%	$	%	$	%	$	%	$	%
60-89 days		%		%		%		%		%
90 days & over		%		%		%		%		%

Total 30+ Delinquencies	$	%	$	%	$	%	$	%	$	%

(1)	A receivable delinquent when an obligor fails to make all or part of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

Credit Loss Experience

($ in 000s)

For the year ended December 31,
	2004		2003		2002		2001		2000
Number of Receivables Outstanding
Average Receivables Outstanding (1)
Number of Receivables Repossessed
% of Loans Repossessed		%		%		%		%		%
Average Principal Balance Outstanding (1)	$		$		$		$		$
Net Dollar Loss (2)(3)	$		$		$		$		$
Net Dollar Loss Percentage		%		%		%		%		%

(1)	Excludes loans originated and sold by COAF which are no longer serviced by COAF.
(2)	Losses now encompass all losses, not repossession losses only.
(3)	Deficiency Estimates (50%) are used for vehicles that have been repossessed but not yet sold.

Information About Certain Previous Securitizations

Appendix A, attached to this prospectus supplement, sets forth in tabular format certain information regarding the performance of all securitizations of receivables originated by COAF and its affiliates and serviced by COAF since 2000 that were classified at the time of origination in the [“below prime”] [“prime”] category, which classification is based on a number of factors and changes from time to time. The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of COAF’s prior receivables securitization transactions will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

[ WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

Prepayments on motor vehicle retail installment sale contracts and/or installment loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model or ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables. As the rate of payment of principal of the certificates will depend on the rate of payment, including prepayments, of the principal balance of the receivables, the final distribution in respect of the certificates could occur significantly earlier than the final scheduled Distribution Date for the certificates. Reinvestment risk associated with early payment of the certificates will be borne exclusively by the certificateholders.

The table captioned “Percent of Original Class A Principal Balance or Original Class B Principal Balance at Various ABS Percentages” has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that:

•	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

•	distributions on the certificates are made on each Distribution Date, and each such date is assumed to be the day of each applicable month;

•	the balance in the Reserve on each Distribution Date is equal to the Specified Reserve Balance; and

•	the servicer does not exercise its option to purchase the receivables. The first two pools have an assumed cutoff date of and the remaining pools have an assumed cutoff date of .

The ABS Table sets forth the percent of the original Class A Principal Balance and the percent of the original Class B Principal Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

The ABS Table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools, which is based on its aggregate principal balance, Contract Rate, original term to maturity as of the cutoff date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

Pool	Remaining Term to Maturity Range (in months)	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Remaining Term to Maturity (in months)
1		$	%
2		$	%
3		$	%
4		$	%

The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the class A certificates and the class B certificates.]

Percent of Initial Class A Certificate Balance at Various ABS Percentages

Class A Certificates	%	%	%	%
Assumed ABS Percentage	100	100	100	100
Distribution Dates

The weighted average life of a class A certificate is determined by:

•	multiplying the amount of each principal payment of such class A certificate by the number of years from the date of the issuance of such class A certificate to the Distribution Date on which such principal payment is made;

•	adding the results; and

•	dividing the sum by the initial principal balance of such class A certificate.

An asterisk “*” means a percent of initial Class A Principal Balance of more than zero and less than 0.5%.

Percent of Initial Class B Certificate Balance at Various ABS Percentages

Class B Certificates	%	%	%	%
Assumed ABS Percentage	100	100	100	100
Distribution Dates

The weighted average life of a class B certificate is determined by:

•	multiplying the amount of each principal payment of such class B certificate by the number of years from the date of the issuance of such class B certificate to the Distribution Date on which such principal payment is made;

•	adding the results; and

•	dividing the sum by the initial principal balance of such class B certificate.

An asterisk “*” means a percent of initial Class B Principal Balance of more than zero and less than 0.5%.

The ABS tables have been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance of the receivables, and should be read in conjunction with those assumptions.]

USE OF PROCEEDS

The net proceeds from the sale of the certificates will be applied by the seller first, to deposit approximately $             into the reserve account and second, the balance to purchase the receivables and other issuer property from the Originators.

DESCRIPTION OF THE CERTIFICATES

The certificates will be issued pursuant to the trust agreement, substantially in the form filed as an exhibit to the registration statement. The following information summarizes all material provisions of the certificates and the trust agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related trust agreement set forth in the accompanying prospectus, to which description reference is hereby made.

The certificates will evidence fractional undivided interests in the assets of the issuer to be created pursuant to the trust agreement. The class A certificates will evidence in the aggregate an undivided ownership interest of             % of the issuer and the class B certificates will evidence in the aggregate an undivided ownership interest of             % of the issuer.

DESCRIPTION OF THE TRANSFER AGREEMENTS

Transfer and Assignment of the Receivables

Certain information regarding the conveyance of the receivables by the Originators to the seller and by the seller to the issuer on the Closing Date pursuant to the receivables sale and servicing agreements is set forth in the accompanying prospectus under “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Transfer and Assignment of Receivables.”

Accounts

[The assets of the issuer will not include a pre-funding account.] All other accounts referred to under “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Accounts” in the accompanying prospectus, will be established by the servicer and maintained with the trustee in the name of the trustee on behalf of the certificateholders. The reserve account will be established by the servicer as a segregated account with the collateral agent on behalf of the certificateholders.

Servicing Compensation

The servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to the product of one-twelfth of % per annum for as long as the servicer or an affiliate thereof is the servicer, and % per annum if the servicer or an affiliate thereof is no longer the servicer and the pool balance as of the first day of the Collection Period. The “servicing fee” may also include amounts to be paid to the servicer as described in the prospectus. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior Distribution Dates, or the total servicing fee, will be paid from the Total Distribution Amount. The total servicing fee will be paid prior to the distribution of any portion of the interest distribution amount to the certificateholders. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Servicing Fee” in the accompanying prospectus.

Distributions on Certificates

Deposits to Collection Account.    On or before the earlier of the eighth business day of the month in which a Distribution Date occurs and the Determination Date, the servicer will provide the trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the receivables, the aggregate amount of liquidated receivables, [the advances, if any, to be made by the servicer of interest and principal due on the Scheduled Interest Receivables,] the amount, if any, to be withdrawn from the reserve account and deposited in the collection account, the amount, if any, to be withdrawn from the reserve account and paid to the seller, in each case, with respect to such Distribution Date and the aggregate purchase amount of receivables to be repurchased by the seller or to be purchased by the servicer, in each case with respect to such Distribution Date.

On or before each Distribution Date the servicer will deposit any advances for such Distribution Date into the collection account. On or before the business day preceding each Distribution Date, the servicer will cause the Interest Collections and the Principal Collections for such Distribution Date to be deposited into the collection account.

Monthly Withdrawals from the Collection Account.    On each Distribution Date, the servicer shall instruct the trustee to make the following deposits and distributions, to the extent of interest collections, and, in the case of shortfalls occurring under clause (2) below in the class A interest distribution, the class B percentage of principal collections to the extent of such shortfalls:

(1)	to the servicer, the servicing fee and all unpaid servicing fees from prior Collection Periods, to the extent not retained by the servicer;

(2)	to the class A distribution account, after the application of clause (1), the class A interest distribution; and

(3)	to the class B distribution account, after the application of clauses (1) and (2), the class B interest distribution.

On each Distribution Date, the servicer shall instruct the trustee to make the following deposits and distributions, to the extent of principal collections and interest collections remaining after the application of clauses (1), (2) and (3) above:

(4)	to the class A distribution account, the Class A Principal Distribution;

(5)	to the class B distribution account, after the application of clause (4), the Class B Principal Distribution; and

(6)	to the reserve account, any amounts remaining after the application of clauses (1) through (5).

To the extent necessary to satisfy the distributions described in the preceding paragraphs, the servicer shall instruct the trustee to withdraw from the reserve account and deposit in the class A distribution account or the class B distribution account as described below in the following order of priority on each Distribution Date:

(1)	an amount equal to the excess of the class A interest distribution over the sum of interest collections and the Class B percentage of principal collections will be deposited into the class A distribution account;

(2)	an amount equal to the excess of the class B interest distribution over the portion of interest collections remaining after the distribution of the class A interest distribution will be deposited into the class B distribution account;

(3)	an amount equal to the excess of the Class A Principal Distribution over the portion of principal collections and interest collections remaining after the distribution of the class A interest distribution and the class B interest distribution will be deposited into the class A distribution account; and

(4)	an amount equal to the excess of the Class B Principal Distribution over the portion of principal collections and interest collections remaining after the distribution of the class A interest distribution, the class B interest distribution and the Class A Principal Distribution will be deposited into the class B distribution account.

On each Distribution Date, all amounts on deposit in the class A distribution account will be distributed to the class A certificateholders and all amounts on deposit in the class B distribution account will be distributed to the class B certificateholders.

Credit Enhancement

Subordination of the Class B Certificates     The rights of the class B certificateholders to receive distributions with respect to the receivables will be subordinated to the rights of the class A certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by class A certificateholders of the full amount of interest and principal required to be paid to them, and to afford such class A certificateholders limited protection against losses in respect of the receivables.

No interest distribution will be made to the class B certificateholders on any Distribution Date in respect of interest until the full amount of interest on the class A certificates payable on such Distribution Date has been distributed to the class A certificateholders. No principal distribution will be made to the class B certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the class A certificates and interest on the class B certificates payable on such Distribution Date has been distributed to the class A certificateholders and the class B certificateholders, respectively. Distributions of interest on the class B certificates, however, to the extent of collections on or in respect of the receivables allocable to interest and certain available amounts on deposit in the reserve account, will not be subordinated to the payment of principal of the class A certificates.

Reserve Account.    In the event of delinquencies or losses on the receivables, the protection afforded to the class A certificateholders will be effected both by the preferential right of the class A certificateholders to receive current distributions with respect to the receivables, to the extent described above under

“—Subordination of the Class B Certificates,” prior to any distribution being made on a Distribution Date to the class A certificateholders, and to receive amounts on deposit in the reserve account. Amounts on deposit in the reserve account will also be generally available to cover shortfalls in required distributions to the class B certificateholders, in respect of interest, after payment of interest on the class A certificates and, in respect of principal, after payment of interest on and principal of the class A certificates and interest on the class B certificates. The reserve account will not be a part of or otherwise includible in the issuer and will be a segregated issuer account held by the collateral agent for the benefit of the certificateholders.

Pursuant to the receivables sale and servicing agreements, the reserve account will be created and maintained with the trustee. On the Closing Date, the seller will deposit $ , which equals % of the initial Pool Balance, into the reserve account. The reserve account initial deposit will be augmented on each Distribution Date by deposit therein of collections remaining after distribution of the servicing fee and amounts to be paid to class A certificateholders and class B certificateholders as described under “—Distributions on Certificates.” Amounts on deposit in the reserve account will be released to the seller on each Distribution Date to the extent that the amount on deposit in the reserve account exceeds the Specified Reserve Balance. Upon any such release to the seller of amounts from the reserve account, neither the class A certificateholders nor the class B certificateholders will have any further rights in, or claims to, such amounts.

Amounts held from time to time in the reserve account will continue to be held for the benefit of the certificateholders and may be invested in eligible investments. Any loss on such investment will be changed to the reserve account. Any investment earnings, net of losses, will be paid to the seller.

The time necessary for the reserve account to reach and maintain the specified reserve balance at any time after the date of issuance of the certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the receivables and, therefore, cannot be accurately predicted.

If on any Distribution Date the protection afforded the class A certificates by the class B certificates and by the reserve account is exhausted, the class A certificateholders will directly bear the risks associated with ownership of the receivables. If on any Distribution Date amounts on deposit in the reserve account have been depleted, the protection afforded the class B certificates by the reserve account will be exhausted and the class B certificateholders will directly bear the risks associated with ownership of the receivables.

None of the class B certificateholders, the trustee, the servicer, the Originators or the seller will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the class A certificateholders.]

Termination

The servicer will be permitted, at its option, in the event that the Pool Balance as of the first day of a Collection Period has declined to         % or less of the initial Pool Balance, to purchase from the issuer, on any Distribution Date occurring in a subsequent Collection Period, all remaining receivables in the issuer at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon at the applicable pass-through rates. The exercise of this right will effect an early retirement of the certificates. See “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement—Termination” in the accompanying prospectus.

DUTIES OF THE TRUSTEE

The trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates, other than the execution and authentication of the certificates, the receivables or any related documents, and will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the certificates or the receivables, or the investment of any monies by the servicer before such monies are deposited into the collection account. The trustee will not independently verify the receivables. If no event of servicing termination has occurred and is continuing, the trustee will be required to perform only those duties specifically required of it under the receivables sale and servicing agreements. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee under the receivables sale and servicing agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of the receivables sale and servicing agreements. The trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the receivables sale and servicing agreements which failure constitutes an event of servicing termination unless a responsible officer of the trustee obtains actual knowledge of such failure as specified in the receivables sale and servicing agreements.

The trustee will be under no obligation to exercise any of the rights or powers vested in it by the issuer agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders, unless such certificateholders have offered the trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. No class A certificateholder or class B certificateholder will have any right under the trust agreement to institute any proceeding with respect to the trust agreement, unless such holder has given the trustee written notice of default and unless, with respect to the Class A certificates, the holders of class A certificates evidencing not less than a majority of the aggregate outstanding principal balance of the class A certificates or, with respect to the class B certificates, the holders of class B certificates evidencing not less than a majority of the aggregate outstanding principal balance of the class B certificates, have made a written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 30 days has neglected or refused to institute any such proceedings.

The Trustee

            , a             , will act as trustee under the trust agreement. The trustee, in its individual capacity or otherwise, and any of its affiliates, may hold certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the servicer and the trustee, acting jointly (or in some instances, the trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the issuer. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the trust agreement will be conferred or imposed upon the trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

The trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the servicer will be obligated to appoint a successor trustee. However, any such resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trust agreement will provide that the servicer will pay the trustee’s fees. The trust agreement will also provide that the trustee will be entitled to indemnification by the seller for, and will be held harmless against, any loss, liability or expense incurred by the trustee not resulting from the trustee’s own willful misfeasance, bad faith or negligence. Indemnification will be unavailable to the trustee to the extent that any such loss, liability or expense results from a breach of any of the trustee’s representations or warranties set forth in the trust agreement, and for any tax, other than those for which the seller or the servicer is required to indemnify the trustee.

The trustee’s corporate trust office is located at                         . The Originators, the servicer, the seller and their respective affiliates may have other banking relationships with the trustee and its affiliates in the ordinary course of their business.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Mayer, Brown, Rowe & Maw LLP, the issuer will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Mayer, Brown, Rowe & Maw is also of the opinion that the issuer will not be subject to United States federal income tax. Each certificate owner will be subject to federal income taxation as if it owned directly its interest in each asset owned by the issuer and paid directly its share of reasonable expenses paid by the issuer. Each certificate owner therefore must report on its federal income tax return the gross income from the portion of the assets of the issuer that is allocable to such certificate and may deduct the portion of the expenses incurred or accrued by the issuer that is allocable to such certificate, at the same time and to the same extent as such items would be reported by such certificate owner if it had purchased and held directly an interest in such assets and received or accrued directly its share of the payments with respect to such assets and incurred or accrued directly its share of expenses incurred or accrued by the issuer when those amounts are received, incurred or accrued by the issuer.

If the class B certificate owners receive distributions of less than their share of the issuer’s receipts of principal or interest because of the subordination of their certificates, such class B certificate owners would probably be treated for federal income tax purposes as if they had:

•	received as distributions their full share of such receipts;

•	paid over to the class A certificate owners an amount equal to such shortfall amount; and

•	retained the right to reimbursement of such amounts from certain funds in the reserve account. Under this treatment:

•	class B certificate owners would be required to accrue as current income any interest, original issue discount income, or (to the extent paid on the issuer’s assets) accrued market discount of the issuer that was a component of the shortfall amount, even though such amount was in fact paid to the class A certificate owners;

•	a loss would only be allowed to the class B certificate owners when their right to receive reimbursement of such shortfall amount became worthless; and

•	reimbursement of such shortfall amount prior to such a claim of worthlessness would not be taxable income to a class B certificate owner because such amount was previously included in income. Those results should not significantly affect the inclusion of income for class B certificate owners on the accrual method of accounting, but could accelerate inclusion of income to class B certificate owners on the cash method of accounting by, in effect, placing them on the accrual method. All class B certificate owners are encouraged to consult their tax advisors regarding the character and timing of loss deductions.

We suggest that each certificate owner review “Material Federal Income Tax Consequences” in the accompanying prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the certificates under any state or local tax law. We suggest that investors consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

[Any ERISA considerations and investor representations applicable to a series will be explained in this section.]

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the notes [and the certificates], the seller has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the notes [and the certificates].

Underwriters	Principal Amount of [Class A-1 Notes]	Principal Amount of [Class A-2 Notes]	Principal Amount of [Class A-3 Notes]	Principal Amount of [the Certificates]

Total

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Note Balance of the related class of notes [and certificates] and as an aggregate dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

COAF and the seller have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the seller, the servicer, the issuer and their affiliates. One of the underwriters, or its affiliates, may be the swap counterparty under the interest rate swap agreement.

As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their contribution to the issuer. One or more of the underwriters, the indenture trustee, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, have acted as a warehouse lender to its affiliates, and will receive a portion of the proceeds as a repayment of the warehouse debt.

The administrator, on behalf of the issuer, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

The notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.

The seller will receive aggregate proceeds of approximately $[            ] from the sale of the notes (representing [            ]% of the initial Note Balance of the notes) after paying the aggregate underwriting discount of $[            ] on the notes. Additional offering expenses are estimated to be $[            ].

Offering Restrictions

Each underwriter has severally represented to and agreed with the issuer that:

•	it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “Regulations”) and the FSMA;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (“CIS Order”) or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issuer or sale of the notes may otherwise lawfully be communicated or caused to be communicated; and

•	it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the applicable Originator, the issuer or the seller, in press releases and in oral and written statements made by or with the applicable Originator’s, the issuer’s or the seller’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the applicable Originator, COAF, the issuer or the seller. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The applicable Originator, the issuer and the seller have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the applicable Originator, COAF, the issuer or the seller to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The applicable Originator, the issuer and the seller undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

Certain legal matters with respect to the certificates will be passed upon for the seller by Mayer, Brown, Rowe & Maw LLP. Certain legal matters with respect to the certificates will be passed upon for the underwriter by                 .

GLOSSARY

[Additional terms to be inserted as necessary.]

“Class A Principal Balance” equals the original class A principal balance, as reduced by all amounts allocable to principal on the class A certificates previously distributed to class A certificateholders.

“Class A Principal Distribution” means, with respect to any Distribution Date, the sum of class A monthly principal for such Distribution Date and the class A principal carryover shortfall for such Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to such Distribution Date. In addition, on the final scheduled Distribution Date, the principal required to be deposited in the class A distribution account will include the lesser of:

•	any principal due and remaining unpaid on each receivable in the issuer as of the final scheduled maturity date; or

•	the portion of the amount required to be deposited under the preceding clause that is necessary, after giving effect to the other amounts to be deposited in the class A distribution account on such Distribution Date and allocable to principal, to reduce the Class A Principal Balance to zero.

“Class B Principal Balance” equals the original Class B Principal Balance, as reduced by all amounts allocable to principal on the class B certificates previously distributed to class B certificateholders.

“Class B Principal Distribution” means, with respect to any Distribution Date, the sum of class B monthly principal for such Distribution Date and the class B principal carryover shortfall for such Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to such Distribution Date. In addition, on the final scheduled Distribution Date, the principal required to be distributed to class B certificateholders will include the lesser of:

(1)	any principal due and remaining unpaid on each receivable in the issuer as of the final scheduled maturity date; or

(2)	the portion of the amount required to be deposited under the preceding bullet point that is necessary, after giving effect to the other amounts to be deposited in the class B distribution account on such Distribution Date and allocable to principal, to reduce the Class B Principal Balance to zero, and, in the case of these bullet points, remaining after any required distribution of the amount described in the first bullet point to the class A distribution account.

“Collection Period” means, with respect to a Distribution Date, (a) in the case of the initial Distribution Date, the period from and including the cutoff date through and including , and (b) thereafter, the calendar month preceding the related Distribution Date.

“Collections” for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

“Contract Rate” means the interest rate specified in each motor vehicle retail installment contract and/or installment loan included as a receivable in the receivables pool.

“Cram Down Loss” means, with respect to a receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such receivable or otherwise modifying or restructuring the scheduled payments to be made on such receivable, an amount equal to:

(1)	the excess of the principal balance of such receivable immediately prior to such order over the principal balance of such receivable as so reduced; and/or

(2)	if such court shall have issued an order reducing the effective rate of interest on such receivable, the net present value, calculated using as the discount rate the higher of the Contract Rate on such receivable or the rate of interest, if any, specified by the court in such order, of the scheduled payments as so modified or restructured.

“Interest Collections” for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the Simple Interest Method, and with respect to Scheduled Interest Receivables, in accordance with the Scheduled Interest Method:

(1)	that portion of all collections on the receivables allocable to interest in respect of the preceding Collection Period;

(2)	all proceeds, other than any proceeds from any dealer commission, of the liquidation of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the servicer’s customary servicing procedures;

(3)	[all Advances made by the servicer of interest due on the Scheduled Interest Receivables in respect of the preceding Collection Period;]

(4)	the purchase amount of each receivable that was repurchased by the seller or purchased by the servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

(5)	all monies collected, from whatever source, other than any proceeds from any dealer commission, in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such receivable was written off, net of the sum of any amounts expended by the servicer for the account of the obligor and any amounts required by law to be remitted to the obligor; and

(6)	investment earnings for such Distribution Date.

In calculating the Interest Collections, the following shall be excluded: all payments and proceeds, including Liquidation Proceeds, of any receivables:

(1)	a repurchased by the seller or purchased by the servicer, the purchase amount of which has been included in the Interest Collections on a prior Distribution Date; and

(2)	received on Scheduled Interest Receivables and distributed to the servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the receivables sale and servicing agreements.

Interest Collections on any Distribution Date shall exclude all payments and proceeds, including Liquidation Proceeds, of any receivables the purchase amount of which has been included in Collections in a prior Collection Period.

“Liquidated Receivable” means, as of any date of determination, any receivable which (a) has been paid in full or (b) is a defaulted receivable with respect to which the servicer has determined in accordance with its customary servicing practices that all amounts expected to be received by the servicer with respect to that defaulted receivable have been received.

“Pool Balance” means, at any time, the aggregate principal balance of the receivables at the end of the immediately preceding Collection Period calculated in accordance with the servicer’s customary servicing practices.

“Principal Collections” for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the Simple Interest Method, and with respect to Scheduled Interest Receivables, in accordance with the Scheduled Interest Method:

(1)	that portion of all collections on the receivables allocable to principal in respect of the preceding Collection Period;

(2)	Liquidation Proceeds attributable to the principal amount of receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the servicer’s customary servicing procedures with respect to such Liquidated Receivables;

(3)	all advances made by the servicer of principal due on the Scheduled Interest Receivables in respect of the preceding Collection Period;]

(4)	to the extent attributable to principal, the purchase amount of each receivable repurchased by the seller or purchased by the servicer during the preceding Collection Period; and

(5)	partial prepayments on receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor and only to the extent not included in the first bullet point above.

In calculating the Principal Collections, the following shall be excluded: all payments and proceeds, including Liquidation Proceeds, of any receivables:

(1)	repurchased by the seller or purchased by the servicer the purchase amount of which has been included in the Principal Collections on a prior Distribution Date; and

[(2)	received on Scheduled Interest Receivables and distributed to the servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the agreement.]

Principal Collections on any Distribution Date shall exclude all payments and proceeds, including Liquidation Proceeds, of any receivables the purchase amount of which has been included in Collections in a prior Collection Period.

“Principal Distribution Amount” for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection Period:

(1)	(a) with respect to Simple Interest Receivables, that portion of all collections on the receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Scheduled Interest Receivables the sum of:

•	the amount of all scheduled payments allocable to principal due during the preceding Collection Period; and

•	the portion of all prepayments in full allocable to principal received during the preceding Collection Period;

in the case of both (a) and (b) without regard to any extensions or modifications thereof effected alter the cutoff date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;

(2)	the principal balance of each receivable that was repurchased by the seller or purchased by the servicer in each case during the preceding Collection Period, except to the extent included in clause one above;

(3)	the principal balance of each Liquidated Receivable which became such during the preceding Collection Period, except to the extent included in clause one above;

(4)	partial prepayments on receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor and only to the extent not included in clause one above; and

(5)	the aggregate amount of Cram Down Losses during such Collection Period.

“Specified Reserve Balance” with respect to any Distribution Date generally means the greater of:

(a)         % of the sum of the Class A Principal Balance and Class B Principal Balance on such Distribution Date, after giving effect to all distributions with respect to the certificates to be made on such Distribution Date; or

(b)         % of the sum of the original Class A Principal Balance and original Class B Principal Balance. In no circumstances will the seller be required to deposit any amounts in the reserve account other than the reserve account initial deposit to be made on the Closing Date.

APPENDIX A

This Appendix A contains performance data as of [                    ] on the pools of receivables included in COAF’s [“below-prime”] [“prime”] securitizations. This Appendix A includes the following information on these past securitizations:

(1)	Pool summaries (including the initial receivables balance, current receivables balance, original note balance, current note balance, initial weighted average annual percentage rate (APR) and initial weighted average remaining term); and

(2)	Net cumulative losses as a percentage of original pool balance

Pool Summaries

Initial Receivables Balance	Current Receivables Balance	Initial Note Balance	Current Note Balance	Initial Wtd. Avg. APR	Initial Wtd. Avg. Remaining Term (months)

MONTHLY NET CUMULATIVE LOSS RATES

(as a % of Original Pool Balance1)

As of [                    ]

Original Pool Balance
Months from Issuance
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

Capital One Auto Finance Trust

200 –

[                 ] Class A Certificates

[                 ] Class B Certificates

Capital One Auto Receivables, LLC

Seller

[                ]

Servicer

PROSPECTUS SUPPLEMENT

Through and including [                             ], 200   (the 90th day after the date of this prospectus supplement and the accompanying prospectus) all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to a dealer’s obligation to deliver a prospectus supplement and the accompanying prospectus.

Prospectus

ASSET BACKED SECURITIES

CAPITAL ONE AUTO RECEIVABLES, LLC

Seller

You should consider carefully the risk factors beginning on page 3 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes and the certificates will represent obligations of, or interests in, the issuer only and are not guaranteed by any person including Capital One Auto Receivables, LLC, or any of its affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuer.

The issuers may periodically issue asset backed notes and/or certificates in one or more series with one or more classes, and each issuer will own:

•   motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles;

•   collections on the receivables;

•   liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•   funds in the accounts of the issuer; and

•   any credit enhancement issued in favor of the issuer.

The securities:

•   will represent indebtedness of the issuer that issued those securities, in the case of the notes, or beneficial interests in the issuer that issued those securities, in the case of the certificates;

•   will be paid only from the assets of the issuer that issued those securities;

•   will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•   may benefit from one or more forms of credit enhancement; and

•   will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April [    ], 2005

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the receivables underlying your securities;

•	the credit enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

RISK FACTORS

An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuer’s assets which may not be sufficient to make full payments on your securities.

Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuer. Your notes will not represent an interest in or obligation of us, the Originators or any other person. We, the Originators or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

The issuer’s interest in the receivables could be defeated because the contracts will not be delivered to the issuer.

To the extent that contracts exist for any receivable, the servicer will maintain possession of the original contracts in tangible form or “control” of the authoritative copies of the contracts in electronic form. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuer’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuer’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities.

Upon the origination of a receivable, each Originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the seller, each Originator, either directly or through one or more other Originators, will assign its security interests in the financed vehicles to the seller, who will further assign them to the issuer. Finally, the issuer will pledge its interest in the financed vehicles as collateral for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuer as the new secured party. In the absence of an amendment or reissuance, the issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. Each Originator may be obligated to repurchase any receivable sold to the issuer which did not have a perfected security interest in the name of that Originator or an affiliate, as applicable, in the financed vehicle. The servicer or an Originator may be required to purchase or repurchase, as applicable, any receivable sold to the issuer as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the receivable and are subject to the expiration of a cure period. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuer elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

The failure of receivables to comply with consumer protection laws may result in losses on your investment.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. Although the liability of the issuer to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuer, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuer to the obligor for violations of applicable Federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The related Originator may be obligated to repurchase from the issuer any receivable that fails to comply with these legal requirements. If the related Originator fails to repurchase that receivable, you might experience delays or reductions in payments on your securities. See “Material Legal Aspects of the Receivables — Consumer Protection Law” in this prospectus.

Bankruptcy of the seller or an Originator could result in delays in payments or losses on your securities.

The Originators intend that each sale of receivables to the seller will be a valid transfer and assignment of the receivables to the seller. The seller intends that its sale of the receivables to the issuer will be a valid transfer and assignment of the receivables to the issuer. If an Originator or the seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the seller or that Originator were to take the position that the sale of receivables by that Originator to the seller or by the seller to the issuer, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of the seller or that Originator, delays in payments of collections on the receivables to you could occur. If a court ruled in favor of any such trustee, debtor or creditor, the court could reduce the amount payable to the issuer, which could result in losses in the securities. If the transfer of receivables by an Originator to the seller or by the seller to the issuer is treated as a pledge instead of a sale, a tax or governmental lien on the property of that Originator or the seller, as applicable, arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of any Originator’s or the seller’s bankruptcy estate, as applicable, and would not be available to the seller’s or Originator’s creditors.

The Originators, the servicer and the seller have limited obligations to the issuer and will not make payments on the securities.

The Originators, the servicer, the seller and their affiliates are not obligated to make any payments to you on your securities. The Originators, the servicer, the seller and their affiliates do not guarantee payments on the receivables or your securities. However, the Originators and the seller will make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by an Originator with respect to a receivable is untrue, or if that Originator breaches a covenant with respect to a receivable, then that Originator may be required to repurchase that receivable. If that Originator fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities.

See “The Transaction Documents — Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities.

The issuer could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor any Originator will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables — Security Interests in the Financed Vehicles” in this prospectus.

Commingling of assets by the servicer could reduce or delay payments on the securities.

The servicer will be required to deposit all collections and proceeds of the receivables collected during each collection period into the collection account within two business days of receipt. However, in the event that:

•	no event of servicing default exists under the transaction documents;

•	the credit enhancement provider, if any, consents; and

•	each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied;

the servicer will not be required to deposit collections into the collection account until on or before the business day on which the funds are needed to make the required distributions to securityholders. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds, the securityholders might incur a loss.

Extensions and deferrals of payments on receivables could increase the average life of the securities.

In some circumstances, the servicer may permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase the receivable from the issuer if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your securities.

In some circumstances, the Servicemembers Civil Relief Act, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during, and in certain circumstances, after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables — The Servicemembers Civil Relief Act” in this prospectus.

The absence of a secondary market for the securities could limit your ability to resell your securities.

If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors who wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

You may not be able to exercise your rights as a securityholder directly.

Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, société anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuer or any trustee or indenture trustee as certificateholders or noteholders, as the case may be. Hence, until definitive securities are issued, holders of such securities will only be able to exercise the rights of noteholders and certificateholders indirectly through The Depository Trust Company and its participating organizations. See “The Securities — Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

Your share of possible losses may not be proportional.

Principal payments of the securities generally will be made to the holders of the securities sequentially so that no principal will be paid on any class of the securities until each class of securities with an earlier final scheduled payment date has been paid in full. As a result, a class of securities with a later maturity may absorb more losses than a class of securities with an earlier maturity.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you.

We will offer a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding principal balance of the security. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal of the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

THE ISSUERS

With respect to each series of securities the seller, Capital One Auto Receivables, LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of COAF, will establish a separate issuer that will issue the securities of that series. Each issuer will be either a limited liability company formed pursuant to a limited liability agreement or a trust formed pursuant to a trust agreement between the seller and the trustee specified in the applicable prospectus supplement for that issuer. The issuer will be formed in accordance with the laws of Delaware or New York, as specified in the applicable prospectus supplement. The seller will sell and assign the receivables and other specified Issuer Property to the issuer in exchange for the securities of that issuer.

The issuer may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and/or certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuer.

In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuer may include (collectively as follows, the “Issuer Property”):

•	a pool of motor vehicle retail installment sales contracts and/or installment loans made by an Originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new and/or used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles;

•	the seller’s right to all documents and information contained in the receivable files;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

•	security interests in the new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles financed by the receivables;

•	the Originator’s rights to receive proceeds from claims on credit life, credit disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

•	to the extent specified in the applicable prospectus supplement, some of the Originator’s rights relating to the receivables purchased from dealers under agreements between the Originators that purchase receivables from dealers and the dealers that sold the financed vehicles;

•	the issuer accounts and all amounts on deposit in the applicable issuer accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the applicable prospectus supplement);

•	the rights of the issuer under each applicable transaction document;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account or other form of credit enhancement or liquidity may be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.

If so provided in the applicable prospectus supplement, the Issuer Property may also include a pre-funding account, into which the seller will deposit cash and which will be used by the issuer to purchase receivables from the Originators during a specified period following the Closing Date for the related issuer. Any receivables so conveyed to an issuer will also be Issuer Property of the issuer.

Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables and the Issuer Property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. Each issuer will not acquire any receivables or assets other than the Issuer Property.

THE TRUSTEE

The trustee for any issuer that is a trust will be specified in the applicable prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator, or the servicer, will be obligated to appoint a successor trustee. The servicer or administrator of each issuer may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the related trust agreement; or

•	the trustee becomes insolvent.

In either of these circumstances, the servicer or administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

The principal offices of each issuer and the related trustee will be specified in the applicable prospectus supplement.

THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These receivables are secured by new and/or used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles, manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to any issuer have been or will be purchased or originated by the Originators. See “Origination and Servicing Procedures” in this prospectus.

The Receivables Pools

The receivables to be purchased by each issuer, also known as the “receivables pool,” will be selected by the seller based upon the satisfaction of several criteria, including that each receivable:

•	is secured by a financed vehicle that contractually was required to be insured;

•	provides for fully amortizing level scheduled monthly payments, except for the first and last payment or in the case of interest rate changes made due to the obligor’s inability to participate in an Originator’s electronic payment program, which may be minimally different from the level payments, and for the accrual of interest at the related contract rate according to either the Simple Interest Method or the Scheduled Interest Method;

•	is not more than 30 days delinquent on the related cut-off date; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

The seller will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.

The seller will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the Issuer Property of the issuer will either reflect the outstanding principal balance of the receivable as of the cut-off date calculated under the Scheduled Interest Method or Simple Interest Method or another method as specified in the applicable prospectus supplement.

Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles, used vehicles or other motor vehicles, including motorcycles, as applicable.

Calculation Methods

Each of the receivables included in the Issuer Property of an issuer will be a contract or loan or contract where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the Originators as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer and will designate the entity acting as servicer with respect to that particular transaction.

The Originators originate or acquire receivables through a variety of origination channels across a wide spectrum of credit quality obligors ranging from prime credit obligors to below prime credit obligors. The non-prime receivables, in general, are expected to have higher loss rates and may have higher delinquency rates than receivables that represent the obligations of prime credit obligors.

Origination

The standard receivable originated or purchased by an Originator is a fully amortizing, level payment receivable. The interest rate is limited by the state’s maximum applicable interest rate of the state law applicable to that transaction (usually that of the obligor’s home state) at the time of origination. The contract term is determined by a number of factors which may include the age and mileage of the motor vehicle, payment amount, interest rate and obligor preference. Interest rates may be determined on the basis of the credit history of the applicant. Receivables that represent the obligations of below prime credit obligors tend to have higher interest rates than receivables that represent the obligations of prime credit obligors.

The Originators may originate receivables in any of the following ways:

•	purchasing a motor vehicle retail installment sales contract from a dealer pursuant to a dealer agreement between the Originator and the dealer;

•	making a direct loan to an obligor for the purpose of purchasing a vehicle or refinancing an existing vehicle loan;

•	purchasing/originating receivables from time to time pursuant to a flow purchase agreement or other similar agreement with a third party; or

•	bulk purchases of receivables portfolios from third parties.

The Originators may use programs developed and maintained by the Originators or third parties that allow the Originators to complete the entire contracting process electronically. The electronic contracts created by the programs will be electronically signed by the related obligors and will be stored in an electronic vault maintained by the Originator or third parties. The Originators do not expect to maintain physical copies of the electronic contracts.

Dealer Originations.    An Originator may originate receivables through dealers by purchasing motor vehicle retail installment sales contracts from dealers.

In most cases, dealers must execute a dealer agreement with the purchasing Originator that, among other things, sets out the guidelines and procedures of the purchasing and origination process. These dealer agreements generally provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of a receivable and the security interest in the related financed vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor. Originators may offer risk-based pricing programs to dealers to cover various levels of obligor risk.

In cases where an Originator has executed a dealer agreement with a dealer, once an application has been conditionally approved by the Originator and the contract is submitted by the dealer, the contract is transferred to the funding and investigations department where all requisite information is examined to assure compliance with company credit and lending policies. After the funding review and verification process is completed, the amount financed, plus or minus the appropriate dealer participation or dealer discount and fees, if applicable, is transferred to the dealer. After the transfer of the proceeds to the dealer, the Originator may confirm with the obligor that the motor vehicle was delivered and verify the make, model and accessories. If the motor vehicle was not delivered or was returned, or if the motor vehicle delivered to the obligor does not match the description provided to the Originator of the motor vehicle that secures the contract, the proceeds will generally be returned to the Originator or its affiliates by the dealer.

Direct Originations.    An Originator may make a direct loan to an obligor for the purpose of purchasing a motor vehicle, funding a lease buyout or refinancing an obligor’s motor vehicle contract. Potential obligors are generally targeted through direct mailings or through the Originators’ Internet websites.

The Originators that make direct loans may also identify potential obligors through pre-approvals obtained from credit bureaus and through customer lists obtained from the Originators and their affiliates. These potential obligors are sent mailings that encourage them to complete an application and return it to the Originator through the mail or to submit an application telephonically or electronically over the Internet. Upon receipt of a completed application, the Originator performs a series of procedures designed (i) to substantiate the accuracy of information critical to the Originator’s credit decision and (ii) to confirm that any documentation required complies with the Originator’s underwriting criteria. The completed application for a refinancing loan may authorize the Originator to contact the current lender to obtain pay-off information. In the case of refinancings, if the obligor is approved for a loan, the obligor is sent a note and security agreement to sign and return within a specified time period in order to obtain the loan. In these instances, once the completed contract documents are received by the Originator, the Originator pays off the previous lienholder.

The Originators have developed Internet websites to attract potential obligors. These websites encourage potential obligors to complete an electronic application, which is transmitted to the Originator through the Internet. If an electronic application for a prime loan is rejected, the application may be referred to and reprocessed for one of the below prime credit programs of the Originators. Once an electronic application is approved, the Originator mails or sends to the obligor a note and security agreement and a documentary draft drawn on the Originator and payable through the Originator’s bank. The documentary draft is issued in blank and incorporates by reference the terms of the applicable note and security agreement. Once the documentary draft is submitted to the Originators’ bank for payment, it is returned to the Originator and the documentary draft, an image of such documentary draft or such other information or records evidencing such documentary draft as permitted or provided by applicable law (including the Check Clearing for the 21st Century Act), clearing house rules, rules and regulations of the Federal Reserve Board (including Regulation CC), or other established systems for the transmission of payments within the banking system, is retained by it as evidence of the obligor’s agreement to the terms of the note and security agreement. When the obligor negotiates the documentary draft for payment, the obligor is thereby agreeing to the terms of the note and the security agreement. A negotiated documentary draft can be delivered for payment in an amount up to the obligor’s approved credit limit to a dealer, a lessor or an individual from whom the obligor is purchasing a motor vehicle, or in the case of a refinancing it can be delivered to the previous lender for payment of the existing loan. If the Originator’s documentary draft is not signed within a specified period of time after being sent to the obligor, it expires. However, in some cases the obligor may request a new documentary draft that is useable for an additional period of time without being required to submit a new application.

The terms of the note and security agreement grant to the Originator a security interest in the motor vehicle and require the obligor to have the Originator noted as lienholder on the certificate of title for the motor vehicle. In some cases, the documentary draft sent to the dealer or existing lienholder contains restrictive endorsements. By endorsing these documentary drafts, the dealer, the lessor, the individual or the existing lienholder agrees to take all action necessary to note the Originator as lienholder on the related certificate of title.

In many cases the origination process and related documentation used by the Originators are novel and were designed to capitalize on the potential benefits of conducting business over the Internet and through the mail. As such, these processes and the related documentation may entail risks that would not exist in a traditional motor vehicle loan origination program and may give rise to other challenges based on consumer protection or other laws based on issues that are currently untested in the courts.

Third Party Originations.    Each Originator also may establish and maintain relationships with third parties who will refer individual credit applications to such Originator or sell individual receivables to the Originator from time to time. Each of these parties often will execute a flow agreement with such Originator that sets out, among other things, the guidelines and procedures of the purchasing process. Flow agreements, for the purchase of receivables from a flow party, generally provide for the repurchase by the flow party of any receivable if any representations or warranties made by the flow party relating to the receivable are breached. Bulk purchases are many times highly negotiated and the Originator may use its underwriting standards among other factors to determine the purchase price for a portfolio of motor vehicle receivables originated by a third party.

Underwriting of the Receivables

The process for underwriting a receivable depends primarily on whether the obligor of that receivable represents a below prime credit or a prime credit obligor. Underwriting decisions for below prime receivables are based primarily on quantitative and, to a lesser extent, qualitative analysis of the applicant’s credit history. Credit approval guidelines for below prime credits are comprised of numerous evaluation criteria, including credit history, payment and debt-to-income ratios, employment and residence stability, credit score, loan to value ratio and the Originator’s proprietary scoring model discussed below. The underwriting of prime credits places greater emphasis on the obligor’s ability to repay the obligation and less emphasis on the value of the vehicle being purchased, while the underwriting of below prime credits focuses upon both factors more evenly.

To evaluate a potential loan or the potential purchase of a receivable from a dealer, the Originator must receive a completed credit application which contains information about the applicant which may include the applicant’s assets, liabilities, income, credit and employment history and other personal information bearing on the decision to extend credit. When the application is received, the relevant data is entered into the loan application processing system. Once the data has been entered, an electronic credit report is requested and is used in conjunction with the applicant’s personal financial data to underwrite the receivables.

For below prime credits, the Originators used a pooled data scorecard to assist in making underwriting decisions. The original scorecard was developed by Fair, Isaac and Company for the below prime auto industry. The implementation of this industry-based scorecard has produced a significant reduction in credit losses compared to prior originations underwritten with no scoring model. Based on the positive results of this industry-based scorecard, the Originators developed and implemented (along with Fair, Isaac and Company) their first generation custom proprietary scoring model. Since October 1999, the Originators have made subsequent improvements to the model and are currently using the fifth generation scorecard. The Originators anticipate that additional improvements and modifications will be made over time.

When a credit analyst examines an application, the analyst will compare the data provided by the applicant to what is available through the applicant’s credit report. For items that cannot be confirmed through the credit report or by other information sources, approval may be conditioned on receipt of supplementary documents such as a complete copy of an applicant’s tax return in the case of self-employed individuals.

The underwriting decision is communicated to the dealer or an applicant by facsimile, telephone or electronic mail.

Servicing and Collections

The servicer hired by the issuer will be specified in the applicable prospectus supplement, and will be one of the Originators or an affiliate of one of the Originators. The servicer is permitted to delegate any or all of its servicing duties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. It is expected that the servicer generally will delegate the servicing of portfolios of motor vehicle receivables originated or purchased by the Originators to the Originator that originated or purchased them and that the servicing by any Originator will be done in accordance with that Originator’s customary practices. The servicer may also delegate certain duties to unaffiliated parties if permitted pursuant to the applicable sale and servicing agreement.

The servicing functions performed by the servicer include customer service, document file keeping, computerized account record keeping, vehicle title processing, and collections. Specific servicing policies and practices of the Originators may be tailored to groups or types of motor vehicle receivables based upon the perceived credit risk of each such group, and may change over time.

The servicing policies and practices of the Originators generally are somewhat different for prime credits and below prime credits. These differences relate primarily to tolerance for delinquency, willingness to adjust contract terms due to specific circumstances and timelines within which other collection remedies are activated.

Tolerance for Delinquency.    For prime credits in the lowest perceived risk category, accounts may be allowed to become more delinquent before customer contact about the past due payment is initiated. Generally, as the perception of risk increases, the tolerance for delinquency is reduced and, accordingly, such contact is initiated sooner.

Willingness to Adjust Contract Terms.    The Originators may, in their discretion and on a case-by-case basis, extend or modify the terms of the related receivables in situations where the servicer believes such action is likely to maximize the amount collected. Extensions and payment deferrals are governed by strict guidelines in accordance with the servicer’s customary servicing practices and are not granted to forestall an inevitable loss.

Activation of Other Collection Remedies.    The decision to repossess the collateral generally depends upon the delinquency status and other risk characteristics of the account.

Regardless of the type of credit, if an account is charged-off, any deficiency balance remaining generally is pursued to the extent practicable and legally permitted.

Insurance

Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed vehicle. Each Originator will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of securities, the related transfer agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuer commits to purchase additional receivables from the seller following the date on which the issuer is established and the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions in the related transfer agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. A portion of the net proceeds received from the sale of the securities will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the seller. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the seller to the applicable Originator for the subsequent receivables will be released from the pre-funding account and paid to the seller. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the prefunding account may be invested in Eligible Investments. Information regarding the subsequent receivables will be included under Item 8.01 in a Current Report filed by the issuer on Form 8-K with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the receivables by the seller and the Originators and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the Issuer Property may vary from those of the receivables initially transferred to the issuer.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Some receivables may require the obligor to pay a prepayment penalty if the obligor prepays all or a portion of the receivables. Full and partial prepayments on motor vehicle receivables included in the Issuer Property of an issuer will be paid or distributed to the related securityholders on the next Payment Date following the Collection Period in which they are received. To the extent that any receivable included in the Issuer Property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an Originator or otherwise, the actual weighted average life of the receivables included in the Issuer Property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents as a result of a breach of covenants with respect to the receivables, or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining receivables included in the Issuer Property of the issuer on any Payment Date as of which the Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to or below the percentage of the Original Pool Balance specified in the applicable prospectus supplement. See “The Transaction Documents — Termination” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The Originators can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the Issuer Property of any issuer in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the Issuer Property of the related issuer.

NOTE FACTORS AND OTHER INFORMATION

Each class of notes will be assigned a “Note Factor” consisting of a six-digit decimal which the servicer will compute each month indicating the principal balance for each class of notes as a fraction of the initial principal balance of the corresponding class of notes. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the principal balance of each class of notes. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

Under the indenture, the noteholders and the note insurer will receive monthly reports concerning the payments received on the motor vehicle receivables, the aggregate receivables balance, the Note Factors and various other items of information. See “Reports to Securityholders” in this prospectus.

POOL FACTOR AND POOL INFORMATION

For each issuer, the Pool Factor will be a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent receivables added to the Issuer Property as of the applicable subsequent cut-off date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

With respect to each issuer, the noteholders and certificateholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance, the Pool Factor and other relevant information. The Depository Trust Company (“DTC”) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See “The Securities — Statements to Securityholders” in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of securities of a given series will be applied by the seller (1) to purchase the receivables from the Originators, as applicable, pursuant to the related transfer agreement, (2) to deposit any amounts, if applicable, to the pre-funding account and to fund any other collateral accounts and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the seller’s general funds.

THE SELLER

The seller, Capital One Auto Receivables, LLC, a wholly-owned special purpose subsidiary of COAF, was formed as a limited liability company under the laws of the State of Delaware on January 26, 2001 and has a limited operating history. The seller was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The seller’s limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the seller are located at 140 E. Shore Drive, Room 1052-D, Glen Allen, Virginia 23059 and the telephone number is (804) 290-6736.

THE SECURITIES

A series of securities may include one or more classes of notes and certificates. Each issuer will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained below under “— The Notes” and “— The Certificates” and contained in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other related transaction documents and the applicable prospectus supplement, as applicable.

The Notes

With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See “The Securities — Definitive Securities” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, payments of interest on the notes of such series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining such interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the seller’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in such applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any

Payment Date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.

If the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under “The Transaction Documents — Termination,” the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

The Certificates

If the issuer is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuer pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the seller, as described in the applicable prospectus supplement.

The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, distributions of interest on such certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.

Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to such series.

If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Ratings of the Securities

It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in such applicable prospectus supplement (the “revolving period”). Unless otherwise permitted by the SEC or applicable law, the revolving period may not be longer than one year from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to such classes of securities may be:

•	utilized by the issuer during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables — The Receivables Pool” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuer which has a revolving period may also issue to the seller a certificate evidencing a retained interest in the issuer not represented by the other securities issued by such issuer. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each issuer will issue only one series of notes and/or certificates; however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures

Unless specified otherwise in the applicable prospectus supplement, the securities will be available only in book-entry form. Investors in the securities may hold their securities through any of DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive security will be issued for each class of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

The Depository Trust Company.    DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participant’s accounts. This eliminates the need for physical movement of definitive notes and certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or a “beneficial owner,” is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes or certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, renders, defaults, and proposed amendments to the transaction documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the securities within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee), will consent or vote with respect to securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ account upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.

A beneficial owner shall give notice to elect to have its securities purchased or sold, through its participant and shall effect delivery of such securities by causing the DTC participant to transfer the participant’s interest in the securities, on DTC’s records. The requirement for physical delivery of the securities in connection with a sale will be deemed satisfied when the ownership rights in the securities are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold securities to the purchaser’s account.

Clearstream Banking, Luxembourg.    Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream, Luxembourg”), is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes and certificates. Transactions may be settled by Clearstream, Luxembourg in any of over 35 currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with 40 domestic securities markets around the globe through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has over 2,500 customers located across 94 locations, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank.

Euroclear.    Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Initial Settlement.    All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

The trustee, the indenture trustee or the paying agent, as applicable, will make distributions on the book-entry securities on each Payment Date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the transaction documents on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities. For a discussion as to when definitive securities will be issued. See “—Definitive Securities” in this prospectus.

Secondary Market Trading.    Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

Trading between Clearstream or Euroclear Participants.    Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchasers.    When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last Payment Date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Day Trading.    Day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

We, the servicer, the trustee and the indenture trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

U.S. Federal Income Tax Documentation Requirements.    A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).    Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and by meeting all other conditions for treating interest payments as “portfolio interest.” If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).    A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).    Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.    The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global securities who are non-U.S. Persons. In particular, special withholding considerations will apply in the case of non-U.S. Persons who hold global securities that are treated as partnership interests (see “Material Federal Income Tax Consequences — Partnership Certificates — Tax Consequences to Foreign Certificateholders”). Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.

Definitive Securities

The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only:

•	if the seller, the trustee or indenture trustee or the administrator, as applicable, advises the trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the seller, the trustee or indenture trustee or the administrator are unable to locate a qualified successor;

•	if after the occurrence of an event of default under the related indenture or an event of default under the related transaction documents, owners of beneficial interests in a global security representing in the aggregate more than 50% of the aggregate outstanding principal amount of the securities of that series advise the trustee and indenture trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners; or

•	under any other circumstances specified in the applicable prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the indenture trustee will reissue the securities in definitive registered form, and thereafter the indenture trustee will recognize the holders of the definitive registered securities as securityholders.

Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each Payment Date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or the security registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

Securities in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form, which shall initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

With respect to the notes of any series, the related indenture trustee will provide to the issuer and the administrator, if any:

•	not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list of the names and addresses of the holders of the related notes as of such Record Date; and

•	at any other times that the issuer requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.

With respect to the certificates of any series, upon written request of the issuer, the related trustee will provide to the issuer and the administrator, if any, within 30 days after receipt of the issuer’s request a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the certificates of a given series or by holders of certificates evidencing not less than 25% of the aggregate outstanding principal amount of those certificates, the related trustee will afford the requesting certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.

Neither the trust agreement, if applicable, nor the indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

With respect to each series of securities, on each Payment Date the trustee or indenture trustee will include with each payment or distribution to each noteholder or certificateholder a statement setting forth for that Payment Date the following information (and any additional information so specified in the applicable prospectus supplement):

•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that Payment Date;

•	the payments to the related credit enhancement provider with respect to any credit or liquidity enhancement on that Payment Date, after giving effect to changes thereto on that Payment Date and the amount to be deposited in the reserve account, if any;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related Collection Period presented in 30-day increments;

•	the aggregate servicing fee paid to the servicer with respect to the related receivables for the related Payment Date;

•	the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a receivable which is a Defaulted Receivable;

•	the number and net outstanding balance of receivables for which the related financed vehicle has been repossessed;

•	the Pool Factor;

•	the Pool Balance; and

•	the amount remaining of any credit enhancement.

DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year during the term of each issuer, but not later than the latest date permitted by law, the trustee or indenture trustee and paying agent will furnish federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material Federal Income Tax Consequences” in this prospectus.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	each “sale agreement,” “purchase agreement,” “transfer agreement” or “receivables transfer agreement” pursuant to which COAF will purchase receivables from the applicable Originator and the seller will purchase receivables from COAF (collectively, the “transfer agreements”);

•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuer will purchase receivables from the seller and which the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•	each “administration agreement,” if any, pursuant to which COAF or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuer.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Transfer and Assignment of the Receivables

Transfer and Assignment by the Originators.    Prior to the issuance of a series of securities by the related issuer, pursuant to the relevant transfer agreement, each Originator specified in the applicable prospectus supplement will sell and assign to the seller or COAF without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, that Originator may have acquired all or a portion of the transferred receivables from another Originator.

Contribution and Assignment by the Seller.    Prior to the issuance of a series of securities by the related issuer, the seller will contribute and assign to the trustee of that issuer, without recourse, pursuant to the relevant sale and servicing agreements, the seller’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the relevant sale and servicing agreements. The trustee or indenture trustee will not independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the issuer will, concurrently with the contribution and assignment, execute, authenticate and deliver the definitive certificates and notes representing the related securities.

Representations and Warranties of the Originators.    Pursuant to each transfer agreement, the applicable Originator will represent to the seller, and the seller will assign the representations pursuant to the sale and servicing agreements to the issuer and the indenture trustee, if any, for the benefit of securityholders and any applicable credit enhancement provider, if any, that:

•	each receivable to be included in the Issuer Property of an issuer contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each receivable at the time it was made complied in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including state laws that set limits on interest rates, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to that receivable;

•	each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such receivable may be modified by the application of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related obligor;

•	as of the Closing Date or subsequent funding date, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the Originator as secured party or all necessary action with respect to the receivable has been taken or will be taken to perfect a first priority security interest in the related financed vehicle in favor of the Originator, or an affiliate, as secured party, which security interest, in either case, is assignable and has been so assigned by the Originator to the seller and by the seller to the issuer;

•	as of the Closing Date or subsequent funding date, the Originator had good and marketable title to and was the sole owner of each receivable free of liens, claims, encumbrances and rights of others;

•	as of the Closing Date or subsequent funding date, there are no rights of rescission, offset, claim, counterclaim or defense, and the Originator has no knowledge of the same being asserted or threatened, with respect to any receivable;

•	as of the cut-off date, the Originator has not received notice that any obligor under a receivable has filed for bankruptcy, and to the best of the Originator’s knowledge without any independent investigation, no obligor under a receivable is in bankruptcy or a similar proceeding;

•	except for payment delinquencies continuing for a period of not more than 30 days as of the applicable cut-off date, as of the Closing Date or subsequent funding date, the Originator has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has not waived any of the foregoing;

•	each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle;

•	no materially adverse selection procedures were utilized in selecting the receivables;

•	scheduled payments under each receivable have been applied in accordance with the method for allocating principal and interest set forth in the receivable;

•	to the extent that physical contracts or electronic contracts exist for any receivables, there is no more than one original contract, electronically authenticated original or authoritative copy for each receivable in existence; and

•	each receivable and/or the Originator satisfies any additional conditions or requirements set forth in the applicable prospectus supplement, as applicable.

As of the last day of the Collection Period following the Collection Period or, if the Originator elects, the last day of the Collection Period, during which the Originator becomes aware or receives written notice from the trustee, the servicer or any credit enhancement provider specified in the applicable prospectus supplement that a receivable does not meet any of the criteria required by the relevant transfer agreement, and the failure materially and adversely affects the interests of the issuer, the securityholders or any applicable credit enhancement provider, the Originator, unless it cures the failed criterion, will repurchase the receivable from the issuer at the price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice and, if applicable, all amounts due to any applicable credit enhancement provider. The repurchase obligation will constitute the sole remedy available to the securityholders or the trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.

The Collection Account and Eligible Investments

With respect to each issuer, the servicer, trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related trustee or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement into which all payments made on or with respect to the related receivables will be deposited. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible Investments made with respect to the collection account will mature no later than the business day immediately preceding the next following Payment Date.

Other Accounts

Any other Issuer Accounts to be established with respect to an issuer will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuer Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

With respect to each issuer, all collections on the receivables will be deposited into or credited to the collection account by the servicer within two business days of the receipt of payments from obligors or as specified in the applicable prospectus supplement.

However, in the event that:

•	no event of servicing default exists under the transaction documents;

•	the credit enhancement provider, if any, consents; and

•	each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied;

the servicer will not be required to deposit collections into the collection account until or before the Payment Date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds.

Payments and Distributions on the Securities

With respect to each series of securities, beginning on the Payment Date specified in the applicable prospectus supplement, payments and distributions of principal and interest or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

With respect to each issuer on each Payment Date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Payment Date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series, will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or any classes of securities may include any one or more of the following: subordination of one or more classes of securities to one or more other classes of securities, a reserve account, an insurance policy, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or any other credit or cash flow support as may be described in the applicable prospectus supplement, or any combination of the foregoing. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act of 1933, as amended (the “Securities Act”) unless exempt from registration under the Securities Act. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Servicer Reports

The servicer will perform monitoring and reporting functions for any trustee, indenture trustee, or credit enhancement provider, including the preparation and delivery of a statement described under “The Securities —Statements to Securityholders” in this prospectus.

Purchase of Receivables by the Servicer

The servicer will be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders, the applicable issuer or any applicable credit enhancement provider at a price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. Unless otherwise specified in the applicable prospectus supplement, the servicer will be entitled to receive on each Payment Date a servicing fee in an amount equal to the product of (1) one-twelfth of a specified percentage per annum set forth in the applicable prospectus supplement multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period or, in the case of the first Payment Date, the Original Pool Balance. Unless otherwise specified in the applicable prospectus supplement, the servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees, prepayment penalties and similar items paid in respect of the receivables. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreements and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

Waivers and Extensions

The sale and servicing agreements will require the servicer to use reasonable efforts to collect all payments called for and due under the terms and provisions of the related receivables held by each issuer. Subject to any limitations set forth in the applicable prospectus supplement, the servicer, consistent with its customary servicing practices, will be permitted, in its discretion, to:

•	waive any late payment charges in connection with delinquent payments on a receivable;

•	waive any prepayment charges;

•	grant an extension in order to work out a default or an impending default in accordance with the servicer’s customary practice; provided that the final maturity date of a receivable may not be extended past the month preceding the final maturity date of the class of securities having the latest final maturity date; or

•	take any other action specified in the applicable prospectus supplement and the applicable sale and servicing agreement.

Advances

If and to the extent specified in the applicable prospectus supplement, the servicer may be required to advance monthly payments of interest or monthly payments of principal and interest in respect of a delinquent receivable or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such receivable or from other receivables. The servicer shall be entitled to reimbursement of advances from subsequent payments on or with respect to the receivables to the extent described in the applicable prospectus supplement.

Realization Upon Defaulted Receivables

The servicer will liquidate any receivables with respect to which a default has occurred and such receivable continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. A liquidation may occur through repossession or sale of the financed vehicle securing the applicable receivable or otherwise. In connection with a repossession or other conversion, the servicer will follow its customary servicing practices, as those practices may change from time to time. In this regard, the servicer may sell the financed vehicle at an auction or other public or private sale, and may take any other action permitted by applicable law.

Evidence as to Compliance

The sale and servicing agreements will provide that a firm of independent public accountants will annually furnish to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, a statement as to compliance by the servicer during the preceding twelve months or, in the case of the first statement, from the applicable Closing Date, with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files with respect thereto and other matters.

The sale and servicing agreements will also provide for annual delivery to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreements throughout the preceding twelve months or, in the case of the first certificate, from the Closing Date or, if there has been a default in the fulfillment of any obligation, describing the default. The servicer will also give the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreements.

Material Matters Regarding the Servicer

The sale and servicing agreements will provide that the servicer may not resign from its obligations and duties as servicer thereunder unless a replacement servicer has been appointed. No resignation of the servicer will become effective until the related trustee, indenture trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the sale and servicing agreements. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. See “The Transaction Documents — The Trustee and Indenture Trustee” in this prospectus.

The sale and servicing agreements will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuer or the related securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreements or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the sale and servicing agreements will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the sale and servicing agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreements and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer’s obligation as the servicer, will be the successor of the servicer under the sale and servicing agreements.

Defaults by the Servicer

A default by the servicer under the sale and servicing agreements may include any of the following but only to the extent specified in the applicable prospectus supplement:

•	any failure by the Servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five business days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least 25% of the outstanding notes, voting together as a single class;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuer or the noteholders, and which continues unremedied for the number of days specified in the applicable prospectus supplement after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the outstanding notes, voting together as a single class;

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for the number of days specified in the applicable prospectus supplement after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the outstanding notes, voting together as a single class, it being understood that any repurchase of a receivable by an Originator pursuant to applicable transfer agreement shall be deemed to remedy any incorrect representation or warranty with respect to such receivable;

•	the servicer suffers a Bankruptcy Event; and

•	any other event specified in the applicable prospectus supplement.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

Any term or provision of the transaction documents or the indenture may be amended without the consent of any of the noteholders if such amendment does not materially and adversely affect the interests of noteholders.

Any term or provision of the transaction documents or the indenture may be amended without the consent of any of the noteholders to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the parties thereto or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

Any term or provision of the transaction documents or the indenture may also be amended from time to time with the consent of the noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transaction documents or of modifying in any manner the rights of the noteholders only if the amendment does not (i) reduce the interest rate or principal amount of any note or delay the final scheduled payment date of any note without the consent of the holder of such note or (ii) reduce the percentage of the aggregate principal amount of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate principal amount of the outstanding notes which were required to consent to such matter before giving effect to the amendment. It will not be necessary for the consent of noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of noteholders provided for in the transaction documents) and of evidencing the authorization of the execution thereof by noteholders will be subject to the reasonable requirements as the indenture trustee may prescribe, including the establishment of record dates pursuant to the note depository agreement.

Additional restrictions on amendments, including rights of credit enhancement providers, interest rate swap counterparties or other persons to consent thereto, may be set forth in the transaction documents or indenture for a particular transaction.

Termination

With respect to each issuer, the obligations of the seller, the servicer, the trustee and indenture trustee pursuant to the sale and servicing agreements, the administration agreement and the indenture will terminate upon the earlier of:

•	the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables or other assets that are part of the related Issuer Property; and

•	(a) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the sale and servicing agreements and the administration agreement and the disposition of all property held as part of the related issuer, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the trustee or indenture trustee under the sale and servicing agreements, the administration agreement and the indenture and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the seller, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the Issuer Property of an issuer on any Payment Date as of which the related Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to the percentage of the Original Pool Balance plus any pre-funded amounts specified in the applicable prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer’s customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each security issued by such issuer at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuer.

The Trustee and Indenture Trustee

With respect to each issuer, neither the trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreements, trust agreement, administration agreement, indenture, securities or any related receivables or related documents. As of the applicable closing date, neither the trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related sale and servicing agreements, administration agreement, or indenture, as applicable, the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.

With respect to each issuer, the trustee or indenture trustee will be under no obligation to exercise any of the issuers or powers vested in it by the sale and servicing agreements, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Each trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances, acting jointly with the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related Issuer Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

Each trustee and indenture trustee will be entitled to a fee which will be payable either on an annual basis or any other basis specified in the applicable prospectus supplement. These trustee fees will be payable by the servicer out of its servicing fee as specified in the applicable prospectus supplement. The related sale and servicing agreements, trust agreement, administration agreement, and indenture, as applicable, will further provide that the trustee and indenture trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee or indenture trustee not resulting from the trustee’s or indenture trustee’s own willful misfeasance, bad faith or negligence or by reason of breach of any of their respective representations or warranties set forth in the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable.

The Originators, the servicer and the seller may maintain other banking relationships with each trustee and indenture trustee in the ordinary course of business.

The Administration Agreement

The related Originator or another party specified in the applicable prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuer and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required of the seller and/or the related issuer pursuant to the related indenture or trust agreement. With respect to any issuer, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement. Any administration fee will be paid by the servicer.

THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See “The Transaction Documents — Amendment” in this prospectus.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, an “event of default” under the related indenture may consist of any of the following but only to the extent specified in the applicable prospectus supplement:

•	a default for five days or more in the payment of any interest on any note of that series when the same becomes due and payable;

•	a default in the payment of the principal of, or any installment of the principal of, any note of that series when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the applicable issuer made in the related indenture and the continuation of any default for the number of days specified in the applicable prospectus supplement after notice thereof is given to the issuer by the applicable indenture trustee and, if applicable, the related credit enhancement provider, or to the issuer and the indenture trustee by the holders of at least 25% of the principal amount of the Controlling Class of notes;

•	any representation or warranty made by the issuer in the related indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in any material respect as of the time made, and that breach has not been cured within the number of days specified in the applicable prospectus supplement after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer, the related credit enhancement provider, if any, and the indenture trustee by the holders of at least 25% of the principal amount of the Controlling Class;

•	specified events of bankruptcy, insolvency, receivership or liquidation of the applicable issuer; or

•	other events, if any, set forth in the applicable prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

Each applicable prospectus supplement may set forth indenture events of default that are in addition to or different from the events of default set forth above.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that the related issuer may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving any consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

•	the entity expressly assumes the issuer’s obligation to make due and punctual payments on the notes of the related series and the performance or observance of every agreement and covenant of the issuer under the indenture;

•	no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

•	the issuer has been advised that the ratings of the securities of the applicable series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

•	the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any holder of the securities of the issuer;

•	any action as is necessary to maintain the lien and security interest created by the related indenture has been taken; and

•	any other conditions specified in the applicable prospectus supplement have been satisfied.

Additionally, the related indenture will provide that each issuer will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable sale and servicing agreements, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuer, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuer;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuer.

List of Noteholders

With respect to the notes of any issuer, three or more holders of the notes of any issuer or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuer.

Annual Compliance Statement

Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuer to the applicable indenture trustee in its individual capacity;

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

The indenture trustee of notes for each issuer will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuer may resign at any time, in which event the issuer will be obligated to appoint a successor indenture trustee for such issuer. The issuer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuer will be obligated to appoint a successor trustee for the notes of the applicable issuer. In addition, a majority of the Controlling Class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor trustee for such issuer.

Additional matters relating to the indenture trustee are described under “The Transaction Documents” in this prospectus.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by an Originator to the seller, and by the seller to the applicable issuer, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the seller will take the actions described below to perfect the rights of the issuer or the indenture trustee in the receivables.

Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuer or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have possession of the receivables. While the receivables will not be marked to indicate the ownership interest thereof by the issuer, appropriate UCC-1 financing statements reflecting the transfer of the receivables by each applicable Originator to the seller and by the seller to the issuer will be filed to perfect that interest and give notice of the issuer’s ownership interest in, and the indenture trustee’s security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form (collectively, “chattel paper”) giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuer or the indenture trustee, which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation, the issuer and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupement arising from the transaction that gave rise to the contracts; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of an Originator, the seller or the issuer is obligated to give the obligors notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles.    In all states in which the receivables have been originated, motor vehicle retail installment sales contracts and/or installment loans such as the receivables evidence the purchase or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle such as a motorcycle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. Each Originator will warrant to the seller that such Originator has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If an Originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuer may not have a perfected first priority security interest in that financed vehicle.

If an Originator did not take the steps necessary to cause the security interest of that Originator to be perfected as described above until after 20 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable Originator, and subsequently, the seller, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles.    Each Originator, either directly or through one or more other Originators, will sell the receivables and assign its security interest in each financed vehicle to the seller. The seller will sell the receivables and assign the security interest in each financed vehicle to the related issuer. However, because of the administrative burden and expense of retitling, the servicer, the seller and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreement relating to each issuer is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related issuer as the new secured party on the certificate of title because through fraud or negligence, the security interest of the issuer could be released or another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuer.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable Originator generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the Originator has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the Originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, the Originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous notation of the Originator as the lienholder on the certificate of title for the financed vehicle.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuer, the seller will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to the Originator’s repurchase obligations under the relevant transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the receivables constitute retail installment sales contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuer, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The applicable Originators will represent in each receivables transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

During the last few years, many creditors have been sued in class action lawsuits for allegedly discriminating against borrowers on a prohibited basis (i.e., race, sex, color) in connection with their motor vehicle lending activities. These class action lawsuits have generally alleged that the creditor’s policy of permitting dealer mark-ups of its “buy-rates” has a disparate impact on certain minority borrowers and violates the Equal Credit Opportunity Act. Creditors have successfully defended or settled many of these class action lawsuits, but litigation is subject to many uncertainties and the future outcome of these types of lawsuits is unpredictable.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

General.    The seller has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents and any related indenture. The seller has no intention of filing a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the seller is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the seller, or the Originators, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any Originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the seller so long as the seller is solvent and does not reasonably foresee becoming insolvent either by reason of that Originator’s insolvency or otherwise. The seller has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any Originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the seller with those of that Originator. These steps include the organization of the seller as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of seller’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

Each Originator that is subject to the Bankruptcy Code and the seller believe that:

•	subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of any Originator will at all times be maintained separately from those relating to the assets and liabilities of the seller, the seller will prepare its own balance sheets and financial statements and there will be no commingling of the assets of that Originator with those of the seller) the assets and liabilities of the seller should not be substantively consolidated with the assets and liabilities of that Originator in the event of a petition for relief under the Bankruptcy Code with respect to that Originator; and the transfer of receivables by any Originator should constitute an absolute transfer, and, therefore, such receivables would not be property of that Originator in the event of the filing of an application for relief by or against any Originator under the Bankruptcy Code or, in the case of an Originator that is subject to regulation by the FDIC, the receivables will either be subject to a valid, perfected security interest that will not be subject to avoidance by the FDIC or will satisfy the requirements of the FDIC pursuant to which the FDIC, as conservator or receiver, would not seek to treat the receivables and collections thereon as the Originator’s property or property of the conservatorship or receivership. See “Certain Matters Relating to the Federal Deposit Insurance Corporation” in this prospectus.

Counsel to the seller will also render its opinion that:

•	subject to certain assumptions, the assets and liabilities of the seller would not be substantively consolidated with the assets and liabilities of any Originator in the event of a petition for relief under the Bankruptcy Code with respect to any Originator; and

•	the transfer of receivables by that Originator constitutes an absolute transfer and would not be included in the applicable Originator’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court for that Originator or a creditor of that Originator were to take the view that any Originator and the seller should be substantively consolidated or that the transfer of the receivables from that Originator to the seller should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the securities.

Certain Matters Relating to the Federal Deposit Insurance Corporation.    In the event that an Originator is subject to regulation by the Federal Deposit Insurance Corporation (the “FDIC”) and were to become insolvent, the Federal Deposit Insurance Act (“FDIA”), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), sets forth certain powers that the FDIC may exercise if it were appointed conservator or receiver of the Originator. To the extent that the Originator has granted a security interest in the receivables to a non-affiliated entity such as a trustee or an indenture trustee and that security interest was validly perfected before the Originator’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Originator or its creditors, the secured obligations represent bona-fide and arm’s length transactions, the secured party is not an affiliate of the Originator, the grant of the security interest was for adequate consideration, the agreement evidencing the security interest is in writing and was approved by the Originator’s board of directors or loan committee and such approval is reflected in the minutes of the committee and is, continuously from the time of its execution, maintained as a record of the Originator, that security interest would not be subject to avoidance by the FDIC as conservator or receiver of the Originator. If, however, the FDIC were to assert a contrary position, or were to require the trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Originator as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.

The FDIC has adopted a rule, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation.” If the Originator’s transfer of receivables were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of the Originator, would not seek to treat the receivables and collections as the Originator’s property or property of the conservatorship or receivership of the Originator. We will indicate in the applicable prospectus supplement whether the Originator will rely on the rule. We cannot assure you that a transfer of receivables by the Originator will comply with the rule.

Repurchase Obligation

Under each transfer agreement, the applicable Originator will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each related financed vehicle as of the related Closing Date. See “The Transaction Documents — Transfer and Assignment of the Receivables” in this prospectus. Accordingly, if any representation or warranty with respect to the perfection of the security interest is breached and that breach materially and adversely affects the related issuer’s interest in the related receivable, the breach would create an obligation of that Originator to repurchase the receivable unless the breach is cured. Additionally, in the sale and servicing agreements the servicer will make affirmative covenants regarding, among other things, the establishment and maintenance of the perfected first priority security interest in the name of that Originator in each financed vehicle, the breach of which would create an obligation of the servicer to purchase any affected receivable from the related issuer unless the breach is cured.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an Obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown Rowe & Maw LLP, Special Tax Counsel for each issuer, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel filed in connection with the applicable prospectus supplement. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The following discussion also addresses certificates falling into three general categories:

•	Certificates representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•	Certificates or membership interests—including Strip Certificates—and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the seller, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•	Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the seller, representing interests in a trust or limited liability company, as the case may be, which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes (a “Tax Non-Entity”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Non-Entity, Special Tax Counsel is of the opinion that the trust or limited liability company will be disregarded and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Tax Non-Entity Certificates will represent direct ownership of the assets.

The applicable prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

Characterization as Debt.    For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuer of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “—Trust Certificates—Classification of Trusts and Trust Certificates,” “—Partnership Certificates—Classification of Partnerships and Partnership Certificates” or “—Tax Non-Entity Certificates—Classification of Tax Non-Entities and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

Treatment of Stated Interest.    Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount.    Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

Disposition of Notes.    If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding.    Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders.    If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•	is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the seller is a “related person” within the meaning of the Internal Revenue Code; and

•	provides an appropriate statement on IRS Form W-8BEN or W-8ECI, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement such changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

Classification of Trusts and Trust Certificates.    For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust

Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “—Partnership Certificates — Classification of Partnerships and Partnership Certificates” below.

Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

Grantor Trust Treatment.    Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “—Treatment of Fees or Payment,” in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return, its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the trustee, whichever is earlier.

Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See “—Treatment of Fees or Payments” for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

Treatment of Fees or Payments.    It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

To the extent that the receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in “—Discount and Premium” with respect to the stripped bonds, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped bond is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a stripped bond will be de minimis if it is less than 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder. It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

Discount and Premium.    Assuming the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

Disposition of Trust Certificates.    Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “—Discount and Premium” in this prospectus.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

Backup Withholding.    Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to “backup withholding” at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Consequences to Foreign Trust Certificateholders.    Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “—The Notes — Tax Consequences to Foreign Noteholders.”

Partnership Certificates

Classification of Partnerships and Partnership Certificates.    For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.

If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.

Partnership Taxation.    Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the pass through rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any prepayment surplus payable to the Partnership Certificates for that month.

In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.    It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

Section 708 Termination.    Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

Disposition of Certificates.    Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income, includible in his income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

Allocations Between Transferors and Transferees.    In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election.    In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

Administrative Matters.    For each Tax Partnership, the trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

Tax Consequences to Foreign Certificateholders.    It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a

United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalty of perjury.

Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

Backup Withholding.    Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

Classification of Tax Non-Entities and Tax Non-Entity Certificates.    For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Upon the issuance of each series of Tax Non-Entity Certificates, Special Tax Counsel is of the opinion that the Tax Non-Entity will be treated as a division of the seller and will be disregarded as a separate entity for United States federal income tax purposes, and that the Tax Non-Entity Certificates represent direct ownership of the assets. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

Risks of Alternative Characterization.    If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “—Partnership Certificates — Classification of Partnerships and Partnership Certificates.”

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Recently published final Treasury Regulations directed at “potentially abusive” tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Internal Revenue Code and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

In addition, transactions involving an issuer might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “plan assets regulation”), the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an

Originator, the servicer, the seller, the issuer, the trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” Each purchaser of notes will be deemed to represent that either (a) it is not acquiring the notes with the assets of a benefit plan or (b) the acquisition and holding of the notes will not cause a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.

Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above. Governmental plans, however, may be subject to substantially similar state or local laws.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sales contracts and/or installment loans securing the notes and certificates offered by this prospectus.

The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1)	The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.

(2)	The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P or Moody’s.

(3)	The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4)	The trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group,” other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the seller, the trustee, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5)	The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6)	The issuer satisfies the following requirements:

(a)	the corpus of the issuer consists solely of assets of the type which have been included in other investment pools;

(b)	securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

(c)	securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7)	The legal document establishing the issuer contains restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the issuer and a true sale opinion is issued in connection with the transfer of assets to the issuer.

(8)	The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:

(a)	all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b)	the additional receivables do not result in a lower credit rating;

(c)	the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by a credit support provider or other insurance provider independent of the seller or an independent accountant;

(d)	the pre-funded amount must not exceed 25% of the original aggregate principal amount of the offered securities; and

(e)	the pre-funding period must end the earlier of:

(x)	three months or ninety days after the Closing Date;

(y)	the date on which an event of default occurs; or

(z)	the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the seller, a servicer and trustee.

Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the trustee, the servicer, the insurer, the swap counterparty or any “obligor” (as defined in the underwriter’s exemption) with respect to receivables included in the issuer constituting more than

5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuer is acquired by persons independent of the restricted group.

The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuer; provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding sale and servicing agreement and (b) the sale and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuer. All transactions relating to the servicing, management and operations of the issuer will be carried out in accordance with the administration agreement, indenture and sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the notes or certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the exemption, other than to an insurance company general account that meets the requirements of Section I and III of PTCE 95-60. If the ratings decline below one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc., each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

PLAN OF DISTRIBUTION

The seller may offer and sell the securities of a series in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series that are offered and sold through underwriters, the seller will agree to sell or cause the related issuer to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or will be sold in private placement.

In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the applicable Originator and the seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Each issuer may invest funds in its Issuer Accounts in Eligible Investments acquired from the underwriters or from the applicable Originator, the seller or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the applicable Originator, the issuer or the seller, in press releases and in oral and written statements made by or with the applicable Originator’s, the issuer’s or the seller’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the applicable Originator, COAF, the issuer or the seller. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The applicable Originator, the issuer and the seller have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the applicable Originator, COAF, the issuer or the seller to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The applicable Originator, the issuer and the seller undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RATINGS OF THE SECURITIES

Any class of offered securities will initially be:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller; and

•	identified in the applicable prospectus supplement as being in one of the rating agency’s four highest generic rating categories, which are referred to as “investment grade.”

The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the applicable prospectus supplement.

REPORTS TO SECURITYHOLDERS

Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the Originators to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

WHERE YOU CAN FIND MORE INFORMATION

Capital One Auto Receivables, LLC, as seller, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http//www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: (703) 720-1000.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the seller by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

GLOSSARY

“Bankruptcy Event” means, for any person, that such person makes a general assignment for the benefit of creditors or any proceeding is instituted by or against such person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any proceeding instituted against such person, such proceeding remains unstayed for more than 60 days.

“Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

“COAF” means Capital One Auto Finance, Inc., a Texas corporation.

“Collection Period” has the meaning set forth in the applicable prospectus supplement.

“Controlling Class” means, with respect to any issuer, the class or classes of notes and/or certificates designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.

“Defaulted Receivable” has the meaning set forth in the applicable prospectus supplement.

“Eligible Investments” has the meaning set forth in the applicable prospectus supplement.

“Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.

“Issuer Accounts” means the collection account and any other accounts to be established with respect to an issuer, including any note distribution account, certificate distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“Liquidation Expenses” means the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the collection and realization of the full amounts due under any Defaulted Receivable and the repossession and sale of any property acquired in respect thereof which are not recoverable under any type of motor vehicle insurance policy.

“Original Pool Balance” means, with respect to any issuer, the aggregate principal balance of the related receivables as of the applicable cut-off date.

“Originator” or “Originators” means one or more of the direct or indirect subsidiaries of Capital One Financial Corporation that originate motor vehicle receivables transferred to the seller.

“Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates shall be to the beneficial owner thereof.

“Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the credit enhancement provider, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee’s corporate trust office or the trustee’s corporate trust office is located are authorized or obligated by law to be closed or as the term “Business Day” is defined in the applicable prospectus supplement), on the next succeeding business day).

“Plan Assets Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

“Pool Balance” means, with respect to any issuer as of any date of determination, the aggregate principal balance of the related receivables.

“Pool Factor” means, with respect to any issuer, a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate principal balance of any subsequent receivables added to the issuer as of the applicable subsequent cut-off date.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Rating Agency Condition” means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by such rating agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such rating agency has been given notice of such event at least ten days prior to such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such rating agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

“Record Date” means, with respect to any Payment Date or final scheduled payment date, the close of business on the business day immediately prior to that Payment Date or final scheduled payment date.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using a method which may consist of (i) the method known as the Rule of 78s or sum-of-the-digits method, (ii) the method known as the actuarial method and applying a pre-determined interest payment schedule or (iii) the method known as the actuarial method determining interest when payments are received (in variation of the Simple Interest Method).

“Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments and for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the Contract Rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

“SEC” means the Securities and Exchange Commission.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is applied (i) to interest accrued as of the due date, (ii) to principal due as of the due date, (iii) to any fees accrued as of the due date and (iv) to any unpaid outstanding principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate.

“Special Tax Counsel” means Mayer, Brown, Rowe & Maw LLP, as special tax counsel to the seller.

“Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Person.

INDEX

Page
10 percent shareholder	52
administration agreement	29
amortization period	19
backup withholding	55
Bankruptcy Code	45
Bankruptcy Event	66
benefit plan	60
bond premium amortization	51
capital assets	49
chattel paper	41
check-the-box	59
Clearstream, Luxembourg	22
Closing Date	66
COAF	66
Collection Period	66
contribution agreement	29
controlled foreign corporation	52
Controlling Class	66
Defaulted Receivable	66
disqualified persons	60
DTC	16
effectively connected earnings and profits	52
Eligible Investments	66
equity interest	60
ERISA	60
event of default	38
Exchange Act	14
FDIA	46
FDIC	46
Financial Institution	67
FIRREA	46
Foreign Person	67
FTC Rule	44
HDC Rule	44
holder	50
Holder-in-Due-Course	44
Internal Revenue Code	39
investment income	50
IRS	48
Issuer Accounts	67
Issuer Property	8
lemon laws	44
Liquidation Expenses	67
market discount	51
Note Factor	15
Obligor	62
OID	50
Original Pool Balance	67

Page
Originator	67
Originators	67
Overallotment	64
parties in interest	60
Partnership Certificates	49, 67
Payment Date	67
Plan Assets Regulation	60, 67
Pool Balance	67
Pool Factor	67
portfolio interest	52
Prepayment Assumption	67
prohibited transaction	60
PTCE	61
publicly traded partnership	53
purchase agreement	29
qualified professional asset managers	61
Rating Agency Condition	67
receivables pool	9
receivables transfer agreement	29
Record Date	68
related person	52
Relief Act	47
restricted group	62
revolving period	19
sale agreement	29
sale and servicing agreement	29
sale and servicing agreements	29
Scheduled Interest Method	68
Scheduled Interest Receivables	68
SEC	68
Securities Act	32
servicing agreement	29
Short-Term Note	68
Simple Interest Method	68
Simple Interest Receivables	68
Special Tax Counsel	69
Strip Certificates	69
Strip Notes	69
stripped bonds	53
Tax Non-Entity	49
Tax Non-Entity Certificates	49
Tax Partnership	49
Tax Trust	49
TIN	26
transfer agreement	29
transfer agreements	29
U.S. Person	69
unrelated business taxable income	56

PART II

Item 14.    Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$1,765,000	**
Printing and Engraving	$750,000	*
Trustees’ Fees	$60,000	*
Legal Fees and Expenses	$4,500,000	*
Blue Sky Fees and Expenses	$40,000	*
Accountants’ Fees and Expenses	$1,200,000	*
Rating Agency Fees	$6,000,000	*
Miscellaneous Fees	$1,000,000	*

Total	$15,315,000	*

*	Estimated.
**Actual.

Item 15.    Indemnification of Directors and Officers

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Registrant was formed under the laws of the State of Delaware. The limited liability company agreement of the Registrant provides, in effect that, subject to certain limited exceptions, it will indemnify its members, officers, directors, employees and agents of the Registrant, and employees, representatives, agents or affiliates of its members (collectively, the “Covered Persons”), to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the limited liability company agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the limited liability company agreement by the Registrant shall be provided out of and to the extent of Registrant assets only, and the members shall not have personal liability on account thereof.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Registrant of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the limited liability company agreement.

A Covered Person shall be fully protected in relying in good faith upon the records of the Registrant and upon such information, opinions, reports or statements presented to the Registrant by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Registrant, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Registrant or to any other Covered Person, a Covered Person acting under the limited liability company agreement shall not be liable to the Registrant or to any other Covered Person for its good faith reliance on the provisions of the limited liability company agreement or any approval or authorization granted by the Registrant or any other Covered Person. The provisions of the limited liability company agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the members to replace such other duties and liabilities of such Covered Person.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of the Registrant and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors (whether or not such person could be indemnified against such expense, liabilities or loss under the Delaware Limited Liability Company Act).

Each underwriting agreement will generally provide that the underwriters will indemnify the Registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933 relating to certain information provided or actions taken by the underwriters. The Registrant has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    Exhibits and Financial Statement Schedules

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.    Undertakings

(a)    As to Rule 415:

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    As to the Equity Offerings of Nonreporting Registrants:

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)    As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)    As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(f)    As to Rule 430A:

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(g)    As to Regulation AB:

The undersigned registrant hereby undertakes:

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.

To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia on the 17th day of June, 2005.

CAPITAL ONE AUTO RECEIVABLES, LLC

/S/ W. Randolph Ellspermann

By:

Name:	W. Randolph Ellspermann
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ W. Randolph Ellspermann W. Randolph Ellspermann	President (Principal Executive Officer)	June 17, 2005

* /S/ Stephen Linehan Stephen Linehan	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 17, 2005

/S/ W. Randolph Ellspermann W. Randolph Ellspermann	Director	June 17, 2005

* /S/ Stephen Linehan Stephen Linehan	Director	June 17, 2005

* /S/ Evelyn Echevarria Evelyn Echevarria	Director	June 17, 2005

* /S/ Douglas Johnson Douglas Johnson	Director	June 17, 2005

*The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above-indicated officer or director of the Registrant pursuant to the Power of Attorney signed by such officer or director.

/S/ W. Randolph Ellspermann

By:

Name:	W. Randolph Ellspermann
Title:	President

(continued)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page
1.1	Form of Underwriting Agreement (incorporated by reference to Registrant from Registration Statement File No. 333-106575, dated August 26, 2003).

3.1	Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated by reference to Registrant from Periodic Report on Form 8-K, Registration Statement File No. 333-54736, dated March 13, 2001).

4.1	Form of Indenture between the Issuer and the Indenture Trustee (including forms of Notes) (incorporated by reference to Registrant from Registration Statement File No. 333-106575, dated August 26, 2003).

4.2	Form of Sale and Servicing Agreement among the Registrant, the Servicer and the Issuer (incorporated by reference to Registrant from Registration Statement File No. 333-106575, dated August 26, 2003).

4.3	Form of Administration Agreement (incorporated by reference to Registrant from Registration Statement File No. 333-54736, dated March 13, 2001).

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality.

8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to federal tax matters.

10.1	Form of Purchase Agreement between the Originator and the Registrant (incorporated by reference to Registrant from Registration Statement File No. 333-106575, dated August 26, 2003).

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

24.1	Powers of Attorney (included in the Signature Page to this Registration Statement).

25.1	Statement of Eligibility and Qualification of Indenture Trustee (Form T-1).*

99.1	Form of Limited Liability Agreement of the Issuer (incorporated by reference to Registrant from Registration Statement File No. 333-54736, dated March 13, 2001).

99.2	Form of Trust Agreement of the Issuer (incorporated by reference to Registrant from Registration Statement File No. 333-54736, dated March 13, 2001).

*	To be filed pursuant to Section 305(b)(2) of the Trust Indenture of Act 1939.